                                                                    EXHIBIT 10.1




================================================================================




                               CREDIT AGREEMENT

                                     AMONG

                         WILLBROS INTERNATIONAL, INC.,
                              WILLBROS USA, INC.
                                      AND
                  WILLBROS ENGINEERING & CONSTRUCTION LIMITED
                                 AS BORROWERS

                                   * * * * *

                             WILLBROS GROUP, INC.,
                  WILLBROS ENGINEERING & CONSTRUCTION LIMITED
                       WILLBROS ENERGY SERVICES COMPANY
                                      AND
                        WILLBROS BUTLER ENGINEERS, INC.
                                 AS GUARANTORS


                                      AND

                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION
                                   AS AGENT



================================================================================
                        Dated as of September 16, 1993

                               TABLE OF CONTENTS

SECTION                                                                     PAGE

ARTICLE I DEFINITIONS.......................................................   1
     1.01   Defined Terms...................................................   1
     1.02   Other Definitional Provisions...................................  23

ARTICLE II AMOUNT AND TERMS OF COMMITMENTS..................................  24
     2.01   The Revolving Credit............................................  24
     2.02   Loan Accounts...................................................  25
     2.03   Procedure for Borrowing.........................................  26
     2.04   Conversion and Continuation Elections...........................  27
     2.05   Voluntary Termination or Reduction of Commitments...............  29
     2.06   Optional Prepayments............................................  29
     2.07   Mandatory Prepayments of Loans..................................  30
     2.08   Repayment.......................................................  30
     2.09   Interest........................................................  30

ARTICLE III LETTERS OF CREDIT...............................................  32
     3.01   The Letter of Credit Commitment.................................  32
     3.02   The Letters of Credit...........................................  33
     3.03   Issuance of the Letters of Credit...............................  35
     3.04   Drawings and Reimbursements.....................................  37
     3.05   Cash Collateral Account.........................................  39
     3.06   Role of the Issuing Bank and the Syndicated L/C Bank............  41
     3.07   Obligation to Reimburse for, or Participate in,
            Letters of Credit...............................................  41
     3.08   Indemnification by the Banks....................................  43
     3.09   Special Provisions Relating to Commercial Letters of Credit.....  43

ARTICLE IV FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES..................  45
     4.01   Arrangement Fee.................................................  45
     4.02   Commitment Fees.................................................  45
     4.03   Participation Fee...............................................  45
     4.04   Agency Fee......................................................  45
     4.05   Letter of Credit Fees...........................................  45
     4.06   Computation of Fees and Interest................................  47
     4.07   Payments by the Borrowers.......................................  48
     4.08   Payments by the Banks to the Agent..............................  49
     4.09   Security and Guarantees.........................................  50
     4.10   Taxes...........................................................  50
     4.11   Sharing of Payments, Etc........................................  56

     4.12   Illegality......................................................  56
     4.13   Increased Costs and Reduction of Return.........................  57
     4.14   Funding Losses..................................................  58
     4.15   Eurodollar Rate Protection......................................  59
     4.16   Certificates of Banks...........................................  59

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................  60
     5.01   Corporate Existence and Power...................................  60
     5.02   Corporate Authorization; No Contravention.......................  60
     5.03   Governmental Authorization......................................  61
     5.04   Binding Effect..................................................  61
     5.05   Litigation......................................................  61
     5.06   No Default......................................................  62
     5.07   ERISA Compliance................................................  62
     5.08   Use of Proceeds; Margin Regulations.............................  64
     5.09   Title to Properties.............................................  64
     5.10   Taxes...........................................................  64
     5.11   Financial Condition.............................................  65
     5.12   Environmental Matters...........................................  65
     5.13   Collateral Documents............................................  66
     5.14   Investment Company..............................................  67
     5.15   Full Disclosure.................................................  67
     5.16   No Burdensome Restrictions......................................  67
     5.17   Solvency........................................................  67
     5.18   Labor Relations.................................................  67
     5.19   Copyrights, Patents, Trademarks and Licenses,
            Patents, etc....................................................  68
     5.20   Subsidiaries....................................................  68
     5.21   Broker's; Transaction Fees......................................  69
     5.22   Insurance.......................................................  69

ARTICLE VI CONDITIONS PRECEDENT.............................................  70
     6.01   Conditions of Initial Loans or Letter of Credit.................  70
     6.02   Conditions to all Borrowings....................................  73
     6.03   Conditions for Participation by a Designated Subsidiary.........  73

ARTICLE VII AFFIRMATIVE COVENANTS...........................................  75
     7.01   Financial Statements............................................  75
     7.02   Certificates;  Other Information................................  76
     7.03   Preservation of Corporate Existence.............................  77
     7.04   Maintenance of Property.........................................  77
     7.05   Insurance.......................................................  77
     7.06   Payment of Obligations..........................................  78
     7.07   Compliance with Laws............................................  78
     7.08   Inspection of Property and Books and Records....................  78
     7.09   Environmental Laws..............................................  79

     7.10   Notices.........................................................  79
     7.11   Use of Proceeds.................................................  81
     7.12   Further Assurances..............................................  81

ARTICLE VIII NEGATIVE COVENANTS.............................................  83
     8.01   Limitation on Liens.............................................  83
     8.02   Consolidations and Mergers......................................  84
     8.03   Acquisitions and Investments....................................  85
     8.04   Limitation on Indebtedness......................................  86
     8.05   Transactions with Affiliates....................................  87
     8.06   Contingent Obligations..........................................  87
     8.07   Compliance with ERISA...........................................  88
     8.08   Use of Proceeds.................................................  88
     8.09   Lease Obligations...............................................  89
     8.10   Restricted Payments.............................................  89
     8.11   Construction Contracts..........................................  90
     8.12   Capital Expenditures............................................  90
     8.13   Funded Debt.....................................................  90
     8.14   Consolidated Tangible Net Worth.................................  90
     8.15   Leverage Ratio..................................................  91
     8.16   Interest Coverage Ratio.........................................  91
     8.17   Change in Business..............................................  91
     8.18   Change in Structure.............................................  91
     8.19   Accounting Changes..............................................  91
     8.20   Other Contracts.................................................  91

ARTICLE IX EVENTS OF DEFAULT................................................  92
     9.01   Events of Default...............................................  92
     9.02   Remedies........................................................  95
     9.03   Rights Not Exclusive............................................  96

ARTICLE X THE AGENT.........................................................  97
     10.01  Appointment and Authorization...................................  97
     10.02  Delegation of Duties............................................  97
     10.03  Liability of Agent..............................................  97
     10.04  Reliance by Agent...............................................  98
     10.05  Notice of Default...............................................  98
     10.06  Credit Decision.................................................  99
     10.07  Indemnification.................................................  99
     10.08  Agent in Individual Capacity.................................... 100
     10.09  Successor Agent................................................. 100
     10.10  Collateral Matters.............................................. 101

ARTICLE XI MISCELLANEOUS.................................................... 102
     11.01  Amendments and Waivers.......................................... 102
     11.02  Notices......................................................... 102
     11.03  No Waiver; Cumulative Remedies.................................. 103

     11.04  Costs and Expenses.............................................. 103
     11.05  Indemnity....................................................... 104
     11.06  Successors and Assigns.......................................... 105
     11.07  Assignments, Participations, Etc................................ 105
     11.08  Set-off......................................................... 107
     11.09  Notification of Addresses, Lending Offices, Etc................. 107
     11.10  Counterparts.................................................... 108
     11.11  Severability.................................................... 108
     11.12  Governing Law and Jurisdiction.................................. 108
     11.13  ENTIRE AGREEMENT................................................ 109
     11.14  Conflict with Collateral Documents.............................. 109
     11.15  Termination..................................................... 110
     11.16  Currency Conversion............................................. 110
     11.17  Limitation of WECL Liability ................................... 111

     The following exhibits and schedules to the Credit Agreement have been omitted, excluding Exhibits G, H, I, J-1, J-2 and M which have been provided, and the Registrant agrees to furnish supplementally a copy of any such omitted exhibits and schedules to the Securities and Exchange Commission upon its request:

                                   EXHIBITS
                                   --------

Exhibit A      Notice of Borrowing
Exhibit B      Notice of Conversion/Continuation
Exhibit C      Form of Election to Participate
Exhibit D      Form of Election to Terminate
Exhibit E      Form of Syndicated Letter of Credit
Exhibit F-1         Form of Standby Letter of Credit Application
Exhibit F-2         Form of Commercial Letter of Credit Application
Exhibit F-3         Form of Power of Attorney
Exhibit G      Parent Guaranty
Exhibit H      Guaranty Agreement
Exhibit I      Subsidiary Guaranty
Exhibit J-1         Parent Pledge Agreement
Exhibit J-2         Pledge Agreement
Exhibit K      Form of Increase in Commitments
Exhibit L      Form of Supplement
Exhibit M      Borrower Pledge Agreement
Exhibit N      Opinion of Counsel - WGI, WII
Exhibit O      Opinion of Counsel - WUSA, WESCO, WBEI
Exhibit P      Opinion of Counsel - WECL
Exhibit Q      Opinion of Counsel - Agent
Exhibit R      Opinion of Counsel - Designated Subsidiary
Exhibit S      Opinion of Nauta Dutilh
Exhibit T      Financial Condition Certificate (Solvency)
Exhibit U      Assignment & Assumption


                                   SCHEDULES


Schedule 2.01       Commitments
Schedule 3.01       Existing Letters of Credit
Schedule 5.05       Litigation and Claims
Schedule 5.07       ERISA
Schedule 5.10       Contested Taxes
Schedule 5.12       Environmental Matters
Schedule 5.19       Copyrights, Patents, Trademarks, Licenses, etc.
Schedule 5.20(a)    Subsidiaries
Schedule 5.20(b)    Equity Investments
Schedule 8.01       Existing Liens
Schedule 8.04       Indebtedness
Schedule 8.06       Contingent Obligations
Schedule 8.11       Partnerships and Joint Ventures; Construction Contracts

                               CREDIT AGREEMENT


     This CREDIT AGREEMENT, is entered into as of September 16, 1993, among WILLBROS GROUP, INC., a Republic of Panama corporation (hereinafter referred to as either "WGI" or the "Company"), WILLBROS INTERNATIONAL, INC., a Republic of
           ---          -------
Panama corporation ("WII"), WILLBROS USA, INC., a Delaware corporation ("WUSA"),
                     ---                                                 ----
WILLBROS ENGINEERING & CONSTRUCTION LIMITED, an Ontario, Canada corporation

("WECL"), the Designated Subsidiaries (as defined below) (WII, WUSA, WECL and
  ----
the Designated Subsidiaries are collectively referred to as the "Borrowers"),
                                                                 ---------
the several financial institutions parties to this Agreement (collectively, the "Banks"; individually, a "Bank"), and Bank of America National Trust and Savings Association, as Agent (the "Agent").

     WHEREAS, the Banks have agreed to make available to the Borrowers a revolving credit facility and a standby and commercial letter of credit facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.01 Defined Terms.  In addition to the terms defined elsewhere in this
          -------------
Agreement, the following terms have the following meanings:

          "Affiliate" means as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person. Notwithstanding the foregoing, under no circumstances shall the Agent or any Bank be deemed to be an Affiliate of the Company or the Borrowers or any Subsidiary of the Company.

          "Agent" means Bank of America, in its capacity as agent for the Banks
           -----
hereunder, and any successor agent.

          "Agreement" means this Credit Agreement, as amended, supplemented or
           ---------
modified from time to time.

          "Alternative Currency" means any currency other than Dollars which is
           --------------------
freely transferable into Dollars.

          "Applicable Margin"  means
           -----------------

               (i)  with respect to Reference Rate Loans, .50% per annum;

              (ii)  with respect to CD Rate Loans, 1.75% per annum; and

             (iii)  with respect to Eurodollar Rate Loans, 1.50% per annum.

          "Assignee" has the meaning specified in Section 11.07.
           --------

          "Assignment and Assumption" has the meaning specified in Section
           -------------------------
11.07.

          "Bank of America" means Bank of America National Trust and Savings
           ---------------
Association, a national banking institution.

          "Borrower Pledge Agreement" means the agreement by WUSA under which
           -------------------------
the stock of WESCO and WBEI is pledged as security for the Obligations in substantially the form of Exhibit M hereto.

          "Borrowing" means a borrowing hereunder consisting of Loans made to
           ---------
any Borrower on the same day by the Banks pursuant to Article II.

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City or San Francisco or any other city in which any Bank's Lending Office is located are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means for any period and with respect to any
           --------------------
Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, less (a) net proceeds from sales of
                                           ----
fixed or capital assets received by such Person or any of its Subsidiaries during such period and (b) the net proceeds in such period in respect of insurance recoveries in respect of assets which are damaged or destroyed and not replaced. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

          "Capital Lease Obligations" means all monetary obligations of the
           -------------------------
Company or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

          "Cash Collateral Account" has the meaning set forth in Section 3.05
           -----------------------
hereof.

          "Cash Equivalents" means:
           ----------------

               (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than twelve
     (12) months from the date of acquisition;

               (b) certificates of deposit, time deposits, Eurodollar time deposits, or bankers' acceptances having in each case a tenor of not more than twelve (12) months from the date of acquisition issued by any Bank, or by any U.S. commercial bank or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S. having combined capital and surplus of not less than Five Hundred Million dollars ($500,000,000) whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.;

               (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-l by Moody's Investors Service Inc. and in either case having a tenor of not more than six (6) months; and

               (d) investments in repurchase obligations with a term not more than 15 days for underlying securities of the types described in clause (a) entered into with any officer of a bank meeting the qualifications of a bank listed in clause (b).

          "CD Rate" means, for each Interest Period in respect of CD Rate Loans
           -------
comprising a part of the same Borrowing, the rate of interest (rounded upward, if necessary, to the nearest 1/100 of one percent) determined pursuant to the following formula:

                          Certificate of Deposit Rate
                          ---------------------------
    CD Rate  =   1.00 - Reserve Percentage       + Assessment Rate

Where,

          "Assessment Rate" means for any day of any Interest Period for CD Rate Loans, the rate determined by the Agent as equal to the annual assessment rate in effect on such day that is payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12.C.F.R. (S)327.3(d)) for insuring time deposits at offices of such member in the United States, or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the FDIC by any commercial bank (whether or not applicable to the Banks) for insuring time deposits at offices of such bank in the United States.

          "Certificate of Deposit Rate" means for any Interest Period for CD Rate Loans the rate of interest determined by the Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the rates notified to the Agent as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of U.S. dollar certificates of deposit issued by major United States banks, for such period and in the amount of the Agent's CD Rate Loans to be made, at the time selected by the Agent on the first day of such Interest Period.

          "Reserve Percentage" means for any Interest Period for CD Rate Loans the maximum reserve percentage (expressed as a decimal rounded upward, if necessary, to the next 1/100 of one percent) as determined by the Agent in effect at the beginning of such Interest Period (including, but not limited to, marginal, emergency, supplemental, special and other reserve percentages) prescribed by the Federal Reserve Board for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding One Billion dollars ($1,000,000,000) for new non-personal time deposits for a period approximating such Interest Period and in an amount of One Hundred Thousand dollars ($100,000) or more.

          "CD Rate Loan" means a Loan that bears interest based on the CD Rate.
           ------------

          "Closing Date" means the date on which all conditions precedent set
           ------------
forth in Article VI are satisfied or waived.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Collateral" means all property and interests in property and proceeds
           ----------
thereof now owned or hereafter acquired by the Borrowers or any Guarantor and their respective Subsidiaries in or upon which a lien now or hereafter exists in favor of the Banks or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Persons and delivered to the Agent or the Banks.

          "Collateral Documents" means, collectively, (i) the Parent Guaranty,
           --------------------
the Subsidiary Guarantees, the WECL Guaranty, the Pledge Agreements, and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other agreements among the Borrowers, any Guarantor or their respective Subsidiaries and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents) now or hereafter filed in accordance with the Uniform Commercial Code (or comparable law) against the Borrowers, any Guarantor or any of their respective Subsidiaries in favor of the Banks or the Agent for the benefit of the Banks and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Commercial Letter of Credit" means a documentary Letter of Credit
           ---------------------------
which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by any of the Borrowers in the ordinary course of its business.

          "Commitment Percentage" means as to any Bank, the percentage of the
           ---------------------
aggregate Commitments constituted by such Bank's Commitment.

          "Commitments" means the aggregate Commitments of the Banks to make
           -----------
Loans under the Revolving Commitments and to issue and/or participate in Letters of Credit under the Letter of Credit Commitments in an amount in the aggregate not to exceed Seventy Five Million dollars ($75,000,000) as such amount may be reduced or increased from time to time pursuant to the terms of this Agreement.

          "Commitment Termination Date" means the earlier to occur of (a) the
           ---------------------------
second anniversary of the Closing Date, as such date may be extended pursuant to
Section 2.01(b) and (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

          "Consolidated Net Interest Expense" means, for any period, gross
           ---------------------------------
consolidated interest expense for the period for the Company and its Subsidiaries, less interest income for such period, as determined in accordance
              ----
with GAAP.

          "Contingent Obligation" means, as applied to any Person, any direct or
           ---------------------
indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of
                                                     -------------------
another Person (the "primary obligor"), in any manner, whether directly or
                     ---------------
indirectly, including, without limitation, any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or cash flow or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligations" means, as to any Person, any provision of
           -----------------------
any security issued by such Person or of any agree ment, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Controlled Group" means the Company and all Persons (whether or not
           ----------------
incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "Conversion Date" means any date on which the Borrowers elect to
           ---------------
convert a Reference Rate Loan to a Eurodollar Rate Loan or a CD Rate Loan; a CD Rate Loan to a Eurodollar Rate Loan or a Reference Rate Loan; or a Eurodollar Rate Loan to a CD Rate Loan or a Reference Rate Loan.

          "Default" means any of the events specified in Article IX, whether or
           -------
not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Designated Subsidiary" means any Subsidiary of WII, WUSA or WECL as
           ---------------------
to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such Subsidiary and WII, WUSA or WECL in such number of copies as the Agent may request. The receipt by Agent of an Election to Terminate shall not affect any Obligation of a Designated Subsidiary incurred prior to the Agent's receipt of the Election to Terminate. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

          "Dollars", "dollars" and "$" means lawful money of the United States.
           ------------------       -

          "Domestic Dollar Loans"  means CD Rate Loans and Reference Rate Loans,
           ---------------------
collectively.

          "Domestic Lending Office" means, with respect to each Bank, the office
           -----------------------
of the Bank designated as such on the signature pages hereof or such other office of the Bank as it may from time to time specify to the Borrowers and the Agent.

          "EBIT" means, for any period, for the Company and its Subsidiaries on
           ----
a consolidated basis, determined in accordance with GAAP, the sum of (a) the consolidated net income (or net loss), plus (b) all amounts treated as expenses for interest to the extent included in the determination of such net income (or loss), plus (c) all income taxes recorded as expenses for income statement purposes; provided, however, that net income (or loss) shall be computed for the
          --------  -------
purposes of this definition without giving effect to extraordinary losses or extraordinary gains.

          "Election to Participate" means an Election to Participate by a
           -----------------------
Designated Subsidiary, substantially in the form of Exhibit C hereto.

          "Election to Terminate" means an Election to Terminate by a Designated
           ---------------------
Subsidiary, substantially in the form of Exhibit D hereto.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least One Hundred Million dollars ($100,000,000); (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least One Hundred Million dollars ($100,000,000), provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD.

          "Environmental Claim" means all claims, however asserted, by any
           -------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial, or responsive costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Company, WESCO or WBEI or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of and agreements with, any Governmental Authority, in each case relating to environmental health, safety and land use matters, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.(S)960l et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49
              -- ---
U.S.C.(S)180l et seq.), the Resource Conservation and Recovery Act (42
              -- ---
U.S.C.(S)690l et seq.) ("RCRA"), the Federal Water Pollution Control Act (33
              -- ---
U.S.C.(S)1251 et seq.), the Clean Air Act (42 U.S.C.(S)1251 et seq.), the Toxic
              -- ---                                        -- ---
Substances Control Act (15 U.S.C.(S)2601 et seq.), and the Occupational Safety
                                         -- ---
and Health Act (29 U.S.C.(S)651 et seq.) ("OSHA"), as such laws have been
                                -- ---
amended or supplemented, and any analogous or future federal, or present or future applicable state or local, statutes and the regulations promulgated thereunder.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended from time to time and any regulation promulgated thereunder.

          "ERISA Affiliate" means, any trade or business (whether or not
           ---------------
incorporated) under common control with the Company or any Subsidiary of the Company within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

          "ERISA Event" means (a) a Reportable Event with respect to a Qualified
           -----------
Plan or a Multiemployer Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any member of the Controlled Group; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (i) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary with respect to any Qualified Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable.

          "Eurocurrency Liabilities" has the meaning assigned to such term in
           ------------------------
Regulation D of the Federal Reserve Board, as in effect from time to time.

          "Eurodollar Lending Office" means with respect to each Bank, the
           -------------------------
office of such Bank designated as such on the signature pages hereof or such other office of such Bank, as such Bank may from time to time specify to the Borrowers and the Agent.

          "Eurodollar Rate" means, for each Interest Period for any Eurodollar
           ---------------
Rate Loan, an interest rate per annum (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) determined pursuant to the following formula:

     Eurodollar Rate =               LIBOR
                       ------------------------------------
                       1.00 - Eurodollar Reserve Percentage

Where,

          "Eurodollar Reserve Percentage" means the maximum reserve
           -----------------------------
     percentage (expressed as a decimal, rounded upward, if necessary, to the next 1/100 of one percent) in effect on the date LIBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including

     Eurocurrency Liabilities having a term equal to such Interest
     Period; and

          "LIBOR" means the rate of interest per annum determined by
           -----
     the Agent to be the arithmetic mean (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)) of the rates of interest per annum notified to the Agent by each Reference Bank as the rate of interest at which dollar deposits in an amount approximately equal to the amount of the Loan to be made or continued as, or converted into, a Eurodollar Rate Loan by such Reference Bank and having a maturity equal to such Interest Period would be offered to major banks in the London Interbank market at their request at or about 11:00 a.m. (London
     Time) on the second Business Day before the commencement of such Interest Period. If one of the Reference Banks shall be unable or shall otherwise fail to notify the Agent of such a rate, LIBOR shall be determined on the basis of the rates as notified by the remaining Reference Banks.

          "Eurodollar Rate Loan" means a Loan that bears interest based on the
           --------------------
Eurodollar Rate.

          "Event of Default" means any of the events specified in Article IX,
           ----------------
provided that any requirement for the giving of notice, the lapse of time, or
- --------
both, or any other condition, event or act specified in Section 9.01 has been satisfied.

          "Existing Letters of Credit" means, collectively, the Letters of
           --------------------------
Credit identified as such in Schedule 3.01.

          "Federal Funds Rate"  means, for any day, the federal funds effective
           ------------------
rate for the previous Business Day as quoted by the Federal Reserve Bank of New York.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any successor thereof.

          "Funded Indebtedness" means (a) any indebtedness for borrowed money,
           -------------------
(b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement obliga tions with respect to any letter of credit, and (d) all Capital Lease Obligations.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting

Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guarantor" means WGI under the Parent Guaranty, WII, WECL and WUSA
           ---------
under the Guaranty Agreement, WECL under the WECL Guaranty and WESCO and WBEI under the Subsidiary Guarantees.

          "Guaranty Agreement" means the agreement by each of WII, WECL and WUSA
           ------------------
to guaranty the Obligations of a Designated Subsidiary, substantially in the form of Exhibit H hereto.

          "Hazardous Materials" means all those substances which are regulated
           -------------------
by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, waste, solid waste, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, and petroleum or petroleum derived substance or waste.

          "Indebtedness" of any Person means without duplication, (a) all
           ------------
indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, except trade payables; (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, whether or not matured); (d) all obligations evidenced by notes, bonds, debentures or similar instruments; (e) all indebtedness created or arising under any conditional sale or other title retention agreement or incurred as financing in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capital Lease Obligations; (g) all indebtedness referred to in paragraphs

(a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all direct or indirect guaranties in respect of and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in paragraphs (a) through (f) above, including the Parent Guaranty, the Guaranty Agreement, the WECL Guaranty and the Subsidiary Guarantees.

          "Interest Payment Date" means, with respect to any CD Rate Loan or
           ---------------------
Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan, and, with respect to Reference Rate Loans, the last day of each calendar quarter, and each date a Reference Rate Loan is converted into a Eurodollar Rate Loan or a CD Rate Loan; provided, however, that if any Interest Period for a CD
                        --------  -------
Rate Loan or Eurodollar Rate Loan exceeds ninety (90) days or three (3) months, as the case may be, interest shall also be paid on the date which falls ninety
(90) days or three (3) months, as the case may be, after the beginning of such Interest Period.

          "Interest Period" means,
           ---------------

               (a) with respect to any Eurodollar Rate Loan, the period commencing on the Business Day the Loan is disbursed or continued or on the Conversion Date on which the Loan is converted to the Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation; and

               (b) with respect to any CD Rate Loan, the period commencing on the Business Day the CD Rate Loan is disbursed or continued or on the Conversion Date on which a Loan is converted to the CD Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by a Borrower in its Notice of Borrowing or Notice of Conversion/Continuation;

     provided that:
     --------

                    (i)  if any Interest Period pertaining to a
          Eurodollar Rate Loan or CD Rate Loan would otherwise end on a day which is not a

          Business Day, that Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                   (ii)  any Interest Period pertaining to a
          Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest
          Period;

                  (iii)  if any Interest Period pertaining to a
          Domestic Dollar Loan would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

                   (iv) no Interest Period for any Loan shall extend beyond the Commitment Termination Date.

          "Issuing Bank" means any Bank or, consistent with applicable laws,
           ------------
BankAmerica International.

          "Lending Office" means, with respect to any Bank, the office or
           --------------
offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, opposite its name on the signature pages hereof or such other office or offices of the Bank as it may from time to time specify to the Company, the Borrowers and the Agent.

          "L/C Application" has the meaning specified in Section 3.03(b).
           ---------------

          "L/C Related Documents" has the meaning specified in Section 3.07(a).
           ---------------------

          "Letter of Credit" means a Commercial Letter of Credit or a Standby
           ----------------
Letter of Credit.

          "Letter of Credit Commitments" means the commitments of the Banks to
           ----------------------------
issue or participate in Letters of Credit in a maximum aggregate amount equal to the difference between Seventy Five Million dollars ($75,000,000) and the aggregate sum of all Loans, as such amount may be reduced or increased from time to time pursuant to the terms of this Agreement.

          "Letter of Credit Expiration Date" means with respect to Commercial
           --------------------------------
Letters of Credit, the third anniversary of the Closing Date, and with respect to Standby Letters of Credit, the fifth anniversary of the Closing Date, or such other dates as may be determined for a like period of time as the Commitment Termination Date is extended pursuant to Section 2.01(b).

          "Letter of Credit Facility" means, at any time, that portion of the
           -------------------------
Commitments allocated to Letters of Credit and described in Article III.

          "Letter of Credit Obligation" means, in respect of any Letter of
           ---------------------------
Credit as at any date or determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b)
                                                                       ----
the aggregate amount of all Reimbursement Obligations then outstanding with respect to such Letter of Credit.

          "Leverage Ratio" means at any date, the ratio of Total Liabilities to
           --------------
Tangible Net Worth at such date.

          "Lien" means any mortgage, deed of trust, pledge, hypo thecation,
           ----
assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease Obligation, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or comparable law of any jurisdiction) and any contingent or other agreement to provide any of the foregoing.

          "Loan" means an extension of credit by a Bank to a Borrower pursuant
           ----
to Article II, and may be a Reference Rate Loan, CD Rate Loan or Eurodollar Rate Loan.

          "Loan Documents" means this Agreement, each L/C Application, the
           --------------
Collateral Documents, and all documents, instruments and agreements executed and/or delivered to the Agent in connection therewith.

          "Majority Banks" means at any time Banks holding at least sixty-six
           --------------
and two-thirds percent (66-2/3%) of the then aggregate unpaid principal amount of the Loans or Letters of Credit, or, if no such principal amount is then outstanding, Banks having at least sixty-six and two-thirds percent (66-2/3%) of the Commitments.

          "Management Stockholders Agreement" means that certain Management
           ---------------------------------
Stockholders Agreement dated April 9, 1992 between the Company and its management stockholders.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation G, T, U  or X of the Federal Reserve Board.

          "Material Adverse Effect" means a material adverse change in, or a
           -----------------------
material adverse effect upon, (a) any of the operations, business, properties, or condition (financial or otherwise) of the Company and its Subsidiaries on a consolidated basis; (b) the ability of WGI, WII, WUSA, WECL, or any Designated Subsidiary or any Guarantor to perform under any Loan Document; (c) the legality, validity, binding effect or enforceability of any Loan Document; (d) the perfection or priority of any Lien granted to the Banks or to the Agent for the benefit of the Banks under any of the Collateral Documents.

          "Multiemployer Plan" means a "multiemployer plan" (within the meaning
           ------------------
of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

          "Musketeer" means Musketeer Oil B.V., a Netherlands corporation, which
           ---------
owns WUSA.

          "Non-Qualified Pension Benefit Restoration Plan" means a compensation
           ----------------------------------------------
program providing for payment to an employee of an amount equal to the difference between the statutory benefit limitation imposed by the Code and the employee's benefit as calculated under the Qualified Plan applicable to the employee.

          "Note and Warrant Purchase Agreement" means that certain Note and
           -----------------------------------
Warrant Purchase Agreement dated April 9, 1992 between the Company and the purchasers of the Company's Subordinated Notes.

          "Notice of Borrowing" means a notice given by a Borrower to the Agent
           -------------------
pursuant to Section 2.03(a), in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice given by a Borrower
           ---------------------------------
to the Agent pursuant to Section 2.04(b), in substantially the form of Exhibit
B.

          "Notice of Lien" means any "notice of lien" or similar document
           --------------
intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Obligations" means all Loans, Letter of Credit Obliga tions and other
           -----------
Indebtedness, advances, debts, liabilities, obligations, covenants and duties owing by the Borrowers to any Bank, the Agent, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement, under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term "Obligations" includes, without limitation, all interest, charges, expenses, fees, attorneys' fees and disbursements (including the allocated cost of in-house counsel) and any other sum chargeable to the Borrowers under this Agreement or any other Loan Document.

          "Other Taxes" has the meaning specified in Section 4.10(b).
           -----------

          "Parent Guaranty" means the guaranty of WGI of the Obligations of the
           ---------------
Borrowers, in substantially the form of Exhibit G.

          "Parent Pledge Agreements" means the agreements by each of WGI and
           ------------------------
Musketeer under which certain stock is pledged as security for the Obligations and the Parent Guaranty, in substantially the form of Exhibits J-1 and J-2, respectively.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Permitted Acquisitions and Investments" has the meaning specified in
           --------------------------------------
Section 8.03.

          "Permitted Liens" has the meaning specified in Section 8.01.
           ---------------

          "Person" means an individual, partnership, corporation, business
           ------
trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of
           ----
ERISA) which the Company or any members of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

          "Pledge Agreements" means (i) the Borrower Pledge Agreement and (ii)
           -----------------
the Parent Pledge Agreements.

          "Pledged Collateral" has the meaning given to such term in the Pledge
           ------------------
Agreements.

          "Project Related Partnerships and/or Joint Ventures" means
           --------------------------------------------------
partnerships and/or joint ventures formed in conjunction with specific projects to perform services of a type provided by the Company and its Subsidiaries in the ordinary course of business, including construction, engineering and related field services, material procurement and petroleum services.

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of
           --------------
ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Reference Banks" means Bank of America and Credit Lyonnais acting
           ---------------
through its New York Branch.

          "Reference Rate" means the higher of:
           --------------

               (a) the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its reference rate. It is a rate set by

     Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate; and

               (b) 0.50% per annum above the Federal Funds Rate determined by the Agent daily and adjusted to the nearest basis point.

          Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Reference Rate Loan" means a Loan that bears interest based on the
           -------------------
Reference Rate.

          "Reimbursement Obligations" means in respect of any Letter of Credit
           -------------------------
at any date of determination, the aggregate amount of all drawings under such Letter of Credit honored by the Issuing Bank and not theretofore reimbursed by the Borrowers.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA or the regulations thereunder, withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in
Section 4062(e) of ERISA.

          "Requirement of Law" means as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the Chief Executive Officer, the President
           -------------------
or any Vice President of the Company, WII, WUSA, WESCO, WBEI, WECL, any Designated Subsidiary or, with respect to financial matters, the Chief Financial Officer or the Treasurer of the Company.

          "Revolving Commitments" means the commitments of the Banks to make
           ---------------------
Loans pursuant to Article II in a maximum aggregate amount equal to the difference between Seventy Five Million Dollars ($75,000,000) and the aggregate sum of all Letter of Credit Obligations, as such amount may be reduced or increased from time to time pursuant to the terms of this Agreement, and "Revolving Commitment" shall mean for each Bank the commitment to make Loans in an aggre-gate amount equal to its Commitment Percentage of the Revolving Commitments.

          "Senior Debt" means, at a particular date, the aggregate outstanding
           -----------
principal amount of all Indebtedness of the Company and its consolidated Subsidiaries including any extensions, renewals or replacements thereof, other than Subordinated Debt.

          "Solvent" means, as to any Person at any time, that (a) the fair value
           -------
of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the United States Bankruptcy Code (12 U.S.C. (S)101 et seq.); (ii) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (iii) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Standby Letter of Credit" means any Letter of Credit which is not a
           ------------------------
Commercial Letter of Credit.

          "Subordinated Debt" means the Ten Million dollars ($10,000,000)
           -----------------
aggregate amount of Subordinated Notes having an amortization schedule commencing no earlier than March 31, 1996, and any additional Indebtedness of the Company or any of its Subsidiaries which includes subordination and other provisions acceptable to the Majority Banks.

          "Subordinated Notes" means the 10 1/2% promissory notes of the Company
           ------------------
evidencing the indebtedness of the Company incurred pursuant to the Note and Warrant Purchase Agreement and issued on April 9, 1992, as amended from time to time.

          "Subsidiary" of a Person means any corporation, association,
           ----------
partnership, joint venture or other business entity of which forty-nine percent (49%) or more of the voting stock or other equity interests is owned or controlled directly or indirectly by the Person or by one or more other Subsidiaries of such Person except that the Tenneco SPV shall not be regarded as a Subsidiary of the Company or any of its Subsidiaries, regardless of its ownership or control attributes. For purposes of this Agreement, the Oman Construction Company L.L.C., Willbros Kuwait S.A.K., Willbros Abu Dhabi WLL, Willbros Far East Sdn. Bhd., Willbros (Nigeria) Limited and Willbros Al-Rushaid Limited will be treated as wholly-owned Subsidiaries of WII.

          "Subsidiary Guarantees" means the guarantees securing the Obligations
           ---------------------
executed by each of WESCO and WBEI, in substantially the form of Exhibit I.

          "Syndicated L/C Bank" shall mean Bank of America or BankAmerica
           -------------------
International.

          "Tangible Net Worth" means the consolidated gross book value of the
           ------------------
assets of the Company and its Subsidiaries (exclusive of goodwill, patents, trademarks, tradenames, organization expense, treasury stock, unamortized debt discount and expense, deferred charges and other like intangibles) less (a) consolidated reserves applicable thereto and (b) all consolidated liabilities including accrued and deferred income taxes, as determined in accordance with GAAP. Tangible Net Worth shall include Two Million Three Hundred Thousand dollars ($2,300,000) in "deemed dividends" arising from the recapitalization that occurred in April 1992.

          "Taxes" has the meaning specified in Section 4.10(a).
           -----

          "Tenneco Financing Transactions" means the creation, purchase,
           ------------------------------
acquisition, acceptance, receipt, ownership, sale, transfer, assignment, pledge or termination of any of the Tenneco Project Rights or any of the Tenneco Project Obligations.

          "Tenneco Project" means that certain project for the design, supply
           ---------------
and installation of gas pipeline additions, gas compression and related facilities in the states of Massachusetts, New York and Pennsylvania under which WUSA or one of its Subsidiaries and Tenneco Inc. or one of its Subsidiaries via the Tenneco SPV would jointly own facilities for the purpose of supplying natural gas throughput capacity to Boston Edison, either directly under a long term service agreement, or indirectly through a lease to a Tenneco operating entity.

          "Tenneco Project Rights" means all contract rights, subcontract
           ----------------------
rights, ownership rights, lessor rights, guarantee rights, accounts receivable, evidences of indebtedness, invoices, certifications, escrow account rights, proceeds and payments created, arising from or otherwise related to the Tenneco Project, the provision of goods and services in connection therewith or participations in the Tenneco Financing Transactions.

          "Tenneco Project Obligations" means all obligations arising under or
           ---------------------------
as a result of any agreements, undertakings, indemnities, and other commitments created, arising from or otherwise relating to the Tenneco Project, the provision of goods and services in connection therewith or participation in the Tenneco Financing Transactions, all of such obligations to be non-recourse funding obligations.

          "Tenneco SPV" means a corporation, association, partnership, joint
           -----------
venture or other business entity dedicated exclusively to participation in the Tenneco Financing Transactions.

          "Total Capitalization" means, at any date, the sum of (a) Funded
           --------------------
Indebtedness of the Company, and (b) common equity and preferred stock of the Company.

          "Total Liabilities" means the total consolidated liabilities of the
           -----------------
Company and its Subsidiaries determined in accordance with GAAP.

          "Unfunded Pension Liabilities" means the excess of a Plan's accrued
           ----------------------------
benefits, as defined in Section 3(23) of ERISA, over the current value of that Plan's assets, as defined in Section 3(26) of ERISA.

          "WBEI" means Willbros Butler Engineers, Inc., a Delaware corporation.
           ----

          "WECL Guaranty" means the guaranty securing the obligations of WGI
           -------------
under the Parent Guaranty.

          "WESCO" means Willbros Energy Services Company, a Delaware
           -----
corporation.

          "Withdrawal Liabilities" means, as of any determination date, the
           ----------------------
aggregate amount of the liabilities, if any, pursuant to Section 4201 of ERISA if the Controlled Group made a complete withdrawal from all Multiemployer Plans and any increase in contributions pursuant to Section 4243 of ERISA.

     1.02 Other Definitional Provisions.
          -----------------------------

          (a) Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) All accounting terms not expressly defined herein shall be construed, except where the context otherwise requires, and all financial computations required under this Agreement shall be made, in accordance with GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, schedule and exhibit references are to this Agreement unless otherwise specified. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.

          (d) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

          (e) References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

          (f) References to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

          (g) The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                                  ARTICLE II
                        AMOUNT AND TERMS OF COMMITMENTS
                        -------------------------------

     2.01 The Revolving Credit.
          --------------------

          (a) Each Bank severally agrees, on the terms and subject to the conditions hereinafter set forth, to make Loans to any Borrower from time to time, on any Business Day during the period from the Closing Date to the Commitment Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in Schedule 2.01 (such amount as the same may be reduced pursuant to Section 2.05 or as a result of one or more assignments pursuant to Section 11.07 or increased pursuant to
Section 2.01(c), such Bank's "Revolving Commitment"); provided, however, that,
                                                      --------  -------
after giving effect to any Borrowing of Loans, the aggregate principal amount of all Loans then outstanding shall not exceed the Revolving Commitments, and provided further (i) that the aggregate amount of all Loans, together with all
- -------- -------
Letter of Credit Obligations, shall not exceed the Commitments and (ii) the aggregate amount of all Loans, together with all financial Letters of Credit issued under this Agreement, shall not exceed the Company's Tangible Net Worth. Within the limits of each Bank's Revolving Commitment, the Borrowers may borrow under this Section 2.01, prepay pursuant to Section 2.06 and reborrow pursuant to this Section 2.01.

          (b) Upon the written request of the Company, received by the Agent on or about the first anniversary and/or the second anniversary of the Closing Date and subject to the consent of each Bank willing to grant such request, the Commitment Termination Date shall be extended for an additional one year period commencing on the then current Commitment Termination Date. The Agent shall transmit such request to each Bank promptly upon receipt. The Banks shall respond through the Agent to any such request of the Company within thirty days of the date of the Company's request. Any Bank not responding within thirty days shall be deemed to have declined the request. At the option of the Company, the Commitment of any Bank not consenting to the Company's request to extend such Bank's Commitment may be assumed, in whole or in part, by one or more existing Banks or other banks acceptable to the Company and the Agent, upon compliance with Section 11.07; provided that, in such event, unless otherwise
                               --------
agreed by the assuming Bank or bank, the Company shall pay the $2,500 processing fee required by Section 11.07(a). If any such Commitment is not so replaced within 30 days of the Banks' response, then, at the Company's option, either (i) the Commitments shall terminate on the then current Commitment Termination Date or (ii) the Company shall give prompt notice of termination of the Commitment not so replaced to each and every Bank that has not consented to the extension (to the extent its Commitment has not been assumed), with a copy to the Agent, and shall prepay the Loans of such Banks on five (5) Business Days' prior notice to such Banks and the Agent, which shall reduce the Revolving Commitment accordingly (to the extent not assumed), and the Commitment Termination Date shall be extended in accordance with this Section
2.01 for the remaining Commitments and Schedule 2.01 shall be amended accordingly. Any declining Bank that has not been replaced as provided herein will continue to be obligated pursuant to Article III and Section 10.07 with respect to any Letters of Credit issued prior to the date its Commitment was terminated.

          (c) The Company may request the Banks through the Agent, no earlier than February 28, 1994, to increase the Commitments. The Agent shall transmit such request to each Bank promptly upon receipt. Each Bank will have the option, in its sole discretion, to subscribe for its proportionate share of such requested increase, according to the Banks' respective then existing Commitments. The Banks shall respond to the Company's request through the Agent within thirty days of the date of the request in the form of Exhibit K. Any Bank not responding within thirty days shall be deemed to have declined the request. At the option of the Company, any part of the increase not so subscribed may be assumed, within thirty days of the declining Bank's response, by one or more existing Banks or assumed by other banks meeting the qualifications of Eligible Assignee acceptable to the Agent and the Company upon submission of a supplement in form of Exhibit L and Schedule 2.01 shall be amended accordingly. After giving effect to all increases [under this Section 2.01(c) and Section 3.02(e)] by the Banks and by other banks which have become Banks pursuant to the supplement, (i) no Bank shall have a Commitment Percentage greater than 49% of the Commitments; and (ii) the Commitments shall not be increased by an amount more than Twenty Five Million dollars ($25,000,000).

     2.02 Loan Accounts.  Each Bank, with respect to amounts payable to it
          -------------
hereunder, and the Agent, with respect to all amounts payable hereunder, shall maintain on its books in accordance with its usual practice, loan accounts and control accounts, respectively, setting forth each Loan, the applicable interest rate and the amounts of principal, interest and other sums paid and payable from time to time hereunder with respect thereto; provided, however, that the
                                             --------  -------
failure, error or omission by a Bank to maintain an account or ledger or to record any information therein shall not diminish or otherwise affect the Obligations of the Borrowers hereunder. In the case of any dispute, action or proceeding relating to any amount payable hereunder, the entries in each such account shall constitute conclusive evidence of the accuracy of the information so recorded in the absence of manifest error. In case of a discrepancy between the entries in the Agent's books and any Bank's books, such Bank's books shall be considered correct in the absence of manifest error.

     2.03 Procedure for Borrowing.
          -----------------------

          (a) Each Borrowing of Loans shall be made upon the written notice of a Borrower in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 12:00 noon (New York time) (i) three (3) Business Days prior to the requested borrowing date, in the case of Eurodollar Rate Loans,
(ii) three (3) Business Days prior to the requested borrowing date, in the case of CD Rate Loans, and (iii) one (1) Business Day prior to the requested borrowing date, in the case of Reference Rate Loans), specifying:

               (A) the amount of the Borrowing, which shall be in an aggregate minimum principal amount of One Million dollars
     ($1,000,000) or any multiple of Five Hundred Thousand dollars ($500,000) in excess thereof;

               (B) the requested borrowing date, which shall be a Business Day;

               (C) whether the Borrowing is to be comprised of Eurodollar Rate Loans, CD Rate Loans or Reference Rate Loans;

               (D) the duration of the Interest Period applicable to such Loans included in such notice, subject to the definition of Interest Period. If the Notice of Borrowing shall fail to specify the duration of the Interest Period for any Borrowing comprised of CD Rate Loans or Eurodollar Rate Loans, such Interest Period shall be ninety (90) days or three months, respectively.


          (b) Upon receipt of the Notice of Borrowing, the Agent shall promptly notify each Bank thereof and of the amount of such Bank's Commitment Percentage of the Borrowing.

          (c) Each Bank will make the amount of its Commitment Percentage of the Borrowing available to the Agent for the account of the Borrower at the office specified by the Agent in Section 11.02 for payment by 2:00 p.m. (New York time) on the borrowing date requested by the Borrower in funds immediately available to the Agent. Unless any applicable condition specified in Article VI has not been satisfied, the proceeds of all such Loans will then be made available to the Borrower by the Agent at such office by crediting the account of the Borrower specified in the Notice of Borrowing with the aggregate of the amounts made available to the Agent by the Banks and in like funds as received by the Agent.

          (d) The provisions of Section 2.03(a) notwithstanding, if the Borrower shall not have given a timely notice of a Borrowing to be made on the last day of any Interest Period for outstanding Loans, then unless the Agent shall have received notice that the Borrower elects not to make a Borrowing on such day (such notice to have been received at least two Business Days prior to such day) the Agent shall be deemed to have received a Notice of Borrowing from the Borrower requesting Reference Rate Loans to be made on such day in an amount equal to the amount of such outstanding Loans (reduced to the extent necessary to reflect any reductions of the Commitments on or prior to such day).

          (e) The Borrowers may request that a maximum number of two (2) Borrowings of Loans be made on the same date, provided that each Borrowing is in
                                              --------
the minimum amount required under paragraph (A) of Section 2.03(a).

     2.04 Conversion and Continuation Elections.
          -------------------------------------

          (a)  Each Borrower may, upon irrevocable written notice to the Agent:

               (i) elect to convert on any Business Day, any Reference Rate Loans (or any part thereof in an amount not less than One Million dollars ($1,000,000) or an integral multiple of Five Hundred Thousand dollars ($500,000) in excess thereof) into Eurodollar Rate Loans or CD Rate Loans;

              (ii) elect to convert on any Interest Payment Date, any CD Rate Loans or Eurodollar Rate Loans maturing on such Interest Payment Date (or any part thereof in an amount not less than One Million dollars ($1,000,000) or an integral multiple of Five Hundred Thousand dollars ($500,000) in excess thereof), in the case of CD Rate Loans, into Eurodollar Rate Loans or Reference Rate Loans, and in the case of Eurodollar Rate Loans, into CD Rate Loans or Reference Rate Loans; or

             (iii) elect to renew, on any Interest Payment Date therefor, any CD Rate Loans or Eurodollar Rate Loans (or any part thereof in an amount not less than One Million dollars
     ($1,000,000) or an integral multiple of Five Hundred Thousand dollars ($500,000) in excess thereof);

provided, that if the aggregate amount of CD Rate Loans or Eurodollar Rate Loans
- --------
shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than One Million dollars ($1,000,000), the CD Rate Loans or Eurodollar Rate Loans shall automatically convert into Reference Rate Loans, and on and after such date the right of the Borrower to continue such Loans as Eurodollar Rate Loans or CD Rate Loans, as the case may be, shall terminate.

          (b) A Borrower shall deliver by telex, cable or facsimile, confirmed immediately in writing, a Notice of Conversion/Continuation in substantially the form of Exhibit B to be received by the Agent not later than 12:00 noon (New York time) at least (i) three (3) Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as Eurodollar Rate Loans; (ii) two (2) Business Days in advance of the Conversion Date or continuation date, if the Loans are to be converted into or continued as CD Rate Loans; and (iii) one (l) Business Day in advance of the Conversion Date or continuation date, if the Loans are to be converted into or renewed as Reference Rate Loans, specifying:

               (A)  the proposed Conversion Date or continuation date;

               (B) the aggregate amount of Loans to be converted or renewed;

               (C) the nature of the proposed conversion or continuation; and

               (D) the duration of the requested Interest Period, subject to the definition of Interest Period.

          (c) If upon the expiration of any Interest Period applicable to CD Rate Loans or Eurodollar Rate Loans, a Borrower has failed to select a new Interest Period to be applicable to such CD Rate Loans or Eurodollar Rate Loans, as the case may be, or if any Event of Default shall then have occurred and be continuing, such Borrower shall be deemed to have elected to convert such CD

Rate Loans or Eurodollar Rate Loans into Reference Rate Loans effective as of the expiration date of such Interest Period.

          (d) Upon receipt of a Notice of Conversion/Continuation, the Agent shall promptly notify each Bank thereof. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans held by each Bank with respect to which such notice was given.

          (e) Notwithstanding any other provision contained in this Agreement, after giving effect to any conversion or continuation of any Loans, there shall not be more than five (5) different Interest Periods in effect.

     2.05 Voluntary Termination or Reduction of Commitments.  The Borrowers may,
          -------------------------------------------------
upon not less than three (3) Business Days' prior notice to the Agent, terminate the Commitments or permanently reduce the Commitments by an aggregate minimum amount of One Million dollars ($1,000,000) or any multiple of Five Hundred Thousand dollars ($500,000) in excess thereof; provided, that no such reduction
                                               --------
or termination shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the then outstanding principal amount of the Loans and Letter of Credit Obligations would exceed the amount of the Commitments then in effect; and provided further, that
                                                         -------- -------
once reduced in accordance with this Section 2.05, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank's Commitment in accordance with such Bank's Commitment Percentage. If the Commitments are terminated in their entirety, all accrued commitment fees to, but not including, the effective date of such termination shall be payable on the effective date of such termination without any premium or penalty. Such notice shall not thereafter be revocable by the Borrowers and the Agent shall promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment.

     2.06 Optional Prepayments. Subject to Section 4.14, the Borrowers may, at
          --------------------
any time or from time to time, upon at least two (2) Business Days' notice to the Agent, ratably prepay Loans in whole or in part, in amounts of One Million dollars ($1,000,000) or any multiple of Five Hundred Thousand dollars ($500,000) in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and whether such prepayment is of Reference Rate Loans, CD Rate Loans or Eurodollar Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by the Borrowers and the Agent shall promptly notify each Bank thereof and of such Bank's Commitment Percentage of such prepayment. If such notice is given, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and the amounts required pursuant to Section 4.14.

     2.07 Mandatory Prepayments of Loans.
          ------------------------------

          (a) If on any date, the aggregate amount of Loans exceed the Company's Tangible Net Worth, the Borrowers shall prepay Loans in an aggregate amount equal to such excess together with any amount required to be paid in connection therewith pursuant to Section 4.14.

          (b) Any prepayments pursuant to this Section 2.07 made on a day other than an Interest Payment Date for any Loan shall be applied first to any Reference Rate Loans then outstanding and then to CD Rate Loans and Eurodollar Rate Loans with the shortest Interest Periods remaining; provided, however, that
                                                         --------  -------
if the amount of Reference Rate Loans then outstanding is not sufficient to satisfy the entire prepayment requirement, the Borrowers may, at their option, place any amounts which would otherwise be required to be used to prepay Eurodollar Rate Loans or CD Rate Loans on a day other than the last day of the Interest Period therefor in an interest-bearing account pledged to the Agent for the benefit of the Banks until the end of such Interest Period at which time such pledged amounts will be applied to prepay such Eurodollar Rate Loans or CD Rate Loans.

     2.08 Repayment.  The Borrowers agree to repay to the Agent for the account
          ---------
of the Banks the principal amount of the Loans on the Commitment Termination
Date.

     2.09 Interest.
          --------

          (a) Subject to Section 2.09(c), each Loan shall bear interest on the outstanding principal amount thereof from the date when made until it becomes due at a rate per annum equal to the CD Rate, the Eurodollar Rate or the Reference Rate, as the case may be, plus the Applicable Margin.
                                    ----

          (b) Interest on each Loan shall be payable in arrears on each Interest Payment Date, and for Reference Rate Loans, on each Conversion Date in respect thereof; provided, however, that as to any Loan with respect to which a
                 --------  -------
Borrower has requested an interest period of 180 days or six months, such Borrower shall also pay interest at 90 days or three months, as the case may be. Interest shall also be payable on the date of any prepayment of Loans pursuant to Sections 2.05 and 2.06 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, after the occurrence and during the continuance of any Event of Default, interest shall be payable on demand.

          (c) During the continuation of any Event of Default or after acceleration, the Borrowers shall pay interest (after as well as before judgment to the extent permitted by law) on the principal amount of all Loans due and unpaid, at a rate per annum which is determined by increasing the Applicable Margin then in effect by two percent (2%) per annum; provided, however, that,
                                                     --------  -------
on and after the expiration of the Interest Period applicable to any Eurodollar Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Reference Rate plus three percent (3%).

                                  ARTICLE III
                               LETTERS OF CREDIT
                               -----------------

     3.01 The Letter of Credit Commitment.
          -------------------------------

          (a) From time to time on any Business Day during the period from the Closing Date to the Commitment Termination Date on the terms and subject to the conditions hereinafter set forth, the Company may request any one of the Banks to become the Issuing Bank with respect to a fronted Letter of Credit. If such request is accepted by a Bank, and the Company agrees to such Bank's terms, then that Bank shall become the Issuing Bank. The Issuing Bank shall issue, and each Bank severally agrees to participate in, fronted Standby Letters of Credit and Commercial Letters of Credit for the account of a Borrower in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Bank's name in Schedule 2.01 (such amount as the same may be reduced pursuant to
Section 2.05 or as a result of one or more assignments pursuant to Section 11.07 or increased pursuant to Section 2.01(c), such Bank's "Letter of Credit
                                                       ----------------
Commitment"); provided, however, that the Issuing Bank shall not issue and the
- ----------    --------  -------
Banks shall not be required to issue or participate in any Letter of Credit, if, after giving effect to such issuance and participation, the aggregate amount of all Loans and Letter of Credit Obligations then outstanding, would exceed the Commitments.

          (b) Concurrently with the issuance of each Letter of Credit by the Issuing Bank, each Bank (other than the Issuing Bank) shall be deemed to, and hereby agrees to, irrevocably and unconditionally purchase from the Issuing Bank, without recourse, an undivided interest and participation in such Letter of Credit Obligation of the Borrowers in an amount equal to the product of (i) its Commitment Percentage and (ii) the face amount of such Letter of Credit.

          (c) If no Bank shall agree to become the Issuing Bank, or the Borrowers shall elect not to request a fronted Letter of Credit, then the Company may ask the Syndicated L/C Bank, with respect to Standby Letters of Credit only, to issue the syndicated Standby Letter of Credit on behalf of the Banks on a several basis, in substantially the form of Exhibit E, subject to the terms and conditions set forth in Section 3.01(a).

          (d) For purposes of Section 4.02, each issuance of a Letter of Credit shall be deemed to utilize the Commitments for each Bank's percentage share of the face amount of the Letter of Credit.

          (e) The Issuing Bank and the Syndicated L/C Bank shall not be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank, the Syndicated L/C Bank or any Bank participating in a Letter of Credit to be in violation of any Requirements of Law, including any prohibition of the Foreign Assets Control regulations of the United States Treasury Department, or after any Bank has promptly notified the Agent, the Issuing Bank or the Syndicated L/C Bank that it cannot, for any reason, issue or participate in a Letter of Credit. If a Letter of Credit will not be issued hereunder because of either of the reasons stated in the preceding sentence and the failure to issue was not due to such issuance directly resulting in any of the Borrowers' violation of any Requirements of Law, then the Borrowers may obtain such Letter of Credit from a third party; provided,
                                                                   --------
however, such Letters of Credit shall never at any one time exceed twenty
- -------
percent (20%) of Tangible Net Worth.

          (f) The Banks acknowledge that the Existing Letters of Credit have been issued for the account of the Borrowers prior to the Closing Date and agree to participate in such Letters of Credit to the same extent and on the same conditions as if such Letters of Credit had been issued pursuant to Section 3.01(a).

     3.02 The Letters of Credit.
          ---------------------

          (a) The Borrowers may request the Syndicated L/C Bank on behalf of the Banks to issue or the Issuing Bank to issue, and the other Banks to participate in, Standby Letters of Credit denominated in Dollars or any Alternative Currency as follows: (i) to provide guarantees such as bid, advance payment, retention release, customs, warranty and performance guarantees for a maximum term of three (3) years, (ii) to provide counter guarantees in support of bank guarantees issued outside the United States for the purposes set forth in Section 3.02(a)(i), (iii) to support local currency borrowings outside the United States for a maximum term of two (2) years, and (iv) for any other purpose agreed to by the Majority Banks.

          (b) The Borrowers may further request the Issuing Bank to issue, and the other Banks to participate in, Commercial Letters of Credit denominated in Dollars or any Alternative Currency in support of trade obligations incurred in the ordinary course of business for a maximum term of one (1) year.

          (c) No Letter of Credit shall have an expiration date (including all rights of renewal) later than the applicable Letter of Credit Expiration Date.

          (d) For the purpose of ensuring compliance with the maximum amount of the Letter of Credit Commitments, the Agent shall on each date of a voluntary reduction of Commitments under Section 2.05, and on the last Business Day of each quarter, determine the equivalent in Dollars of the face amount of each Letter of Credit denominated in an Alternative Currency by using the quoted spot rate at which the Agent's principal office in San Francisco offers to sell Dollars for such Alternative Currency in San Francisco at 2:00 p.m. (New York
time) on such determination date; provided, however, at the request of the
                                  --------  -------
Majority Banks and upon notice to the Company, the Agent shall at any other time make the foregoing determination.

          (e) In the event that the Agent determines, based on its computation made in accordance with Section 3.02(d), that the Letter of Credit Obligations exceed the Letter of Credit Commit ments, the Agent shall give notice to the Borrowers of such fact and the amount by which the Letter of Credit Obligations exceed the Letter of Credit Commitments. On the date which the last of the Borrowers receives such notice, the Borrowers shall either (i) request the Banks through the Agent to increase the Commitments in an amount equal to the amount by which the Letter of Credit Obligations exceed the Letter of Credit Commitments, or (ii) prepay Loans, both in the amount equal to such excess together with any amount required to be paid in connection therewith pursuant to
Section 4.14. If the Company requests to increase the Commitments, the Agent shall transmit such request to each Bank promptly upon receipt. Each Bank will have the option, in its sole discretion, to subscribe for its proportionate share of such requested increase, according to the Banks' respective then existing Commitments. The Banks shall respond to the Company's request through the Agent within five Business Days of the date of the request in the form of Exhibit K. Any Bank not responding within five Business Days shall be deemed to have declined the request. Borrowers shall prepay the Loans in the amount of any part of the increase not so subscribed. After giving effect to all increases [under this Section 3.02(e) and Section 2.01(c)] by the Banks and by other banks which have become Banks pursuant to a supplement under Section 2.01(c), (i) no Bank shall have a Commitment Percentage greater than 49% of the Commitments; and (ii) the Commitments shall not be increased by an amount more than Twenty Five Million dollars ($25,000,000). Any prepayments pursuant to this Section 3.02(e) shall be applied first to any Reference Rate Loans then outstanding, second to CD Rate Loans and Eurodollar Rate Loans with an Interest Payment Date on the date of such prepayment and third, to the extent that the aggregate amount of Reference Rate Loans then outstanding plus the amount of CD Rate Loans and

Eurodollar Rate Loans with an Interest Payment Date on the date of such prepayment is not sufficient to satisfy the entire prepayment requirement or there are no Loans outstanding on the date such prepayment would be required, then the remaining amount of such prepayment or the amount by which the Letter of Credit Obligations still exceed the Letter of Credit Commitments shall be deposited in the Cash Collateral Account (as that term is defined in Section 3.05) and shall become subject to the terms and provisions of Section 3.05(b),
(c), (d) and (e).

     3.03 Issuance of the Letters of Credit.
          ---------------------------------

          (a) Each Letter of Credit shall be issued upon the re quest of a Borrower received by (i) the Issuing Bank or (ii) the Syndicated L/C Bank, each with a copy to the Agent delivered by a Borrower, not later than 3:00 p.m. (New York City time) three (3) Business Days prior to the date of issuance; provided,
                -----     -------------------------------------------- ---------
however that if a requested syndicated Letter of Credit is not substantially
- -------
identical to Exhibit E, then such notice shall require a minimum of eight (8) Business Days' notice. Upon receipt of such request, the Issuing Bank or the Syndicated L/C Bank will request the Agent to determine that after giving effect to the issuance of the Letter of Credit being so requested, the aggregate amount of all Loans and Letter of Credit Obligations then outstanding will not exceed the Commitments and the Agent will promptly notify the Issuing Bank or the Syndicated L/C Bank of such determination. The Agent will promptly notify each Bank of the request for an issuance of a Letter of Credit.

          (b) Each request for issuance of a Letter of Credit shall be made in writing by telecopier and confirmed by delivery of the original executed Letter of Credit Application, in the case of a Standby Letter of Credit, in the form of Exhibit F-1, and, in the case of a Commercial Letter of Credit, in the form of Exhibit F-2 (each, an "L/C Application"), not later than one (1) Business Day
                       ---------------
thereafter. Each request for issuance of a Letter of Credit and each L/C Application shall specify, among other things: (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the date of expiration of the Letter of Credit; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; and (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder.

          (c) Each Bank shall provide the Agent with a power of attorney in order to expedite the issuance of any syndicated Letter of Credit on behalf of the Banks, in the form of Exhibit F-3.

          (d) The Issuing Bank or the Syndicated L/C Bank shall notify the Agent of each issuance of a Letter of Credit on the date such Letter of Credit is issued and, on the date of such issuance inform the Agent by telecopier of the type, amount and expiration date. The Agent shall promptly notify the Banks of each issuance of a Letter of Credit by the Issuing Bank or by the Syndicated L/C Bank.

          (e) Any request for an amendment to any previously issued Letter of Credit shall be received by the Agent and either the Syndicated L/C Bank or the Issuing Bank not later than 3:00 p.m. (New York City time) two (2) Business Days prior to the date of the proposed amendment in writing by telecopier and a copy thereof shall be delivered by the Borrower to the Agent; provided that, for a
                                                         -------- ----
Syndicated Letter of Credit, the Borrower shall provide five (5) Business Day's prior notice. Each written request for an amendment to a previously issued Letter of Credit made by telecopier shall be in the form of the relevant L/C Application signed by the Borrower and shall not request an extension beyond the Letter of Credit Expiration Date. The Issuing Bank or the Syndicated L/C Bank shall notify the Agent by telecopier of each amendment to any Letter of Credit on the date of such amendment. The Agent shall notify the Banks, promptly, of each such amendment. Any amendment that would require a vote of all the Banks pursuant to Section 11.01 shall be approved by the Banks prior to the execution of the amendment by the Issuing Bank or the Syndicated L/C Bank. If the Issuing Bank or Syndicated L/C Bank does not execute the amendment on or before the date specified in Borrowers' written request, then the request for such amendment shall be deemed to have been denied.

          (f) Notwithstanding any provision of any L/C Application to the contrary, in the event of any conflict between the terms of any such L/C Application and the terms of this Agreement, the terms of this Agreement shall control with respect to events of default, representations and warranties, and covenants, except that such L/C Application may provide for further warranties relating specifically to the transaction or affairs underlying such Letter of Credit.

     3.04 Drawings and Reimbursements.
          ---------------------------

          (a) If, in accordance with its standard operating procedures, the Syndicated L/C Bank or the Issuing Bank, respectively, determines that a demand for payment under a Letter of Credit conforms to the terms and conditions of such Letter of Credit, the Syndicated L/C Bank or the Issuing Bank, respectively, shall, as soon as reasonably practicable, give notice to the relevant Borrower and to the Agent of the date, the Issuing Bank or the Banks, as the case may be, will make payment in connection with such Letter of Credit in accordance with the terms thereof. The Agent shall promptly notify the Banks thereof.

          (b) Each Borrower hereby unconditionally and irrevocably agrees to reimburse the Syndicated L/C Bank or the Issuing Bank for each payment made by the Syndicated L/C Bank or the Issuing Bank under any Letter of Credit on the date the Syndicated L/C Bank or the Issuing Bank is making such payment as notified to such Borrower and the Agent in accordance with paragraph (a) above (or, if the Syndicated L/C Bank's or the Issuing Bank's notice was given to such Borrower after 11:00 a.m. (New York City time) on such date, on the Business Day next following such date), together with, (i) if applicable, interest on the amount paid by the Syndicated L/C Bank or the Issuing Bank from the date payment was made until it becomes due at a rate per annum equal to the Reference Rate plus one percent (1%) per annum and (ii) if such reimbursement is not made when due (whether directly, by means of Loans as provided in paragraph (c) below or by application of any funds then contained in the Cash Collateral Account) interest on the amount so paid by the Syndicated L/C Bank or the Issuing Bank from the date such payment became due to the date the Syndicated L/C Bank or the Issuing Bank is reimbursed therefor at a rate per annum equal to the Reference Rate plus three percent (3%) per annum.

          (c) Unless an Event of Default shall have occurred, each Borrower may satisfy its Reimbursement Obligation by borrowing Reference Rate Loans hereunder in accordance with Section 2.03(a), the proceeds of which Loans will be used to reimburse the Syndicated L/C Bank or the Issuing Bank for the amount of any disbursement made by it under a Letter of Credit. If a Borrower shall fail to deliver a timely Notice of Borrowing pursuant to Section 2.03(a) and shall fail to otherwise reimburse or cause the Syndicated L/C Bank or the Issuing Bank to be reimbursed directly or by request to the Agent to apply funds contained in the Cash Collateral Account on the same day the Syndicated L/C Bank or the Issuing Bank honors a drawing under a Letter of Credit (or, if the Issuing Bank's notice was given to a Borrower after 11:00 a.m. (New

York City time) on such date, on the Business Day next following the date of notice), the Syndicated L/C Bank or the Issuing Bank shall promptly notify the Agent and the Agent shall promptly notify the other Banks thereof. If on the date of such notification there shall not exist any Event of Default, the Borrowers shall be deemed to have requested that the Loans, which shall be Reference Rate Loans, be made by the Banks to be disbursed on the date of payment by the Issuing Bank or Syndicated L/C Bank under the Letter of Credit. In the event that any Bank fails to make available to the Syndicated L/C Bank or the Issuing Bank the amount of such Bank's Loan on the date payment is made under the Letter of Credit, the Syndicated L/C Bank or the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest thereon at the Federal Funds Rate.

          (d) If any Reimbursement Obligation of the Borrowers is not repaid directly by the Borrowers when due and cannot be repaid by means of a borrowing under the Revolving Commitment and there shall not then be sufficient funds available for the payment due to the Syndicated L/C Bank or the Issuing Bank in the Cash Collateral Account, each Bank will, upon notice by the Agent, promptly pay to the Syndicated L/C Bank or such Issuing Bank the amount of its participation in such Reimbursement Obligation determined in accordance with
Section 3.01(c).

          (e) Upon and only upon receipt by the Issuing Bank or the Syndicated L/C Bank of funds from, or on behalf of, the Borrowers, (i) in reimbursement of any payment made under any Letter of Credit with respect to which any Bank has theretofore made a payment to the Syndicated L/C Bank or the Issuing Bank pursuant to paragraph (c) or (d) above, or (ii) in payment of interest thereon, the Issuing Bank or the Syndicated L/C Bank will pay to each Bank through the Agent, in the same funds as those received by the Syndicated L/C Bank or the Issuing Bank, such Bank's pro rata share of such funds.

          (f) If the Syndicated L/C Bank or the Issuing Bank is required at any time to return to a Borrower or to a trustee, receiver, liquidator, custodian or other similar official any portion of the payments made by such Borrower to the Issuing Bank or the Syndicated L/C Bank or the Issuing Bank in reimbursement of a payment made under any Letter of Credit or interest thereon, each Bank shall, on demand of the Agent, forthwith return to the Syndicated L/C Bank or the Issuing Bank its Commitment Percentage of any amounts so returned by the Syndicated L/C Bank or the Issuing Bank, plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the

Syndicated L/C Bank or the Issuing Bank at a rate per annum equal to the Federal Funds Rate.

     3.05 Cash Collateral Account.
          -----------------------

          (a) Upon the occurrence of an Event of Default, the Borrowers shall, at the request of the Agent, provide a letter of credit in form and substance satisfactory to the Majority Banks or promptly pay to the Agent in immediately available funds an amount equal to the maximum amount then available to be drawn under all Letters of Credit then outstanding. Any amounts received by the Agent shall be deposited by the Agent in one or more (at the request of the Majority Banks) deposit accounts (the "Cash Collateral Account") maintained by Bank of America for the benefit of the Issuing Bank, the Agent, the Syndicated L/C Bank and the Banks.

          (b) As security for the payment of all Letter of Credit Obligations and for any other Obligations (including Loans), each Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Agent, and creates in the Agent's favor a Lien on, and security interest in, all money, instruments and securities at any time held in or acquired in connection with the Cash Collateral Account, together with all proceeds thereof. The Cash Collateral Account shall be under the sole dominion and control of the Agent and the Borrowers shall have no right to withdraw or to cause the Agent to withdraw any funds deposited in the Cash Collateral Account. At any time and from time to time, upon the Agent's request, the Borrowers promptly shall execute and deliver any and all such further instruments and documents as may be necessary, appropriate or desirable in the Agent's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (b) and of the rights and powers herein granted. The Borrowers shall not create or suffer to exist any Lien on any amounts or investments held in the Cash Collateral Account other than the Lien granted under this paragraph (b) and Liens permitted pursuant to Sections 8.01(a) and
(c).

          (c) The Agent shall (A) apply any funds in the Cash Collateral Account deposited pursuant to paragraph (a) above on account of Letter of Credit Obligations when the same become due and payable if and to the extent that the Borrowers shall fail directly to pay such Letter of Credit Obligations and (B) after the date on which the Commitments shall have terminated, apply any such funds remaining in the Cash Collateral Account first, to pay any unpaid Obligations then outstanding hereunder and then, to refund any remaining amount to the Borrowers.

          (d) (i) The Borrowers, no more than once in any calendar month, may direct the Agent to invest the funds held in the Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement as determined by the Agent) in one or more types of Cash Equivalents with such maturities no longer than thirty (30) days, pending application of such funds on account of Letter of Credit Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrowers, the Agent shall invest the funds received from WUSA and its Subsidiaries in securities issued or fully guaranteed by the U.S. Government. The balance of the funds shall be invested in Eurodollar time deposits.

              (ii) All investments of funds held in the Cash Collateral Account shall be made in the Agent's name for the account of the Issuing Bank, the Syndicated L/C Bank and the Banks. The Borrowers recognize that any losses or taxes with respect to such investments shall be borne solely by the Borrowers, and each Borrower agrees to hold the Agent, the Issuing Bank, the Syndicated L/C Bank and the Banks harmless from any such losses or taxes other than losses arising from the gross negligence or willful misconduct of the Agent, the Issuing Bank, the Syndicated L/C Bank or any Bank. The Agent may liquidate any investment held in the Cash Collateral Account in order to apply the proceeds of such investment on account of Letter of Credit Obligations (or on account of other Obligations then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalties or other fees incurred (with respect to which the Borrowers hereby agree to reimburse the Agent) as a result of such application.

             (iii) The Agent will advise the Borrowers on a monthly basis of the results of the investments of the funds held in the Cash Collateral Account based on the daily activity thereof.

          (e) The Borrowers shall pay to the Agent the fees customarily charged by the Agent with respect to the maintenance of accounts similar to the Cash Collateral Account.

     3.06 Role of the Issuing Bank and the Syndicated L/C Bank.
          ----------------------------------------------------

          (a) The Issuing Bank and the Syndicated L/C Bank will exercise and give the same care and attention to the Letters of Credit issued by it as it gives to its other letters of credit.

          (b) Each Bank agrees that, in paying any drawing under any Letter of Credit, the Issuing Bank and the Syndicated L/C Bank shall not have any responsibility to obtain any document (other than the draft and certificates required in the case of a Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any document or the authority of the Person delivering any document. None of the Issuing Bank, the Syndicated L/C Bank or any of their representatives, officers, employees or agents shall be liable to any Bank for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Majority Banks; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the execution, effectiveness, genuineness, validity or enforceability of any Letter of Credit or any other document contemplated hereby or thereby.

          (c) All Letters of Credit issued by any Issuing Bank or the Syndicated L/C Bank pursuant to this Agreement shall be evidenced by entries in records maintained by the Issuing Bank or the Syndicated L/C Bank, respectively, which records shall be conclusive evidence, absent manifest error, of all of the Reimbursement Obligations. Failure by the Issuing Bank or the Syndicated L/C Bank to record the issuance of any Letter of Credit or any payment with respect thereto or any error in so recording any such fact, shall not, however, limit or otherwise affect the Reimbursement Obligations.

     3.07 Obligation to Reimburse for, or Participate in, Letters of Credit.
          -----------------------------------------------------------------
The Borrowers' obligations to reimburse the Syndicated L/C Bank or any Issuing Bank for payments and disbursements made by the Syndicated L/C Bank or such Issuing Bank under any Letter of Credit honoring a demand for payment by the beneficiary thereunder, and each Bank's obligation to participate in such payments and disbursements in accordance with this Agreement, shall be irrevocable, absolute and unconditional under any and all circumstances, including the following circumstances:

          (a) any lack of validity or enforceability of this Agreement, any Letter of Credit, any L/C Application or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of any Letter of Credit or any other amendment or waiver of or any consent to or departure from all or any of the L/C Related Documents;

          (c) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Agent, such Issuing Bank, the Syndicated L/C Bank or any other Person, whether in connection with this Agreement, the transactions contemplated by the L/C Related Documents or any unrelated transaction;

          (d) any draft, certificate, statement or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect other than if such payment resulted from the gross negligence or willful misconduct of the Agent, the Syndicated L/C Bank or the Issuing Bank;

          (e) payment by the Agent, the Syndicated L/C Bank or the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of any Letter of Credit other than if such payment resulted from the gross negligence or willful misconduct of the Agent, the Syndicated L/C Bank or the Issuing Bank;

          (f) any exchange, release or non-perfection of any Collateral Security, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrowers, in respect of any Letter of Credit; or

          (g) any other circumstance or happening whatsoever whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any account party other than a circumstance constituting gross negligence or willful misconduct on the part of the Agent, the Syndicated L/C Bank, or the Issuing Bank.

     3.08 Indemnification by the Banks.  The Banks severally agree to indemnify
          ----------------------------
the Agent, the Syndicated L/C Bank, the Issuing Bank and each officer, director, employee, agent and Affiliate of the Agent, the Syndicated L/C Bank and the Issuing Bank ratably according to their respective Commitment Percentages, to the extent not reimbursed by the Borrowers, from and against any and all actions, causes of action, suits, losses, liabilities, damages, and expenses which may at any time (including, at any time following the payment of any of the Reimbursement Obligations) be imposed on, incurred by or asserted against such Person in any way relating to or arising out of the issuance of, transfer of, or payment or failure to pay under any Letter of Credit issued in accordance with the terms of this Agreement or the use of proceeds of any payment made under any Letter of Credit issued in accordance with the terms of this Agreement; provided, however, that no Bank shall be liable for the payment of
           --------  -------
any portion of such actions, causes of action, suits, losses, liabilities, damages and expenses which a court of competent jurisdiction finally shall have determined in a final proceeding to have arisen solely by reason of such Person's gross negligence or willful misconduct.

     3.09 Special Provisions Relating to Commercial Letters of Credit.
          -----------------------------------------------------------

          (a) The Borrowers will obtain, or cause to be obtained, insurance on all goods described in any Commercial Letter of Credit. The insurance will cover fire and other usual risks, and any additional risks the Issuing Bank may request. The Borrowers authorize and empower the Issuing Bank to collect the proceeds of any insurance which would be payable to any of the Borrowers and apply such proceeds against any of the Borrowers' Reimbursement Obligations to the Banks with respect to the Commercial Letter of Credit to which such proceeds relate.

          (b) The Borrowers represent and warrant to the Banks that the Borrowers have obtained all import and export licenses and other governmental approvals required for the goods and the documents described in any Commercial Letter of Credit.

          (c) (i) The Borrowers hereby grant to the Agent for the benefit of the Banks a security interest in the Borrowers' right, title and interest in and to the following described property, whether now owned or hereafter acquired by the Borrowers (the "L/C Collateral"):
                                               --------------

               (A) All goods and documents described in any Commercial Letter of Credit;

               (B) All negotiable and nonnegotiable documents of title covering any of the above-described property;

               (C)  All rights under contracts of insurance
          covering any of the above-described property;

               (D)  All deposit accounts now or hereafter
          maintained by the Borrowers with any Bank with respect to any Commercial Letter of Credit; and

               (E) All proceeds of any of the above-described property.

              (ii) The L/C Collateral secures and will secure all obligations and liabilities of the Borrowers to the Banks with respect to any Commercial Letter of Credit, whether now existing or hereafter incurred or created, whether due or to become due, and whether absolute or contingent.

                                  ARTICLE IV
                FEES; PAYMENTS; TAXES; CHANGES IN CIRCUMSTANCES
                -----------------------------------------------

     4.01 Arrangement Fee.  The Borrowers agree to pay to the Agent an aggregate
          ---------------
arrangement fee for the Agent's own account in an amount and at the times set forth in a letter agreement between WUSA and the Agent dated June 29, 1993.

     4.02 Commitment Fees.  The Borrowers further agree to pay to the Agent for
          ---------------
the benefit of each Bank an aggregate commitment fee on the average daily unused portion of such Bank's Commitment equal to .375% per annum. Such commitment fee shall accrue from Closing Date to the Commitment Termination Date and shall be payable quarterly in arrears on the last day of each March, June, September and December commencing on September 30, 1993 and ending on the Commitment Termination Date.

     4.03 Participation Fee. The Borrowers agree to pay to the Agent for the
          -----------------
benefit of each Bank other than Bank of America a participation fee equal to
 .25% of each such Bank's final allocated amount on Commitments of Twenty Five Million dollars ($25,000,000) or more and .15% of each such Bank's final allocated amount on Commitments of less than Twenty Five Million dollars ($25,000,000), payable on the Closing Date.

     4.04 Agency Fee.  The Borrowers agree to pay to the Agent for the Agent's
          ----------
own account on the last Business Day of each March following the Closing, an aggregate agency fee in the amount set forth in a letter agreement between WUSA and the Agent dated June 29, 1993.

     4.05 Letter of Credit Fees.
          ---------------------

          (a) The Borrowers agree to pay to the Agent for the pro-rata account of each Bank a Letter of Credit fee as follows:

               (i) in the case of a non-financial Standby Letter of Credit, a fee equal to (A) .75% per annum of the face amount of each Standby Letter of Credit having a maturity of two (2) years or less and 1.25% per annum of the face amount of each Standby Letter of Credit with a maturity of greater than two (2) years or, (B) in the case of a financial Standby Letter of Credit, a fee equal to 1.50% per annum of the face amount of each Standby Letter of Credit. Such fee shall accrue on the outstanding amount available under the Standby Letter of Credit from its issuance until the date such Standby Letter of

     Credit expires, taking into account any extensions of the expiration date, beyond the initial expiration date and shall be payable quarterly in advance on the last day of each March, June, September and December and on the date such Letter of Credit expires or is fully drawn;

              (ii) in the case of each Commercial Letter of Credit, a fee equal to .375% of the face amount of such Commercial Letter of Credit, payable upon issuance of the Commercial Letter of Credit.

          (b) The Borrowers agree to pay to the Agent for the account of the Issuing Bank, in connection with the issuance of any Standby Letter of Credit, an issuance fee equal to .25% per annum of the face amount of the Standby Letter of Credit issued by that Issuing Bank. Such issuance fee shall accrue on the outstanding amount available under the Letter of Credit from the issuance date of each Standby Letter of Credit to the date such Standby Letter of Credit expires, taking into account any extensions of the expiration date beyond the initial expiration date, and shall be payable quarterly in advance on the last day of each March, June, September and December and on the date such Standby Letter of Credit expires or is fully drawn;

          (c) The Borrowers agree to pay to the Issuing Bank, in the case of each Commercial Letter of Credit, a negotiation fee in an amount equal to .15% of the value of drawings from such Commercial Letter of Credit, payable on the day of negotiation of documents causing such drawings to be made.

          (d) If at any time after the date of issuance thereof, the stated amount of any Letter of Credit is increased, the Borrowers shall pay to the
Agent:

               (i) in the case of a Standby Letter of Credit (A) an additional fee for the account of each Bank equal to the applicable percentage rate set forth in paragraph (a)(i) above and (B) for the account of the Issuing Bank an additional issuance fee equal to the applicable percentage rate set forth in paragraph (b) above, each such fee computed on the amount of such increase times the number of days included in the period from the date of increase of the Standby Letter of Credit to the then stated date of expiration, taking into account any extensions of the expiration date beyond the then stated date of expiration, and payable quarterly in advance on the last day of each March, June, September and December and on the date such Standby Letter of Credit expires or is fully drawn;

              (ii) in the case of a Commercial Letter of Credit, an additional fee for the account of each Bank equal to the applicable percentage rate set forth in paragraph (a)(ii) above, each such fee computed on the amount of such increase in the stated amount of such Commercial Letter of Credit, payable on the date the stated amount of such Commercial Letter of Credit is increased.

          (e) On the date of any amendment to or transfer of any Letter of Credit, the Borrower shall pay to the Agent for the account of the Syndicated L/C Bank or the Issuing Bank, an amendment fee or transfer fee equal to the Syndicated L/C Bank's or the Issuing Bank's standard amendment or transfer fee on such date.

     4.06 Computation of Fees and Interest.
          --------------------------------

          (a) All computations of interest payable in respect of Reference Rate Loans and fees with respect to Standby Letters of Credit shall be made on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six
(366) days, as the case may be, and actual days elapsed. All other computations of fees and interest under this Agreement shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest and fees shall accrue during each period during which interest or such fees are computed from and including the first day thereof to but excluding the last day thereof. For the purposes of this Agreement whenever interest is calculated on the basis of a year of 360 or 365 days, each rate of interest determined pursuant to such calculation expressed as an annual nominal rate for the purposes of the Interest
                                                                        --------
Act (Canada) is equivalent to such rate as so determined multiplied by the
- ---
number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as appropriate. The parties further agree that for the purposes of the Interest Act (Canada), (i) the principle of deemed reinvestment
                ------------
of interest shall not apply to any interest calculation under this Agreement, and (ii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

          (b) The Agent shall, as soon as practicable, notify the Borrowers and the Banks of each determination of a Eurodollar Rate or of a CD Rate; provided,
                                                                      --------
however, that any failure to do so shall not relieve the Borrowers of any
- -------
liability hereunder.  Any change
in the interest rate on a Loan resulting from a change in the Eurodollar Reserve Percentage, Eurocurrency Liabilities, the Assessment Rate or the Reference Rate shall become effective as of the opening of business on the day on which such change in the Reserve Percentage, Eurocurrency Liabilities, the Assessment Rate or the Reference Rate shall become effective. The Agent shall, as soon as practicable, notify the Borrowers and the Banks of the effective date and the amount of each such change; provided, however, that any failure to do so shall
                            --------  -------
not relieve the Borrowers of any liability hereunder.

          (c) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Banks in the absence of manifest error.

          (d) If any Reference Bank's Commitment shall terminate (otherwise than on termination of all the Commitments), or, for any reason whatsoever, the Reference Bank shall cease to be a Bank hereunder, that Reference Bank shall thereupon cease to be a Reference Bank and the Eurodollar Rate shall be determined on the basis of the rates as notified by the remaining Reference Banks.

          (e) Each Reference Bank shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Banks shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall be determined on the basis of the quotations of the remaining Reference Banks or Reference Bank.

          (f) Fees with respect to existing Letters of Credit shall be determined pursuant to Section 4.05 on and after the Closing Date.

     4.07 Payments by the Borrowers.
          -------------------------

          (a) All payments (including prepayments) to be made by the Borrowers on account of principal, interest and fees shall be made without set-off or counterclaim and shall be made to the Agent, for the account of the Banks (except as otherwise provided in Section 4.01, 4.04 or 4.11), at the Agent's office set forth in Section 11.02, in Dollars and in immediately available funds no later that 12:00 noon (New York time). The Agent shall distribute such payments pro rata to each Bank in the amount of its Commitment Percentage of
         --- ----
such principal, interest, fees or other amounts, promptly upon receipt in like funds as received. Any payment which is received by the Agent later than 12:00 noon (New York time) shall be deemed to have been received on the next succeeding Business Day.

          (b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be; provided, however, that if
                                                     --------  -------
such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

          (c) Unless the Agent shall have received notice from the Borrowers, prior to the date on which any payment is due to the Banks hereunder, that the Borrowers will not make such payment in full, the Agent may assume that the Borrowers have made such payment in full to the Agent on such date and the Agent may, but shall not be so required, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Borrowers shall not have made such payment in full to the Agent, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank, together with interest thereon for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate as in effect on such date.

     4.08 Payments by the Banks to the Agent.
          ----------------------------------

          (a) Each Bank shall make available to the Agent in immediately available funds for the account of the Borrowers the amount of its Commitment Percentage of any Borrowing.

          (b) Unless the Agent shall have received notice from a Bank on the Closing Date or, with respect to each Borrowing after the Closing Date, at least one (1) Business Day prior to the date of any proposed Borrowing that each Bank will not make available to the Agent for the account of the Borrowers the amount of that Bank's Commitment Percentage of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent on the borrowing date and the Agent may (but it shall not be so required), in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Borrowers such amount, such Bank shall, within two (2) Business Days following the date of such Borrowing, make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this Section 4.08(b) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two (2) Business Days following the date of such Borrowing, the Agent shall notify the Borrowers of such failure to fund and, upon demand by the Agent, the Borrowers shall pay to the Agent such amount, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

          (c) The failure of any Bank to make any Loan on any date of Borrowing shall not relieve any other Bank of the obligation hereunder to make a Loan on the date of such Borrowing but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on the date of any Borrowing.

     4.09 Security and Guarantees.
          -----------------------

          (a) All Obligations of the Borrowers under this Agreement and all other Loan Documents shall be secured in accordance with the Collateral Documents.

          (b) All Obligations of the Borrowers under this Agreement shall be unconditionally guaranteed by the Guarantors (other than WECL), which shall be secured in accordance with the Collateral Documents.

     4.10 Taxes.
          -----

          (a) Subject to Section 4.10(g), any and all payments by any Borrower to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) In addition, each Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Subject to Section 4.10(g), each Borrower shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.10) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days from the date the Bank or the Agent makes written demand therefor.

          (d) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 4.10(g):

               (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.10 and, notwithstanding any exclusion from Taxes in Section 4.10(a) for net income taxes of the Banks, including in the case of non-U.S. withholding tax imposed at rates of 5% or greater, any U.S. tax, including taxes on net income, attributable to such increase) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

              (ii)  the Borrower shall make such deductions; and

             (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within thirty (30) days after the date of any payment by a Borrower of Taxes or Other Taxes, such Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:

               (i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to
     Section 11.07 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Borrowers through the
     Agent:

                    (A)  if any Lending Office is located in the
          United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 ("Form 4224") and Internal Revenue Service Form W-9 ("Form W-9") or any successor thereto, and

                    (B) if any Lending Office is located outside the United States, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 ("Form 1001") and Internal Revenue Service Form W-8 ("Form W-8") or any successor thereto, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax;

              (ii) if at any time a Bank changes its Lending Office or Offices or selects an additional Lending Office as herein provided, it shall, at the same time or reasonably promptly thereafter, deliver to the Borrowers through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder:

                    (A)  if such changed or additional Lending
          Office is located in the United States, two (2) accurate and complete signed originals of Form 4224 and Form W-9; or

                    (B)  otherwise, two accurate and complete
          signed originals of Form 1001 and Form W-8,

     in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

             (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 and Form W-9 or Form 1001 and Form W-8 previously delivered by the Bank and if the delivery of the same be lawful, deliver to the Borrowers through the Agent two (2) accurate and complete original signed copies of Form 4224 and Form W-9 or Form 1001 and Form W-8 in replacement for the forms previously delivered by the Bank;

              (iv) it shall, promptly upon the Borrowers' reasonable request to that effect, deliver to the Borrowers such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes;

               (v) if such Bank claims exemption from with holding tax under a United States tax treaty by providing a Form 1001 and Form W-8 and such Bank sells or grants a participation of all or part of its rights under this Agreement, such Bank shall notify the Agent of the percentage amount in which it is no longer the beneficial owner under this Agreement. To the extent of this percentage amount, the Agent shall treat such Bank's Form 1001 as no longer in compliance with this Section 4.10(f). In the event a Bank claiming exemption from United States withholding tax by filing Form 4224 and Form W-9 with the Agent, sells or grants a participation in its rights under this Agreement, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code;

              (vi) Without limiting or restricting any Bank's right under Section 4.10(d) to increased amounts from the Borrower upon satisfaction of such Bank's obligations under the provisions of this Section 4.10(f), if such Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subparagraph (i) are not delivered to the Agent, then the Agent may withhold from any interest payment to the Bank not providing such forms or other documentation, an amount equivalent to the applicable withholding tax. In addition, the Agent may also withhold against periodic payments other than interest payments to the extent United States withholding tax is not eliminated by obtaining Form 4224 and Form W-9 or Form 1001 and Form W-8; and

             (vii) if the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Agent or the Borrowers did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from withholding tax ineffective), such Bank shall indemnify the Agent and/or the Borrowers, fully for all amounts paid, directly or indirectly, by the Agent and/or the Borrowers, as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent or the Borrowers under this Section 4.10(f), together with all costs, expenses and attorneys' fees (including allocated costs for in-house staff counsel).

          (g) The Borrowers will not be required to pay any additional amounts in respect of United States Federal income tax pursuant to Section 4.10(d) to any Bank for the account of any Lending Office of such Bank:

               (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 4.10(f) in respect of such Lending Office;

              (ii) if such Bank shall have delivered to the Borrowers a Form 4224 in respect of such Lending Office pursuant to Section 4.10(f)(i)(A), and the Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224 and Form W-9; or

             (iii) if such Bank shall have delivered to the Borrowers a Form 1001 and Form W-8 in respect of such Lending Office pursuant to Section 4.10(f)(i)(B), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Borrowers hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001 and Form W-8.

          (h) If, at any time, the Borrowers request any Bank to deliver any forms or other documentation pursuant to Section 4.10(f)(iv), then the Borrowers shall, on demand of such Bank through the Agent, reimburse such Bank for any costs or expenses reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

          (i) If a Borrower is required to pay additional amounts to any Bank or the Agent pursuant to Section 4.10(d), then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

          (j)  The agreements and obligations of the Borrowers contained in this
Section 4.10 shall survive the payment in full of all Obligations hereunder.

     4.11 Sharing of Payments, Etc.  If, other than as provided in Section 4.10,
          -------------------------
4.12, or 4.13, any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans made by it or the Letter of Credit Obligations in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans or the Letter of Credit Obligations made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such
                           --------  -------
excess payment is thereafter recovered from such purchasing Bank, such purchase by such Bank from each other Bank shall be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto to the extent of such recovery, together with an amount equal to such paying Bank's Commitment Percentage (according to the proportion of (a) the amount of such paying Bank's required repayment to (b) the total amount so recovered from the purchasing
Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. Each Borrower agrees that any Bank so purchasing a participation from another Bank pursuant to the provisions of this
Section 4.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

     4.12 Illegality.
          ----------

          (a) If any Bank shall determine that any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Eurodollar Rate Loans, then, on notice thereof by such Bank to the Borrowers through the Agent, the obligation of such Bank to make Eurodollar Rate Loans shall be suspended until the notifying Bank shall have notified the Agent and the Borrowers that the circumstances giving rise to such determination no longer exist, and during such suspension period such Bank shall make Reference Rate Loans. Each Reference Rate Loan made by a Bank as a result of the preceding sentence shall have the same Interest Payment Date as the Eurodollar Rate Loans made by the other Banks on the date which such Bank makes such Reference Rate Loan.

          (b) If a Bank shall determine that it is unlawful to maintain any Eurodollar Rate Loan, the Borrowers shall prepay in full all Eurodollar Rate Loans of such Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if such Bank may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Bank may not lawfully continue to maintain such Eurodollar Rate Loans, together with any amounts required to be paid in connection therewith pursuant to Section 4.13.

          (c) If a Borrower is required to prepay any Eurodollar Rate Loan immediately as provided in Section 4.12(b), then, concurrently with such prepayment, such Borrower shall borrow from the affected Bank, in the amount of such repayment, a Reference Rate Loan having as its Interest Payment Date the same Interest Payment Date as the Eurodollar Rate Loan which was prepaid.

          (d) Before giving any notice to the Agent pursuant to this Section 4.12, the affected Bank shall designate a different Lending Office with respect to its Eurodollar Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of such Bank, be illegal or otherwise disadvantageous to such Bank.

     4.13 Increased Costs and Reduction of Return.
          ----------------------------------------

          (a) If, any Bank shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the Eurodollar Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Eurodollar Rate Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If, any Bank shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling such Bank with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and such Bank (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Bank, the Borrowers shall immediately pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increase.

     4.14 Funding Losses.  Each Borrower agrees to reimburse each Bank and to
          --------------
hold each Bank harmless from any loss or expense which such Bank may sustain or incur as a consequence of the following:

          (a) the failure of the Borrowers to make any payment or prepayment of principal of any Eurodollar Rate Loan or CD Rate Loan (including payments made after any acceleration thereof);

          (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/Continuation;

          (c) the failure of the Borrowers to make any prepayment after the Borrowers have given a notice in accordance with Section 2.06; or

          (d) the prepayment of a Eurodollar Rate Loan or a CD Rate Loan on a day which is not the last day of the Interest Period with respect thereto;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Eurodollar Rate Loans or CD Rate Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained.

     This covenant shall survive payment in full of all other Obligations.

     4.15 Eurodollar Rate Protection. In the event that (a) any two (2)
          --------------------------
Reference Banks shall have determined (which determination shall be conclusive and binding upon the Borrowers) that for any reason adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the CD Rate for any requested Interest Period with respect to a proposed Loan that a Borrower has requested be made as a Eurodollar Rate Loan or a CD Rate Loan, or (b) any two
(2) Reference Banks shall determine (which determination shall be conclusive and binding upon the Borrowers) that the Eurodollar Rate or the CD Rate applicable pursuant to Section 2.09 for any requested Interest Period with respect to a proposed Loan that a Borrower has requested be made as a Eurodollar Rate Loan or CD Rate Loan do not adequately and fairly reflect the cost to such Banks of funding such Loan, the Agent shall forthwith give telex notice of such determination to the Borrowers and each Bank at least one day prior to the proposed borrowing date for such Eurodollar Rate Loan or CD Rate Loan. If such notice is given, any requested Eurodollar Rate Loan or CD Rate Loan shall be made as a Reference Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Rate Loans or CD Rate Loans may be requested by the Borrowers and on the Interest Payment Date of any Eurodollar Rate Loan or CD Rate Loan then outstanding and so affected, such outstanding Loan shall be converted into a Reference Rate Loan.

          4.16  Certificates of Banks.  Any Bank claiming reimbursement or
                ---------------------
compensation pursuant to this Article IV shall deliver to the Borrowers a certificate setting forth in reasonable detail the computation of the amount payable to such Bank hereunder and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     WGI, WII, WECL and WUSA each represent and warrant to the Agent and each Bank and each Designated Subsidiary shall be deemed by execution and delivery of its Election to Participate to have represented as of the date of such Election to Participate to the Agent and each Bank that:

     5.01 Corporate Existence and Power.  Each of WGI, WII, WUSA, WECL, WESCO,
          -----------------------------
WBEI and the Designated Subsidiaries:

          (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; provided
                                                                  --------
however, with respect to WECL the concept of good standing is not applicable but
- -------
WECL maintains its status with the Governmental Authorities of the Province of Ontario, Canada;

          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own, to pledge, mortgage and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged;

          (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

          (d)  is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not have a Material Adverse Effect.

     5.02 Corporate Authorization; No Contravention.  The execution,
          -----------------------------------------
delivery and performance by WGI, WII, WUSA, WECL or a Designated Subsidiary of this Agreement, and any other Loan Document to which such Person is a party:

          (a) are within such Person's corporate power and authority and have been duly authorized by all necessary corporate action;

          (b) do not and will not contravene the terms of that Person's certificate of incorporation or By-Laws, or any amendment thereof;

          (c) will not conflict with, or result in any breach or contravention of, or the creation of any Lien (other than Liens under this Agreement) under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party; or

          (d)  violate any Requirement of Law.

     5.03 Governmental Authorization.  No approval, consent, exemption,
          --------------------------
authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents or this Agreement) is necessary or required in connection with the execution, delivery, performance or enforcement against WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary of this Agreement or any other Loan Document or any other instrument or agreement required hereunder to be made by WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary.

     5.04 Binding Effect.  This Agreement and each other Loan Document to which
          --------------
WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary is a party constitute the legal, valid and binding obligations of WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary to the extent they are a party thereto, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.05 Litigation.  Except as set forth in Schedule 5.05 hereto, there are
          ----------
no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary, threatened or contemplated at law, in equity, in arbitration or before any Governmental Authority against WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary or any of their respective properties:

          (a) with respect to this Agreement, or any Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) which, if determined adversely to WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary, might have a Material Adverse Effect.

No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any Loan Document or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

     5.06 No Default.  No Default or Event of Default exists or would result
          ----------
from the incurring of obligations by WGI, WII, WUSA, WESCO, WECL or WBEI or the Designated Subsidiaries under this Agreement or any Loan Document. Neither WGI, WII, WUSA, WECL or the Designated Subsidiaries, is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could have a reasonable likelihood of having a Material Adverse Effect.

     5.07 ERISA Compliance.
          ----------------

          (a) Schedule 5.07 lists all Plans maintained or sponsored by the Company or any of its Subsidiaries (or to which the Company or any of its Subsidiaries is obligated to contribute), and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. Each of such Plans or written descriptions thereof provided to the Agent are true and complete in all material respects.

          (b) Each such Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of each such Plan.

          (c) Each such Qualified Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of
Section 501 of the Code, and to the best knowledge of the Company nothing has occurred which would cause the loss of such qualification or tax-exempt status.

          (d) Except as set forth in Schedule 5.07, there is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Company or any of its

Subsidiaries or any ERISA Affiliate (as to which the Company is or may be liable), nor with respect to any Plan to which the Company or any of its Subsidiaries or any ERISA Affiliate (wherein the Company is or may be liable) contributes or is obligated to contribute.

          (e) Except as set forth on Schedule 5.07, none of the Qualified Plans subject to Title IV of ERISA has any Unfunded Pension Liability (as to which the Company or any of its Subsidiaries is or may be liable).

          (f) Except as set forth in Schedule 5.07, no Plan maintained or sponsored by the Company or any of its Subsidiaries provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Company or any of its Subsidi aries, except to the extent required by Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Code. The Company and its Subsidiaries have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

          (g) Except as set forth in Schedule 5.07, no ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is obligated to contribute.

          (h) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Company or any of its Subsidiaries or its assets,
(ii) any member of the Controlled Group with respect to any Qualified Plan of the Company or any of its Subsidiaries, or (iii) any fiduciary with respect to any Plan for which the Company or any of its Subsidiaries may be directly or indirectly liable, through indemnification obligations or otherwise.

          (i) Except as set forth in Schedule 5.07, neither the Company nor any of its Subsidiaries has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title

IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

          (j) Except as set forth in Schedule 5.07, neither the Company nor any of its Subsidiaries have transferred any Unfunded Pension Liability outside of the Controlled Group or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (k) Neither the Company nor any of its Subsidiaries have engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which has a reasonable likelihood of having a Material Adverse Effect.

     5.08 Use of Proceeds; Margin Regulations.  The proceeds of the Loans shall
          -----------------------------------
be used solely for the purposes set forth in Section 7.11. No portion of the Loans will be used, directly or indirectly, (i) to purchase or carry margin stock as defined in Regulation U of the Federal Reserve Board or (ii) to repay or otherwise refinance indebtedness of the Company, WII, WECL or WUSA or others incurred to purchase or carry margin stock, or (iii) to extend credit for the purpose of purchasing or carrying any margin stock. No proceeds of any Loans will be used to acquire any security in any transaction which is subject to
Section 13 or 14 of the Securities Exchange Act.

     5.09 Title to Properties.  Each of WGI, WII, WUSA, WESCO, WECL, WBEI and
          -------------------
the Designated Subsidiaries, has good record and marketable title in fee simple to or valid leasehold interests in all its property, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The property is free and clear of all security interests, Liens or rights of others, except Permitted Liens.

     5.10 Taxes.  WGI, WII, WUSA, WESCO, WECL, WBEI and the Designated
          -----
Subsidiaries have filed all Federal and other material tax returns and reports required to be filed and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no notice of tax lien has been filed or recorded (such proceedings, reserves and taxes being described on Schedule 5.10). To the best knowledge of WGI, there is no proposed tax assessment against WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary which would, if the assessment were made, have a Material Adverse Effect. The proceedings described in Schedule 5.10 will not, if determined adversely to WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary, have a Material Adverse Effect.

     5.11 Financial Condition.
          -------------------

          (a) The audited consolidated financial statements of WGI and its Subsidiaries dated December 31, 1992, and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year ended on that date:

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein,

              (ii) fairly present the financial condition of WGI and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

             (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof (including, without limitation, liabilities for taxes and material commitments) that would be customarily included in a balance sheet prepared in accordance with GAAP.

          (b)  Since December 31, 1992 there has been no Material Adverse
Effect.

     5.12 Environmental Matters.
          ---------------------

          (a) Except as specifically identified in Schedule 5.12, the operations of the Company, WII, WUSA, WESCO, WECL, WBEI and the Designated Subsidiaries comply in all respects with all Environmental Laws and all other applicable Requirements of Law concerning environmental health and safety, except such non-compliance which would not result in liability in excess of One Million dollars ($1,000,000) in the aggregate.

          (b) Except as specifically identified in Schedule 5.12, the Company, WII, WUSA, WESCO, WECL, WBEI and the Designated Subsidiaries have obtained all material environmental, health and safety permits necessary for their operations, and all such permits are in effect, and the Company, WII, WUSA, WESCO, WECL, WBEI and the Designated Subsidiaries are in material compliance with all terms and conditions of such permits.

          (c) Except as identified in Schedule 5.12, neither the Company, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary nor any of their present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person nor subject to any judicial or docketed administrative proceeding, respecting any Requirement of Law, Environmental Claim or Hazardous Material which could have a Material Adverse Effect.

          (d) Except as specifically identified in Schedule 5.12, there are, to the knowledge of the Company, no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of the Company, WII, WUSA, WESCO, WECL, WBEI and the Designated Subsidiaries, including Environmental Claims associated with any operations of the Company, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary, with a potential liability in excess of One Million dollars ($1,000,000) in the aggregate. Without limiting the generality of the foregoing, (i) neither the Company, WII, WUSA, WESCO, WECL nor WBEI has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site, and (ii) the Company, WII, WUSA, WESCO, WECL, WBEI and the Designated Subsidiaries have met all notification requirements under Title III of CERCLA or any other Environmental Law.

     5.13 Collateral Documents.
          --------------------

          (a) The provisions of each of the Collateral Documents are effective to create in favor of the Agent, for the benefit of the Banks, a legal, valid and enforceable security interest in all right, title and interest of WGI, Musketeer and WUSA in the Collateral described therein; and financing statements have been filed (or will be filed within 10 days from the Closing Date) in the offices in all of the jurisdictions listed in the schedules to the respective Pledge Agreements. No other actions are necessary to perfect the security interests created in the Collateral Documents other than this Agreement, except for possession of the share certificates and letters of the Corporate Secretary; and

          (b) Assuming the filing or possession referred to in Section 5.13(a), the provisions of the Pledge Agreements are effective to create, in favor of the Agent, for the ratable benefit of the Banks, a legal, valid and enforceable Lien on or security interest in all of the Collateral described therein, and the Pledged Collateral was delivered to the Agent or its nominee. Upon such filing or possession, each such Pledge Agreement will constitute a fully perfected first security interest in all right, title and interest of WGI, Musketeer and WUSA, as the case may be, in the Collateral described therein, prior and superior to all other Liens except for Permitted Liens.

     5.14 Investment Company.  Neither WGI, WII, WUSA, WESCO, WECL, WBEI nor any
          ------------------
Designated Subsidiary, nor any Person controlling WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any public utility or other federal, state or other governmental statute or regulation limiting its ability to incur indebtedness.

     5.15 Full Disclosure.  All factual information heretofore or
          ---------------
contemporaneously furnished in writing by or on behalf of WGI, WII, WECL, WUSA and their Subsidiaries in writing to any Bank (including without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of WGI, WII, WECL, WUSA and their Subsidiaries in writing to any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not made incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

     5.16 No Burdensome Restrictions.  None of WGI, WII, WUSA, WECL, WESCO, WBEI
          --------------------------
or any Designated Subsidiary is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which materially adversely affects, or insofar as WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary may reasonably foresee may so affect, the rights of the Banks under any Loan Document, or may impair the ability of WGI, WII, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary to perform or observe its obligations under this Agreement.

     5.17 Solvency.  On and as of the Closing Date, each of WGI (on a
          --------
consolidated basis), WII (on a consolidated basis) combined with WECL, WUSA, WESCO and WBEI is Solvent.

     5.18 Labor Relations.  Neither the Company, WII, WECL, WUSA, WESCO, WBEI
          ---------------
nor any Designated Subsidiary, nor any of their respective Subsidiaries is engaged in any unfair labor practice that could have a material adverse effect on the Company, WII, WECL, WUSA, WESCO, WBEI or any Designated Subsidiary taken as a whole. There is (i) no significant unfair labor practice complaint pending against the Company, WII, WECL, WUSA, WESCO, WBEI or any Designated Subsidiary, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company, WII, WECL, WUSA, WESCO, WBEI or any Designated Subsidiary or, to the best knowledge of the Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company, WII, WECL, WUSA, WESCO, WBEI or any Designated Subsidiary or, to the best knowledge of the Company, threatened against the Company, WII, WECL, WUSA, WESCO, WBEI or any Designated Subsidiary, and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company, WII, WECL, WUSA, WESCO, WBEI or any Designated Subsidiary and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a Material Adverse Effect.

     5.19 Copyrights, Patents, Trademarks and Licenses, Patents, etc.  Except as
          ----------------------------------------------------------
set forth in Schedule 5.19, the Company, WII, WECL, WUSA, WESCO, WBEI or any of their respective Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operations of their respective businesses, without conflict with the rights of any other Person with respect thereto. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed by the Company, WII, WECL, WUSA, WESCO, WBEI or any of their respective Subsidiaries infringes upon any rights owned by any other Person, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, would be likely to result in a Material Adverse Effect.

     5.20 Subsidiaries.  As of the Closing Date WGI has no Subsidiaries other
          ------------
than those listed on Schedule 5.20(a) hereto and has no equity investments in any other corporation or entity other than those listed on Schedule 5.20(b) hereto.

     5.21 Broker's; Transaction Fees.  Neither the Company nor any of its
          --------------------------
Subsidiaries has any obligation to any Person in respect of any finder's, broker's or investment banker's fee in connection herewith.

     5.22 Insurance. The properties of WGI, WII, WECL, WUSA, WESCO and WBEI are
          ---------
insured with financially sound and reputable insurance companies, in such amounts and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where WGI, WESCO, WECL, WII, WUSA or WBEI operate.

                                  ARTICLE VI
                             CONDITIONS PRECEDENT
                             --------------------

     6.01 Conditions of Initial Loans or Letter of Credit.  The obligation of
          -----------------------------------------------
each Bank to make the first Loan hereunder or of the Issuing Bank or the Syndicated L/C Bank to issue the first Letter of Credit hereunder, whichever is earlier requested, is subject to condition that the Agent shall have received on or before the first borrowing date all of the following, in form and substance satisfactory to the Agent and its counsel and the Banks and (except for the certificates representing Pledged Shares as defined in the Pledge Agreement) in sufficient copies for each Bank:

          (a)  Credit Agreement.  This Agreement executed and delivered by a
               ----------------
Responsible Officer of WGI, WII, WECL and WUSA.

          (b)  Resolutions and Shareholder Approvals.
               -------------------------------------

               (i) Certified copies of the resolutions of the Boards of Directors of WGI, WII, Musketeer, WUSA, WESCO, WECL and WBEI approving and authorizing the execution, delivery and performance by WGI, WII, WUSA, WESCO, WECL and WBEI of this Agreement and the transactions contemplated thereby and the other Loan Documents to be delivered hereunder authorizing the borrowing of the Loans and the applications for Letters of Credit, and approving and authorizing the execution, delivery and performance by Musketeer of its Parent Pledge Agreement, certified as of the Closing Date by the Secretary or an Assistant Secretary of each of WGI, WII, Musketeer, WUSA, WESCO, WECL and WBEI; and

              (ii) Certified copies of the resolutions of the shareholders of WGI and WII for any Loan Document executed by WGI and WII (other than this Agreement, as to WGI).

          (c)  Incumbency.  A certificate of the Secretary or Assistant
               ----------
Secretary of each of WGI, WII, WUSA, WESCO, WECL and WBEI certifying the names and true signatures of the officers of WGI, WII, WUSA, WECL, WESCO and WBEI authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

          (d)  Articles of Incorporation; By-Laws and Good Standing. Each of
               ----------------------------------------------------
the following documents:

               (i) the articles or certificate of incorporation of WGI, WII, WUSA, WESCO, WECL and WBEI, as in effect on the Closing Date, certified by the appropriate authorities in the jurisdiction of incorporation of WGI, WII, WUSA, WESCO, WECL and WBEI as of a recent date; the bylaws of WGI, WII, WUSA, WESCO, WECL and WBEI in effect on the Closing Date, certified by the Secretary or Assistant Secretary of WGI, WII, WUSA, WESCO, WECL and WBEI as of the Closing Date; and

              (ii) a certificate of status for WECL from the appropriate authorities of the Province of Ontario, Canada, a good standing certificate for WGI, WII, WUSA, WESCO, and WBEI from the appropriate authorities of its jurisdiction of incorporation and the states of Oklahoma as to WUSA, WESCO and WBEI and Oregon as to WESCO as of a recent date.

          (e)  Guarantees. (i) the Parent Guaranty duly executed by WGI, (ii)
               -----------
the Subsidiary Guarantees duly executed by each of WESCO and WBEI, and (iii) the WECL Guaranty duly executed by WECL.

          (f)  Pledge Agreements. The Parent Pledge Agreements and the Borrower
               -----------------
Pledge Agreement, duly executed by WGI, Musketeer, and WUSA, respectively, together with:

               (i) certificates representing the Pledged Shares referred to therein;

              (ii) stock transfer powers executed in blank with signatures guaranteed as the Agent may specify; and

             (iii) evidence that all other actions necessary or, in the opinion of the Agent, desirable to perfect and protect the first priority security interest created by the Pledge Agreements have been taken.

          (g)  Legal Opinions.
               --------------

               (i) an opinion of Arias, Fabrega & Fabrega, Panamanian counsel to WII and WGI, and addressed to the Agent and the Banks, substantially in the form of Exhibit N;

              (ii) an opinion of Conner & Winters, U.S. counsel to WUSA, WESCO and WBEI, in substantially the form of Exhibit O;

             (iii) an opinion of Blake, Cassels & Graydon, Ontario counsel to WECL, in substantially the form of Exhibit P;

              (iv) an opinion of Butler & Binion, special counsel to the Agent and the Banks, substantially in the form of Exhibit Q; and

               (v) an opinion of Nauta Dutilh, special counsel to the Agent and the Banks, in substantially the form of Exhibit S.

          (h)  Payment of Fees. The Borrowers shall have paid all costs, accrued
               ---------------
and unpaid fees and expenses (including, without limitation, legal fees and expenses) referred to in Section 4.01, 4.02, 4.03, 4.04, 4.05 and 11.04 to the extent due and payable on the Closing Date.

          (i)  Financial Statements.  A copy of the audited financial statements
               --------------------
of the Company and its Subsidiaries referred to in Section 5.11(a).

          (j)  Insurance Policies.  Certificates of insurance with respect to
               ------------------
insurance policies or other instruments or documents evidencing insurance coverage on the property of the Company, WII, WUSA, WESCO, WECL and WBEI in accordance with Section 7.05.

          (k)  Solvency Certificate.  A certificate from a Responsible Officer
               --------------------
of the Company, in substantially the form of Exhibit T to the effect that, as of the Closing Date, each of the Company and its Subsidiaries (on a consolidated basis), WII and its Subsidiaries (on a consolidated basis) combined with WECL, WUSA, WESCO and WBEI is Solvent.

          (l)  Termination of Existing Credit Facility.  The Agent shall have
               ---------------------------------------
received notice from Bank of America stating that the commitments of Bank of America set forth in the Credit Agreement dated April 9, 1992 have been terminated and all obligations, other than Letters of Credit, have been repaid.

          (m)  Subordinated Notes.  A list of all the current holders of the
               ------------------
Subordinated Notes.

          (n)  Other Documents.  Such other approvals, opinions or documents as
               ---------------
any Bank through the Agent may reasonably request.

     6.02 Conditions to all Borrowings.  The obligation of each Bank to make any
          ----------------------------
Loan or to issue or participate in any Letter of Credit to be made by it hereunder (including its initial Loan or Letter of Credit) is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

          (a)  Notice of Borrowing.  The Agent shall have received or be deemed
               -------------------
to have received, with a counterpart for each Bank, a Notice of Borrowing, as required by Section 2.03 or a request for issuance of a Letter of Credit as required by Section 3.03.

          (b)  Continuation of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties made by WGI, WII, WUSA, WESCO, WECL and WBEI or any Designated Subsidiary contained in Article V shall be true and correct on and as of such borrowing date with the same effect as if made on and as of such borrowing date.

          (c)  No Existing Default.  No Default or Event of Default shall have
               -------------------
occurred and be continuing hereunder on the borrowing date with respect to such Loan or Letter of Credit or after giving effect to the Loans to be made or Letter of Credit to be issued on such borrowing date.

     6.03 Conditions for Participation by a Designated Subsidiary.  The
          -------------------------------------------------------
obligation of each Bank to accept a Designated Subsidiary as a participant in this Agreement, is subject to the satisfaction of the following conditions precedent before the effectiveness of such Election to Participate.

          (a)  Election to Participate. The Agent shall have received a duly
               -----------------------
executed Election to Participate.

          (b)  Opinion of Counsel.  The Agent shall have received an opinion of
               ------------------
counsel for such Designated Subsidiary acceptable to the Agent, substantially in the form of Exhibit R hereto, and covering such additional matters relating to the transactions contemplated hereby as the Majority Banks may reasonably request.

          (c)  Documents; Authorizations.  The Agent shall have received
               -------------------------
documents evidencing the authority for and the validity of the Election to Participate of such Designated Subsidiary and this Agreement, including, without limitation, documents of the type listed in Section 6.01(b), (c), (d), and (i) hereof, and any other documents it may reasonably request, all in form and substance satisfactory to the Agent and the Banks.

          (d)  Guaranty Agreement. A Guaranty Agreement of WII, WUSA or WECL, as
               ------------------
appropriate, and the Designated Subsidiary of the Obligations of the Designated Subsidiary, in form and substance satisfactory to the Agent and the Banks in substantially the form of Exhibit H (the "Guaranty Agreement").

          (e)  Evidence of Appointment of Agent for Service. Evidence
               --------------------------------------------
satisfactory to the Agent and the Banks, that the Designated Subsidiary has appointed the General Counsel of the Company as its agent for service of process in connection with this Agreement or any Loan Document and that the General Counsel of the Company has accepted such appointment.

          (f)  Continuation of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties made by such Designated Subsidiary contained in
Article V shall be true and correct on and as of such election date with the same effect as if made on and as of such election date.

Each Borrowing by a Borrower hereunder shall constitute a representation and warranty by WGI, WII, WESCO, WBEI, WECL and the Borrowers hereunder as of the date of each such Borrowing that the conditions in Sections 6.01, 6.02 and 6.03 have been satisfied.

                                  ARTICLE VII
                             AFFIRMATIVE COVENANTS
                             ---------------------

     WGI, WII, WECL and WUSA hereby covenant and agree that, so long as any Bank shall have any Commitment hereunder, or any Loan, Letter of Credit Obligation, or other amount shall remain unpaid, unless the Majority Banks waive compliance in writing:

     7.01 Financial Statements.  The Company shall deliver to the Agent in form
          --------------------
and detail satisfactory to the Agent, with copies for each Bank in form and substance satisfactory to them:

          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, accompanied by the opinion of KPMG Peat Marwick or another nationally recognized independent public accounting firm which report shall state that such consolidated financial statements present fairly the consolidated financial position of the Company and its consolidated Subsidiaries for the periods indicated in conformity with GAAP applied on a basis consistent with prior years;

          (b) as soon as available, but in any event not later than ninety (90) days after the end of each fiscal year of the Company an unaudited consolidating balance sheet of the Company, WUSA, and WII/WECL (combined) as at the end of such fiscal year and the related consolidating statement of income and stockholders' equity (excluding cash flows) for such fiscal year, all in reasonable detail certified by an appropriate Responsible Officer as having been prepared in connection with the financial statements referred to in paragraph
(a) of this Section;

          (c) as soon as available, but in any event not later than sixty (60) days after the end of each of the first three fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for the period commencing on the first day of the fiscal quarter and ending on the last day of such quarter all in reasonable detail and certified by an appropriate Responsible Officer as fairly presenting, in accordance with GAAP, except without GAAP footnotes and year-end adjustments, the financial position and the results of operations of the Company and its consolidated Subsidiaries; and

          (d) as soon as available, but in any event not later than sixty (60) days after the end of each fiscal quarter the unaudited consolidating balance sheets of the Company, WUSA, and WII/WECL (combined), and the related consolidating statements of income and stockholders' equity, excluding cash flows, for such quarter, all certified by an appropriate Responsible Officer of the Company as having been prepared in connection with the financial statements referred to in paragraph (c) of this Section.

     7.02 Certificates; Other Information.  WGI shall furnish to the Agent with
          -------------------------------
sufficient copies for each Bank:

          (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Section 7.01, a certificate of a Responsible Officer (i) stating that, to the best of such officer's knowledge, each of WGI, WII, WUSA, and WECL, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of Sections 8.01(j), 8.12, 8.13, 8.14, 8.15 and 8.16.

          (c) if the Company becomes a public company subject to reporting under the Securities Act of 1933 or the Securities Exchange Act of 1934, then promptly after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders, and promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) promptly, copies of any contract between the Company, any Borrower, or any Guarantor and any third party that the Agent may reasonably request;

          (e) promptly, such additional financial and other information as the Agent, at the request of any Bank may from time to time reasonably request;

          (f) after August 31, 1994, upon request of the Majority Banks, and no more often than once annually, an appraisal of all US-domiciled assets of the Company and its Subsidiaries prepared by a firm acceptable to the Majority Banks; and

          (g) concurrently with the delivery of the financial statements referred to in Section 7.01(c) and (d), a project status report.

     7.03 Preservation of Corporate Existence.  The Company shall and shall
          -----------------------------------
cause each of WII, WUSA, WESCO, WECL, WBEI and any Designated Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of the State or jurisdiction of incorporation;

          (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.02; and

          (c) use its reasonable efforts, in the ordinary course and consistent with past practice, to preserve its business organization and preserve the goodwill and business with the customers, suppliers and others having business relations with it.

     7.04 Maintenance of Property.  The Company shall maintain, and shall cause
          -----------------------
each of its Subsidiaries to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear typical in the industry excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so would not have a Material Adverse Effect, except as permitted by Section 8.02. The Company shall cause WESCO to use the standard of care typical in the industry in the operation of its facilities.

     7.05 Insurance.  In addition to the insurance requirements set forth in the
          ---------
Collateral Documents, the Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance, flood, and political risk insurance of which the political risk insurance shall not be reduced by the Company or any Subsidiary in the absence of thirty (30) days' prior notice to the Agent. Upon request of the Agent, the Company shall furnish the Agent, with copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section 7.05 or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

     7.06 Payment of Obligations.  The Company shall, and shall cause each of
          ----------------------
its Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and

          (b) all lawful claims which, if unpaid, might by law become a Lien upon its property except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.07 Compliance with Laws.  The Company shall comply, and shall cause each
          --------------------
of its Subsidiaries to comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, except such as may be contested in good faith or as to which a bona fide dispute may exist.

     7.08 Inspection of Property and Books and Records.  The Company shall
          --------------------------------------------
maintain and shall cause each Subsidiary to maintain, proper books of record and account, in which entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiaries. The Company will permit, and will cause each Subsidiary to permit, representatives of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers employees and independent public accountants, all at the reasonable expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company; provided,
                                                                   --------
however, when an Event of Default exists, the Agent or any Bank may visit and
- -------
inspect at the expense of the Company such properties at any time during business hours and without advance notice.

     7.09 Environmental Laws.
          -------------------

          (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance in all material respects with all Environmental Laws.

          (b) The Company shall conduct, and cause to be conducted, the ongoing operations of the Company and its Subsidiaries in a manner that will not give rise to the imposition of liability, or require expenditures, under or in connection with any Environmental Law, except for any liabilities or expenditures which, in the aggregate, would not have a reasonable likelihood of having a Material Adverse Effect.

          (c) Upon written request of the Agent or any Bank, the Company shall submit and cause each of its Subsidiaries to submit, to the Agent and such Bank, at the Company's sole cost and expense at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this Section 7.09 and any other environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, result in liability in excess of One Million dollars ($1,000,000).

     7.10 Notices.  The Company shall promptly give notice to the Agent and each
          -------
Bank:

          (a) of the occurrence of any Default or Event of Default accompanied by a certificate specifying the nature of such Default or Event of Default, the period of existence thereof and the action that the Company or any Subsidiary has taken or proposes to take with respect thereto;

          (b) of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Company or any of its Subsidiaries which could result in a Material Adverse Effect; or (ii) material dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

          (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount of damages claimed is Three Million dollars ($3,000,000) (or its equivalent in another currency or currencies) or more; (ii) in which the amount of damages claimed is greater than One Million dollars ($1,000,000) but less than Three Million dollars ($3,000,000) and the Company or a Subsidiary, as
                                             ---
the case may be, will not be covered by insurance for the amount of such damages claimed; (iii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect; or (iv) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the operations of the Company or its Subsidiaries;

          (d) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its Subsidiaries or any of their properties pursuant to any applicable Environmental Laws which could be reasonably anticipated to have a Material Adverse Effect, (ii) all other Environmental Claims which could be reasonably anticipated to have a Material Adverse Effect, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Company or any of its Subsidiaries that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws which could be reasonably anticipated to have a Material Adverse Effect;

          (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, within four days after reporting the same to the Securities and Exchange Commission;

          (f) any ERISA Event affecting the Company or any member of its Controlled Group (but in no event more than ten (10) days after such ERISA Event) together with (i) a certificate of the Company setting forth the details of such ERISA Event and the action which the Company or such member proposes to take with respect thereto; or (ii) any notice delivered by the PBGC to the Company or any member or its Controlled Group with respect to such ERISA Event;

          (g) promptly following any change in the holders of the Subordinated Notes, the identities of the former holder and new holder of any of the Subordinated Notes, and promptly following receipt by the Company of notice of default from any holder of Subordinated Debt, a copy of such notice;

          (h) promptly upon becoming aware of any Material Adverse Effect subsequent to the date of the most recent audited financial statements of the Company delivered to the Banks pursuant to Section 7.01(a), notice thereof;

          (i) promptly following any change in accounting policies, notice thereof and a reasonably detailed description of such change; and

          (j) promptly upon becoming aware thereof, notice of any labor controversy resulting in or threatening to result in any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any of its Subsidiaries which could be reasonably anticipated to have a Material Adverse Effect.

     Each notice pursuant to this Section shall be accompanied by a statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company or its Subsidiary proposes to take with respect thereto.

     7.11 Use of Proceeds.  The Borrowers will use the proceeds of the Loans for
          ---------------
working capital and other general corporate purposes, including third party financial support of bids for contracts as well as trade finance.

     7.12 Further Assurances.
          ------------------

          (a) The Company shall ensure that all written information, exhibits and reports furnished to the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the

Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

          (b) Promptly upon request by the Agent or the Majority Banks, the Company shall, and shall cause any of its Subsidiaries to, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Agent and the Banks may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Company's properties, rights or interests covered by any of the Collateral Documents,
(iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and the Banks the rights granted or now or hereafter intended to be granted to the Agent and the Banks under any Loan Document or under any other instrument executed in connection therewith.

                                 ARTICLE VIII
                              NEGATIVE COVENANTS
                              ------------------

     The Company, WII, WECL and WUSA, each hereby covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Loan, Letter of Credit Obligation or other amount payable hereunder shall remain unpaid, unless the Majority Banks waive compliance in writing:

     8.01 Limitation on Liens.  The Company shall not nor shall it permit any of
          -------------------
its Subsidiaries to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or assets, including without limitation real estate, whether now owned or hereafter acquired, or offer or agree to do so, other than the following ("Permitted Liens"):

          (a)  any Lien created under any Loan Document;

          (b) any Lien (other than Liens on the Collateral) existing on the property of the Company or its Subsidiaries on the Closing Date and set forth in
Schedule 8.01 securing Indebtedness outstanding on such date;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.06, provided that no Notice of Lien has been filed or recorded;

          (d) Liens imposed by law such as carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings;

          (e) Liens (other than any Lien imposed by ERISA) on the property of the Company or any of its Subsidiaries incurred, or pledges or deposits required, in connection with worker's compensation, unemployment insurance and other social security legislation;

          (f) Liens on the property of the Company or any of its Subsidiaries securing (i) the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the ordinary course of business, provided all such Liens in the aggregate have no reasonable likelihood of causing a Material Adverse Effect;

          (g) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

          (h) Purchase money Liens or purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, other than the Collateral, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property concurrently with or within thirty (30) days after the acquisition thereof and provided that the principal amount of the Indebtedness secured by any such purchase money Liens or purchase money security interests shall not exceed One Hundred Thousand dollars ($100,000);

          (i) Liens on any property (other than the Collateral) securing Indebtedness permitted pursuant to Section 8.09(c);

          (j)  Liens not otherwise permitted by the foregoing provisions of this
Section 8.01 securing Indebtedness or obligations not exceeding 10% of Company's Tangible Net Worth in principal amount at any one time outstanding.

     8.02 Consolidations and Mergers.  The Company shall not, and shall not
          --------------------------
permit any of its Subsidiaries to, merge, consolidate with or into, or enter into any joint venture or partnership with, any Person except:

          (a) any Subsidiary of the Company may merge, consolidate or combine with or into, or transfer assets to the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more Subsidiaries of the Company (provided that if any transaction shall be between a
                             --------
partially-owned Subsidiary and a wholly-owned Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving corporation);

          (b) any Subsidiary of the Company may sell, lease, transfer, distribute or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or another wholly-owned Subsidiary of the Company, if immediately after giving effect thereto, no Default or Event of Default would exist;

          (c) the Company may merge, consolidate or combine with another entity if (i) the Company is the corporation surviving the merger, and (ii) immediately after giving effect thereto, no Default or Event of Default would exist;

          (d) the Company or any of its Subsidiaries may enter into Project Related Partnerships or Joint Ventures (i) where the project value is less than One Hundred Million dollars ($100,000,000), (ii) which are described on Schedule 8.11, or (iii) with the prior written consent of the Majority Banks; provided, however, that beginning January 1, 1995, the Company and its Subsidiaries may enter into a Project Related Partnership or Joint Venture where the project value is greater than One Hundred Million dollars ($100,000,000) so long as the amount of such project value for any one calendar year is not in excess of 200% of the Company's Consolidated Tangible Net Worth at the previous year end; and

          (e) partnerships and joint ventures other than Project Related Partnerships and Joint Ventures and only to the extent permitted under Section 8.03.

     8.03 Acquisitions and Investments.  The Company shall not, directly or
          ----------------------------
indirectly, and shall not permit any of its Subsidiaries to, purchase or acquire, or make any commitment therefor, any capital stock of, equity interest in, or a substantial portion of the assets of another Person, or make any advance, loan, extension of credit or capital contribution to, or any other investment in, any Person, including without limitation any Affiliates of the Company, except for (i) repurchases, pursuant to the Company's, WII's and WUSA's employee stock ownership plans, of stock beneficially owned by employees of the Company and its Subsidiaries; (ii) repurchases, pursuant to the Management Stockholders Agreement, of stock beneficially owned by employees of the Company and its Subsidiaries, in the event of death or other termination of employment, in a maximum aggregate amount, net of applicable life insurance proceeds, not exceeding six percent (6%) of Tangible Net Worth; (iii) purchases or acquisitions of, or commitments with respect to, interests in Project Related Partnerships and Joint Ventures; (iv) investments in Cash Equivalents; (v) advances to employees for business-related purposes in an aggregate amount not greater than $500,000; (vi) loans to employees for the purposes of purchasing stock pursuant to employee stock ownership plans in an aggregate amount not greater than $3,000,000; (vii) investments in wholly-owned Subsidiaries of the Company, so long as the Company does not reduce its ownership interest in the Subsidiary in which any such investment is made; (viii) investments, in an aggregate amount not greater than $500,000, in Subsidiaries of the Company which are controlled by the Company but which are not wholly-owned Subsidiaries of the Company; (ix) the investment in the Tenneco Project; and (x) investments and capital contributions in Project Related Partnerships and Joint Ventures (the foregoing exceptions are hereinafter referred to as "Permitted Acquisitions and Investments"). Provided, however, that, notwithstanding any other provision of
               --------  -------
this Section 8.03, in addition to Permitted Acquisitions and Investments, the Company and its Subsidiaries may, during the twelve (12) month period ending on the first anniversary of the Closing Date and during each twelve (12) month period thereafter, make purchases, acquisitions, commitments, advances, loans, extensions of credit, capital contributions and investments in an aggregate amount not greater than twenty percent (20%) of Tangible Net Worth determined as of the immediately preceding June 30.

     8.04 Limitation on Indebtedness.  The Company shall not, and shall not
          --------------------------
permit its Subsidiaries to, create, incur, assume, guaranty, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a)  Indebtedness incurred pursuant to this Agreement;

          (b)  the Subordinated Debt;

          (c)  Indebtedness existing on the Closing Date and set forth in
Schedule 8.04;

          (d) Indebtedness not otherwise permitted under this Section 8.04, in an aggregate amount not to exceed ten percent (10%) of the Company's Tangible Net Worth;

          (e)  Indebtedness permitted pursuant to Section 8.09;

          (f) Indebtedness in connection with hedging transactions for foreign currency and interest rate exposures of the Company and its Subsidiaries, all as incurred in the ordinary course of their business operations;

          (g) Indebtedness incurred in connection with the Tenneco Financing Transactions;

          (h)  Indebtedness secured by Liens permitted by Section 8.01(h);

          (i) Indebtedness incurred or assumed by the Company or any of its Subsidiaries for the purpose of financing all or any part of the cost of acquiring personal property in an aggregate amount not to exceed Three Million dollars ($3,000,000); and

          (j) Promissory notes issued by the Company in connection with Permitted Repurchases of Stock, which, together with any cash paid to any employees for such stock repurchases, in the aggregate will not exceed six percent (6%) of the Company's Tangible Net Worth (net of applicable life insurance proceeds as set forth in Section 8.03).

     8.05 Transactions with Affiliates.  The Company shall not and shall not
          ----------------------------
permit any of its Subsidiaries to enter into any transaction with any Affiliate of the Company or of any such Subsidiary except as contemplated by this Agreement or in the ordinary course of business and pursuant to the reasonable requirements of the business of the Company or such Subsidiary and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary except for the Tenneco Financing Transactions. For purposes of this Section 8.05 only, the term "Affiliate" shall not be deemed to include wholly-owned Subsidiaries of the Company.

     8.06 Contingent Obligations.  The Company shall not, nor shall it permit
          ----------------------
any of its Subsidiaries to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Contingent Obligations with respect to Indebtedness permitted under Section 8.04;

          (c) the Subsidiary Guarantees, the WECL Guaranty and the Parent Guaranty;

          (d) Contingent Obligations of the Company and its Subsidiaries existing as of the Closing Date and listed in Schedule 8.06;

          (e) Guarantees of or surety bonds issued with respect to performance by the Company's wholly-owned Subsidiaries of contracts entered into, or bids submitted, by or on behalf of such Subsidiaries in the normal course of business;

          (f) Contingent Obligations relating to the Tenneco Financing Transactions; and

          (g) joint ventures, to the extent and only to the extent permitted under Section 8.02.

     8.07 Compliance with ERISA. The Company shall not directly or indirectly
          ---------------------
and will not permit any ERISA Affiliate to directly or indirectly (i) terminate, any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Majority Banks and greater than One Million dollars ($1,000,000)) liability to the Company or any ERISA Affiliate, (ii) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Majority Banks and greater than One Million dollars ($1,000,000)) liability of the Company, or any ERISA Affiliate, (iii) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material (in the opinion of the Majority Banks and greater than One Million dollars ($1,000,000)) liability to the Company, or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Majority Banks and greater than One Million dollars ($1,000,000)) liability to the Company, or any ERISA Affiliate except in the ordinary course of business consistent with past practice and except that the Company may establish and maintain employee stock ownership plans and Non-Qualified Pension Benefit Restoration Plans, or (v) permit the present value of all nonforfeitable accrued benefits under each Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to materially (in the opinion of the Majority Banks and greater than One Million dollars ($1,000,000)) exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

     8.08 Use of Proceeds.  No portion of the Loans will be used, directly or
          ---------------
indirectly, (i) to purchase or carry margin stock, as defined in Regulation U of the Federal Reserve Board, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry margin stock, or (iii) to extend credit for the purpose of purchasing or carrying any margin stock. No portion of the Loans will be used directly for repurchases of stock or acquisitions or investments; provided, however, the Loans may be used for
                             --------  -------
repurchases of stock, acquisitions and investments permitted under Section 8.03(i), (ii), (iii), (v), (vii), (viii) and (x).

     8.09 Lease Obligations.  The Company shall not, nor shall it permit any of
          -----------------
its Subsidiaries to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for

          (a) leases of the Company and its Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

          (b) after the Closing Date, any leases entered into by the Company or any of its Subsidiaries in the ordinary course of business in a manner and to an extent consistent with past practice;

          (c) after the Closing Date, subject to the provisions of Section 8.01, any lease entered into by the Company or any of its Subsidiaries, provided, that:
- --------
               (i) immediately prior to giving effect to such lease, the property or asset subject to such lease was sold by the Company or any such Subsidiary to the lessor under such lease at a price not less than its fair market value; and

              (ii) no Default or Event of Default would occur as a result of such sale and subsequent lease; and

          (d) after the Closing Date, capital leases other than those permitted under clauses (a), (b) and (c) of this Section 8.09 entered into by the Company or any of its Subsidiaries to finance the acquisition of equipment;

provided that the aggregate amount of all long term operating lease payments per
- --------
annum (excluding any month to month equipment rentals) shall not exceed at any one time ten percent (10%) of Tangible Net Worth.

     8.10 Restricted Payments.  The Company shall not declare, accrue or make
          -------------------
any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock or purchase, redeem or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding, except as permitted under Section 8.03 and except that
                       ------                                     ------
the Company may (a) declare and make dividend payments or other distributions payable solely in its capital stock, (b) purchase, redeem or otherwise acquire shares of its capital stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its capital stock, or (c) repurchase stock beneficially owned by its employees (including Affiliates) in connection with the Company's, WII's or WUSA's non-qualified employee stock ownership plans or the Management Stockholders Agreement, provided that, immediately after giving effect to such
                        --------
proposed actions described in clauses (a), (b) and (c), no Default or Event of Default would exist.

     8.11 Construction Contracts.  The Company and its  Subsidi aries will not
          ----------------------
enter into any contract to perform construction services, engineering services and/or petroleum services if the amount of the initial estimated contract price for the work to be performed by the Company or its Subsidiaries under the contract during any one calendar year is in excess of One Hundred Million dollars ($100,000,000), except for the projects described on Schedule 8.11 or with the prior written consent of the Majority Banks; provided, however, that
                                                      --------  --------
beginning on January 1, 1995, the Company and its Subsidiaries may enter into contracts to perform construction and/or engineering services where the amount of the initial estimated contract price for the work to be performed during any one calendar year is in excess of One Hundred Million dollars ($100,000,000) so long as the amount of the contract price for the work to be performed during any one calendar year is not in excess of 200% of the Company's Tangible Net Worth at the previous year end.

     8.12 Capital Expenditures.  The Company shall not, and shall not permit
          --------------------
its Subsidiaries to, make or commit to make Capital Expenditures (a) during the fiscal year ending December 31, 1993, to exceed Twenty Million Dollars ($20,000,000); or (b) during any fiscal year thereafter, to exceed the greater of (i) twenty percent (20%) of the Company's consolidated gross revenues and
(ii) Fifty Million Dollars ($50,000,000).

     8.13 Funded Debt. The Company shall not permit the ratio of Funded
          -----------
Indebtedness to Total Capitalization to exceed 0.5 to 1.0 as of the end of any fiscal quarter.

     8.14 Consolidated Tangible Net Worth.  The Company shall not permit, at any
          -------------------------------
time, its consolidated Tangible Net Worth to be less than the sum of (a) Forty Million dollars ($40,000,000) plus (b) fifty percent (50%) of the Company's cumulative net income for the calendar year-to-date (without deduction for net losses) starting with January 1, 1994.

     8.15 Leverage Ratio.  The Company will not permit the Leverage Ratio to be
          --------------
greater than 2.0 to 1.0 as of the end of any fiscal year.

     8.16 Interest Coverage Ratio.  The Company shall not permit the ratio of
          -----------------------
EBIT to Consolidated Net Interest Expense to be less than 4.75 to 1.00 as of the end of any fiscal quarter.

     8.17 Change in Business.  WGI shall not and shall not permit any of its
          ------------------
Subsidiaries to engage in any material line of business substantially different from those lines of business carried on by them on the date hereof.

     8.18 Change in Structure.  Except as permitted under Section 8.03, WGI
          -------------------
shall not and shall not permit any of its Subsidiaries to, make any changes in their capital structure (including, without limitation, in the terms of their outstanding stock) or amend their certificates of incorporation or by-laws if, as a result, there would be a reasonable likelihood of a Material Adverse Effect.

     8.19 Accounting Changes.  WGI shall not, and shall not permit any of its
          ------------------
Subsidiaries to, make any significant change in accounting policies, except as required or permitted by GAAP or change the fiscal year of WGI or any of its Subsidiaries.

     8.20 Other Contracts.  WGI will not enter into any employment contracts or
          ---------------
other arrangements whose terms, including salaries, benefits and other compensation, are not normal and customary in the industry.

                                  ARTICLE IX
                               EVENTS OF DEFAULT
                               -----------------

     9.01 Events of Default. Any of the following events shall constitute an
          -----------------
Event of Default:

          (a)  Non-Payment.  Any Borrower shall (i) fail to pay when due any
               -----------
amount of principal of any Loan or any Letter of Credit Obligation or fail to make any mandatory prepayment hereunder when due; (ii) fail to pay any portion of fees payable hereunder within five (5) days after the same shall become due in accordance with the terms hereof; (iii) fail to pay any portion of interest or any other amount payable hereunder or pursuant to any other Loan Document (excluding fees) within the earlier of (A) three (3) days after the same shall become due in accordance with the terms hereof or (B) in the case of the Company, in the event that a principal or interest payment shall be due under the terms of the Subordinated Debt within such three (3) day period, one (1) day prior to such payment date in respect of the Subordinated Notes; or

          (b)  Representation or Warranty.  Any representation or warranty made
               --------------------------
or deemed made herein by WGI, Musketeer, WII, WUSA, WESCO, WBEI, WECL or any Designated Subsidiary, in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c)  Specific Defaults.  WGI, WII, Musketeer, WUSA, WESCO, WBEI, WECL
               -----------------
or any Designated Subsidiary fails to perform or observe any term, covenant or agreement contained in Sections 7.01, 7.10, 7.11 or Article VIII hereof; or

          (d)  Other Defaults.  WGI, WII, Musketeer, WUSA, WESCO, WBEI, WECL or
               --------------
any Designated Subsidiary fails to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue unremedied for a period of twenty (20) days after the earlier of (i) the date upon which a Responsible Officer of WGI, WII, Musketeer, WUSA, WESCO, WBEI, WECL or any Designated Subsidiary knew or should have known of such failure, or (ii) the date upon which written notice thereof has been given to WGI, WII, Musketeer, WUSA, WESCO, WECL, WBEI or any Designated Subsidiary by the Agent or any Bank; or

          (e)  Cross-Default.  WGI, WII, WUSA, WESCO, WBEI, WECL or any
               -------------
Designated Subsidiary shall (i) fail to make any payment in respect of any Indebtedness (including Subordinated Debt) or Contingent Obligation in excess of an aggregate amount of One Million dollars ($1,000,000) when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise), or
(ii) fail to perform or observe any other condition or covenant or any other event shall occur or condition exist under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, if the effect of such event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be declared to be due and payable prior to its stated maturity or such Contingent Obligation to become payable; or

          (f)  Bankruptcy or Insolvency.  WGI, WUSA, WII, WESCO, WBEI, WECL or
               ------------------------
any Designated Subsidiary shall (i) become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise,
(ii) voluntarily cease to conduct its business in the ordinary course substantially as it is conducted on the date hereof or on the Closing Date,
(iii) commence any proceeding or file any petition or answer under any liquidation or reorganization with creditors or any other relief under any bankruptcy, reorganization, arrangement, insolvency, or other proceeding, whether Federal or State, relating to the relief of debtors, (iv) acquiesce in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effect a plan or other arrangement with its creditors, (v) admit the material allegations of a petition filed against it in any bankruptcy, reorganization, arrangement, insolvency or other proceeding, whether Federal or State, relating to the relief of debtors, or (vi) take action to effectuate any of the foregoing; or

          (g)  Involuntary Proceedings.  Involuntary proceedings or any
               -----------------------
involuntary petition shall be commenced or filed against WGI, WUSA, WII, WESCO, WBEI, WECL or any Designated Subsidiary under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of WGI, WUSA, WII, WESCO, WBEI, WECL or any Designated Subsidiary or the appointment of a receiver, trustee, custodian or liquidator for WGI, WUSA, WII, WESCO, WBEI, WECL or any Designated Subsidiary or any writ, judgment, warrant of attachment, execution or similar process, shall be issued or levied against a substantial part of WGI's, WUSA's, WII's, WESCO's,

WBEI's, WECL's or any Designated Subsidiary's assets and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; or

          (h)  ERISA. The Company, any of its Subsidiaries or any ERISA
               -----
Affiliate shall fail to pay when due an amount or amounts aggregating in excess of One Million dollars ($1,000,000) which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having Unfunded Pension Liabilities in excess of One Million dollars ($1,000,000) shall be filed under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA, to terminate a Plan or Plans having aggregate Unfunded Pension Liabilities in excess of One Million dollars ($1,000,000); or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against any such Person to enforce Section 515 of ERISA to collect contributions in excess of One Million dollars ($1,000,000); or a condition shall exist by reason of which the PBGC would be entitled under Section 4042 of ERISA to obtain a decree adjudicating that a Plan or Plans having aggregate Unfunded Pension Liabilities in excess of One Million dollars ($1,000,000) must be terminated; or

          (i)  Monetary Judgments.  One or more final judgments, orders or
               ------------------
decrees shall be entered against WGI, any Borrower or any of their Subsidiaries involving in the aggregate a liability (to the extent not paid or fully covered by insurance less any deductible) of One Million dollars ($1,000,000) or more and the same shall not have been vacated, satisfied, discharged, stayed or bonded pending appeal within ten (10) days from the entry thereof; or

          (j)  Non-Monetary Judgments. Any non-monetary judgment or order or
               ----------------------
decree that can reasonably be anticipated to have a Material Adverse Effect shall be rendered against WGI, any Borrower or any of their Subsidiaries with respect to which (i) enforcement proceedings shall have been commenced by any Person upon such judgment or order or (ii) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k)  Collateral.
               ----------

               (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against WGI, Musketeer, WII, WUSA, WESCO, WBEI or WECL, or WGI or any of its Subsidiaries shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

              (ii) the Collateral Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest; or

          (l)  Management. More than two Senior Executives (as defined in the
               ----------
Preferred Stock Purchase Agreement dated April 9, 1992 between the Company and the purchasers of its preferred stock) in any consecutive twelve month period shall cease to serve in an executive capacity with the Company, WII, WUSA, WESCO, WECL or WBEI except in the case of death.

          (m)  Guarantor Defaults. Any Guarantor shall fail in any material
               ------------------
respect to perform or observe any term, covenant or agreement in its Guaranty; or its Guaranty shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect; or any Guarantor or any other Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder; or any event described at paragraphs (f) or (g) shall occur with respect to any Guarantor.

     9.02 Remedies. If any Event of Default occurs,
          --------

          (a) the Agent shall, at the request of, or may, with the consent of, the Banks holding at least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Loans or Letters of Credit, declare the Commitments of each Bank to make Loans or of the Issuing Bank to issue Letters of Credit to be terminated, whereupon such Commitments shall forthwith be terminated; and

          (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon and all other Obligations payable hereunder or under any Loan Document (including all Reimbursement Obligations) to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; and/or

          (c) if any Letter of Credit shall be then outstanding, the Agent shall at the request of, and may with the consent of the Banks holding at least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Loans or Letters of Credit, make demand upon the Borrowers to, and forthwith upon such demand, the Borrowers will, provide a letter of credit in form and substance satisfactory to the Banks holding at least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Loans or Letters of Credit, or pay to the Agent in same day funds at the office of the Agent designated in such demand, for deposit in the Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding; and/or

          (d) the Agent may, in its sole discretion, without notice to the Borrowers except as required by law and at any time and from time to time, apply any proceeds of the Cash Collateral Account and all cash proceeds received in respect of any sale of, collection from or other realization upon, all or any part of the Cash Collateral Account in accordance with Section 3.05(c); and/or

          (e) subject to the Collateral Documents, the Agent shall, at the request of, and may, with the consent of, the Banks holding at least fifty-one percent (51%) of the then aggregate unpaid principal amount of the Loans or Letters of Credit, exercise all rights and remedies available to it as Collateral Agent under the Collateral Documents or any other agreement;

provided, however, that upon the occurrence of any event specified in Section
- --------  -------
9.01(f) or (g) (in the case of Section 9.01(g), upon the expiration of the sixty (60) day period mentioned therein), the obligation of each Bank to make Loans and to issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other Obligations (including Reimbursement Obligations) as aforesaid shall automatically become due and payable without further act of the Agent or any Bank.

     9.03 Rights Not Exclusive.  The rights provided for in this Agreement and
          --------------------
the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity or under any other instrument, document or agreement.

                                   ARTICLE X
                                   THE AGENT
                                   ---------

     10.01  Appointment and Authorization. Each Bank hereby irrevocably
            -----------------------------
appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     10.02  Delegation of Duties.  The Agent may execute any of its duties under
            --------------------
this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

     10.03  Liability of Agent.  Neither the Agent nor any of its officers,
            ------------------
directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by WGI, WII, Musketeer, WUSA, WESCO, WECL or WBEI or any officer thereof contained in this Agreement or in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for the value of any Collateral or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of WGI, WII, Musketeer, WUSA, WESCO, WECL or WBEI or any other party to any Loan Document to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company, or any of its Subsidiaries.

     10.04  Reliance by Agent.
            -----------------

            (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks and all future holders of the Loans.

            (b) For purposes of determining compliance with the conditions specified in Sections 6.01 and 6.02, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

     10.05  Notice of Default. The Agent shall not be deemed to have knowledge
            -----------------
or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company or any Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Majority Banks in accordance with Article IX; provided,
                                                               --------
however, that unless and until the Agent shall have received any such request,
- -------
the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

     10.06  Credit Decision.  Each Bank expressly acknowledges that neither the
            ---------------
Agent nor any of its affiliates nor any officer, director, employee, agent, attorney-in-fact of any of them has made any representation or warranty to it and that no act by the Agent hereafter taken, including any review of the affairs of WGI and its Subsidiaries or any Borrower shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Borrowers and the Designated Subsidiaries hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of WGI and its Subsidiaries or any Borrower. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of WGI and its Subsidiaries or any Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     10.07  Indemnification.  The Banks agree to indemnify the Agent (to the
            ---------------
extent not reimbursed by or on behalf of WGI, a Borrower or any Designated Subsidiary and without limiting the obligation of WGI, a Borrower or any Designated Subsidiary to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the payment to the Agent of
- --------  -------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of WGI, any Borrower or any Designated Subsidiary.

     10.08  Agent in Individual Capacity. Bank of America and its Affiliates may
            ----------------------------
make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though Bank of America were not the Agent hereunder. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

     10.09  Successor Agent.  The Agent may, and at the request of the Majority
            ---------------
Banks shall, resign as Agent upon thirty (30) days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be subject to approval by the Company, which approval will not unreasonably be withheld. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, the Agent shall appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     10.10  Collateral Matters.
            ------------------

            (a) The Agent is authorized on behalf of all the Banks, without the necessity of any notice to or further consent from the Banks, from time to time, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Collateral Documents.

            (b) The Banks irrevocably authorize the Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all Loans and expiration of the Letters of Credit and all other Obligations payable under this Agreement and under any other Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Company or any Subsidiary of the Company owned no interest at the time the Lien was granted or at any time thereafter; (iv) constituting property leased to the Company or any Subsidiary of the Company under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by the Company or such Subsidiary to be, renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by the Majority Banks or all the Banks, as the case may be, as provided in Section 11.01(f). Upon request by the Agent at any time, the Banks will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10(b).

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

     11.01  Amendments and Waivers.  No amendment or waiver of any provision of
            ----------------------
this Agreement or any other Loan Document and no consent with respect to any departure by WGI or any Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent
              --------  -------
shall, unless in writing and signed by all the Banks, do any of the following:

            (a) increase the Commitment of any Bank or subject any Bank to any additional obligations;

            (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document;

            (c) reduce the principal of, or the rate of interest on any Loan, Letter of Credit Obligation or of any fees or other amounts payable hereunder or under any Loan Document;

            (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder;

            (e)  amend this Section 11.01 or Section 4.11; or

            (f) release all or substantially all of the Collateral except as otherwise provided in the Collateral Documents or except where the consent of the Majority Banks only is specifically provided for;

and, provided further, that no amendment, waiver or consent shall, unless in
     -------- -------
writing and signed by the Agent in addition to the Majority Banks, affect the rights or duties of the Agent under this Agreement.

     11.02  Notices.  All notices, requests and other communications provided
            -------
for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication and confirmed in original writing) and mailed, telegraphed, telexed, telefaxed, cabled or delivered, if to the Company to its address specified on the signature pages hereof; if to a Borrower to its address specified on the signature pages hereof; or to a Designated Subsidiary, at the address set forth in its Election to Participate; if to any Bank, to its Domestic Lending Office; and if to the Agent, to its address specified on the signature pages hereof; or, if to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Company and the Borrowers and the Agent. All such notices and communications shall, when mailed by overnight delivery, telegraphed, telexed, telefaxed, cabled, or delivered, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or IX shall not be effective until received by the Agent.

     11.03  No Waiver; Cumulative Remedies.  No failure to exercise and no delay
            ------------------------------
in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     11.04  Costs and Expenses.  Each Borrower agrees
            ------------------

            (a) to pay or reimburse the Agent on demand for all its reasonable costs and expenses incurred in connection with the development, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable costs and expenses of counsel to the Agent (and the reasonable allocated cost of internal counsel) with respect thereto;

            (b) to pay or reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans or Letters of Credit) under this Agreement, any Loan Document, and any such other documents, including reasonable fees and expenses of counsel (and the reasonable allocated cost of internal counsel) to the Agent and to each of the several Banks; and

            (c) to pay or reimburse the Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) above.

     11.05  Indemnity.
            ---------

            (a) Each Borrower shall pay, indemnify, and hold each Bank and the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and
                                        ------------------
against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and expenses of counsel and the reasonable allocated cost of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof (whether or not any Indemnified Person is a party thereto) (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no
                            --------
obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this section shall survive repayment of all other Obligations hereunder.

            (b) No action taken by legal counsel chosen by the Agent or any Bank in defending against any such investigation, litigation or proceeding or in any requested remedial, removal or response action shall vitiate or any way impair the Borrowers' obligation and duty hereunder to indemnify and hold harmless the Agent and each Bank.

            (c) In no event shall site visit, observation, or testing by the Agent or any Bank be a representation that Hazardous Materials are or are not present in, on, or under the real property owned by WESCO, or that there has been or shall be compliance with any law, regulation, or ordinance pertaining to Hazardous Materials or any other applicable governmental law. No Borrower nor any other party is entitled to rely on any site visit, observation, or testing by the Agent or any Bank. Neither the Agent nor any Bank owes any duty of care to protect the Borrowers or any other party against, or to inform the Borrowers or any other party of, any Hazardous Materials or any other adverse condition affecting the real property owned by WESCO. Neither the Agent nor any Bank shall be obligated to disclose to the Borrowers or any other party any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Agent or any Bank.

     11.06  Successors and Assigns. The provisions of this Agreement shall be
            ----------------------
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Bank.

     11.07  Assignments, Participations, Etc.
            ---------------------------------

            (a) Any Bank may, with the written consent of the Borrowers, which shall not be unreasonably withheld and the Agent, at any time assign and delegate to one or more Eligible Assignees and, with notice to the Agent but without the consent of the Borrowers or the Agent, may assign to any of its wholly owned Affiliates (each an "Assignee") all or any part of the Loans, the Letter of Credit Obligations or the Commitments or any other rights or obligations of such Bank hereunder in a minimum amount of Ten Million dollars ($10,000,000); provided, however, that the Borrowers and the Agent shall be
               --------  -------
entitled to continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Borrowers and the Agent an Assignment and Assumption in the form of Exhibit U ("Assignment and Assumption"), together with any Note
                           -------------------------
or Notes subject to such assignment; and (iii) the processing fee of Two Thousand Five Hundred dollars ($2,500) shall have been paid to the Agent.

            (b) From and after the date that the Agent notifies the assignor Bank that it has received the Assignment and Assumption, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under the Loan Documents.

            (c) Immediately upon each Assignee's making its payment under the Assignment and Assumption, this Agreement, shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.
               --- -----

            (d) Any Bank may, with the written consent of the Borrowers, which shall not be unreasonably withheld, at any time sell to one or more banks or other entities (a "Participant") participating interests in any Loans, any Letter of Credit Obligations, the Commitment of that Bank or any other interest of that Bank hereunder; provided, however, that (i) the Bank's obligations under
                        --------  -------
this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Borrowers and the Agent shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement and
(iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would require unanimous consent as described in the first
                                                                      -----
proviso to Section 11.01. In the case of any such participation, the Participant
- -------
shall not have any rights under this Agreement, or any of the other documents in connection herewith, and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation, except that the Borrowers agree that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

            (e) Each Bank agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by WGI or any Subsidiary of WGI or by the Agent on WGI's or any such Subsidiary's behalf in connection with this Agreement or any Collateral Document and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information (i) was or becomes generally available to the public other than as a result of a disclosure by the Bank, or (ii) was or becomes available on a non-confidential basis from a source other than the Borrowers, provided that such source is not bound by a
                          --------
confidentiality agreement with WGI known to the Bank; provided further, however,
                                                      -------- -------
that any Bank may disclose such information (A) at the request of any bank regulatory authority or in connection with an examination of such Bank by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable law; (D) at the express direction of any other agency of any State of the

United States of America or of any other jurisdiction in which such Bank conducts its business; and (E) to such Bank's independent auditors and other professional advisors. Notwithstanding the foregoing, the Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee such financial and other information in such Bank's possession concerning WGI or its Subsidiaries which has been delivered to the Banks pursuant to this Agreement or which has been delivered to the Banks by the Company in connection with the Banks' credit evaluation of WGI or any Borrower prior to entering into this Agreement; provided that such Transferee agrees in
                                       --------
writing to such Bank to keep such information confidential to the same extent required of the Banks hereunder.

            (f) In the event of an assignment, the Agent shall request that each beneficiary of a Letter of Credit issued by the Syndicated L/C Bank amend such Letter of Credit to add the Assignee and to modify the percentage share of the assignor Bank on such Letter of Credit. Until such time as all such beneficiaries have consented to such amendment, the Assignee shall be deemed to have purchased a percentage share in the assignor Bank's share of the Letter of Credit to the extent of the Assignee's interest.

     11.08  Set-off.  In addition to any rights and remedies of the Banks
            -------
provided by law, upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers or any of them against any and all obligations of the Borrowers or any of them now or hereafter existing under this Agreement, or any other Loan Document and any Loan held by such Bank irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by the Bank; provided,
                                                               --------
however, that the failure to give such notice shall not affect the validity of
- -------
such set-off and application. The rights of each Bank under this Section 11.08 are in addition to the other rights and remedies (including without limitation, other rights of setoff) which the Bank may have.

     11.09  Notification of Addresses, Lending Offices, Etc.  Each Bank shall
            ------------------------------------------------
notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Eurodollar Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

     11.10  Counterparts.  This Agreement may be executed by one or more of the
            ------------
parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company, WII, WUSA and the Agent.

     11.11 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

     11.12  Governing Law and Jurisdiction.
            ------------------------------

            (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PROVIDED IN SECTION 11.12(b) HEREOF AND TO THE EXTENT THAT THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA MAY OTHERWISE APPLY.

            (b) NOTWITHSTANDING ANYTHING IN SECTION 11.12(a) HEREOF TO THE CONTRARY, NOTHING IN THIS AGREEMENT OR OTHER LOAN DOCUMENTS SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHT WHICH THE AGENT OR ANY OF THE BANKS MAY HAVE UNDER THE NATIONAL BANK ACT OR OTHER APPLICABLE FEDERAL LAW.

            (c) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF WGI, THE BORROWERS, THE AGENT, AND THE BANKS HEREBY CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF WGI, THE BORROWERS AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE
           --------------------
BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. WGI, THE BORROWERS, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

            (d) WGI, WII and WECL hereby irrevocably appoint the General Counsel of WUSA (the "Process Agent"), with an office on the date hereof at 2431 East 61st Street, Suite 700 Tulsa, Oklahoma 74136, United States of America,
Attention: General Counsel, as their agent to receive on behalf of WGI, WII and WECL and their property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to WGI, WII and WECL in care of the Process Agent at the Process Agent's above address, and WGI, WII and WECL hereby irrevocably authorize and direct the Process Agent to accept such service on its behalf. As an alternative method of service, WGI, WII and WECL also irrevocably consent to the service of any and all process in any such action or proceeding by the mailing of copies of such process to WGI, WII and WECL at the addresses specified on the signature page hereof.

            (e) Nothing in this Section shall affect the right of the Agent or any other Bank to serve legal process in any other manner permitted by law or affect the right of the Agent or any other Bank to bring any action or proceeding against WGI, WII, WECL and the Designated Subsidiaries in the courts of any other jurisdictions.

            (f) To the extent WGI, WII, WECL, and the Designated Subsidiaries have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, WGI, WII, WECL, and the Designated Subsidiaries hereby irrevocably waive such immunity in respect of their obligations under this Agreement.

     11.13  ENTIRE AGREEMENT.  THIS AGREEMENT TOGETHER WITH THE OTHER LOAN
            ----------------
DOCUMENTS EMBODIES THE ENTIRE AGREEMENT AND UNDERSTANDING AMONG WGI, THE BORROWERS, THE BANKS AND THE AGENT AND SUPERSEDES ALL PRIOR OR CONTEMPORANEOUS AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO THE PAYMENT BY WGI OR ANY BORROWER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT OR THE BANKS.

     11.14  Conflict with Collateral Documents. The benefits, rights and
            ----------------------------------
remedies of the Banks and Agent and the security contained in or provided for in the Loan Documents are cumulative; provided, however, that if the provisions of
                                   --------  -------
the other Loan Documents conflict with any provision of this Agreement, this Agreement shall control to the extent of such conflict, unless the applicable provisions of the other Loan Documents increase the rights of the Banks and Agent hereunder, in which event, the terms of the other Loan Documents shall control.

     11.15  Termination.  In the event that the Commitments have been reduced to
            -----------
zero, there are no Letters of Credit outstanding hereunder and there are no Loans or other Obligations on the part of any of the Borrowers outstanding hereunder or under any other Loan Document, then this Agreement shall be deemed terminated (other than any indemnification obligations, which shall survive such termination) and the Agent and the Banks shall, upon the request and at the cost and expense of the Company, cause to be executed and delivered such releases of Collateral, assignments or other documents or instruments to evidence such termination as the Company shall reasonably request. For the purposes of this
Section 11.15, there shall be deemed to be no Letters of Credit outstanding if the Company shall have caused the Letters of Credit to be cash collateralized (other than in connection with a Default) or secured by another letter of credit (issued by a financial institution reasonably satisfactory to the Majority Banks).

     11.16  Currency Conversion.  If the sum due from the Borrowers under this
            -------------------
Agreement or in connection herewith or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim of proof against Borrowers with any Governmental Authority or in any court or tribunal; (b) obtaining an order or judgment in any court or other tribunal; (c) enforcing any order or judgment given or made in relation hereto, the equivalent of such first currency amount in any second currency shall be calculated based on the spot rate for the purchase of the first currency with the second currency quoted by Bank of America in San Francisco, California at approximately 8:00 a.m. on the date for such determination. The Borrowers shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Borrowers distinct from the Obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of the Obligations.

     11.17  Limitation of WECL Liability.  Notwithstanding any contrary
            ----------------------------
provision of this Agreement or any other Loan Document (other than the WECL Guaranty), WECL shall be liable only for payment of:

            (a) the principal amount of all Loans made to it and interest in respect thereof;

            (b) the amount to be reimbursed in respect of each Letter of Credit issued at its request, for its account and in connection with its business and all fees and expenses in respect of such Letters of Credit and the security interest granted by WECL pursuant to Section 3.09(c) shall only secure such amounts;

            (c) all costs and expenses payable pursuant to this Agreement or any other Loan Document (other than the WECL Guaranty) in connection with the enforcement or preservation of any rights of the Agent or the Banks against WECL under this Agreement or any other Loan Document (other than the WECL Guaranty) or otherwise specifically applicable to WECL;

            (d) any currency indemnity relating to an amount payable by WECL pursuant to this Section 11.17; and

            (e) WECL's pro rata share (as determined by the Borrowers, provided that WECL's pro rata share shall not exceed the greater of (i) one-third (1/3) or (ii) the percentage represented by the amount of all outstanding Loans and Letter of Credit Obligations requested by WECL divided by all outstanding Loans and Letter of Credit Obligations under this Agreement) of all other fees and costs under this Agreement which cannot be specifically allocated to WECL.

The intention of this provision is to ensure that WECL does not contravene the prohibition with respect to financial assistance in the Business Corporation Act
                                                        ------------------------
(Ontario) by assuming joint liability with the other Borrowers.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              WILLBROS GROUP, INC.
                                  /s/ Larry J. Bump
                              By:_______________________________
                              Larry J. Bump,
                              President

                              Edificio Plaza Bancomer
                              Calle 50, Apartado 6307
                              Panama 5, Republic of Panama

                              with a copy to:
                              John N. Hove, Esq., Suite 700
                              2431 East 61st Street
                              Tulsa, Oklahoma  74136


                              WILLBROS INTERNATIONAL, INC.
                                  /s/ Melvin F. Spreitzer
                              By:_______________________________
                              Melvin F. Spreitzer,
                              Executive Vice President

                              Edificio Plaza Bancomer
                              Calle 50, Apartado 6307
                              Panama 5, Republic of Panama

                              with a copy to:
                              John N. Hove, Esq., Suite 700
                              2431 East 61st Street
                              Tulsa, Oklahoma  74136


                              WILLBROS ENGINEERING &
                              CONSTRUCTION LIMITED

                                 /s/ Melvin Spreitzer
                              By:_______________________________
                              Melvin F. Spreitzer,
                              Executive Vice President
                              Commerce Court West
                              199 Bay Street, Box 25
                              Toronto, Ontario, Canada  M5L 1A9
                              with a copy to:
                              John N. Hove, Esq., Suite 700
                              2431 East 61st Street
                              Tulsa, Oklahoma 74136


                              WILLBROS USA, INC.

                                 /s/ Melvin F. Spreitzer
                              By:_______________________________
                              Melvin F. Spreitzer,
                              Executive Vice President
                              2431 East 61st Street, Suite 700
                              Tulsa, Oklahoma 74136


                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION,
                              As Agent

                                 /s/ Alice Zane
                              By:_______________________________
                              Alice Zane,
                              Vice President

                              1455 Market Street, 12th Floor
                              San Francisco, CA 94103
                              Attn: Global Agency/Alice Zane
                              Tel:  (415) 622-4469
                              Fax:  (415) 622-4894


                              BANK OF AMERICA NATIONAL TRUST
                              AND SAVINGS ASSOCIATION

                                 /s/ Melinda H. Nickens
                              By:_______________________________
                              Melinda H. Nickens,
                              Vice President

                              Domestic and Eurodollar Lending
                              Office
                              1850 Gateway Boulevard
                              Concord, California 94520
                              Attn: Shashi Dosaj

                              with a copy to:
                              Three Allen Center
                              333 Clay Street
                              Houston, TX 77002-4103
                              Tel:  (713) 651-4884
                                    (713) 651-4841
                              Attn: Phyllis Tennard


                              ABN AMRO BANK N.V.

                                  /s/ [signature illegible]
                              By: ______________________________
                                     Group Vice President
                              Title: ___________________________
                                  /s/ Brian J. Heagler
                              By: ______________________________
                                     Vice President
                              Title: ___________________________


                              Domestic and Eurodollar Lending
                              Office
                              3 Riverway, Suite 1600
                              Houston, Texas 77056


                              CREDIT LYONNAIS
                              NEW YORK BRANCH

                                  /s/ [signature illegible]
                              By: ______________________________
                                       SVP
                              Title: ___________________________


                              CREDIT LYONNAIS CAYMAN
                              ISLAND BRANCH

                                  /s/ [signature illegible]
                              By: ______________________________
                                     SVP
                              Title: ___________________________

                              Domestic Lending Office
                              1301 Avenue of the Americas
                              New York, New York 10019
                              Attention: Xavier Ratouis
                              Telephone: (212) 261-7000
                              Telecopy: (212) 459-3170

                              with a copy to:

                              Credit Lyonnais Houston Representative
                              Office
                              1000 Louisiana, Suite 5366
                              Houston, Texas  77002
                              Attention:  Thierry F. Vincent
                              Telephone: (713) 751-0500
                              Telecopy: (713) 751-0307

                              Eurodollar Lending Office
                              c/o Credit Lyonnais New York Branch
                              1301 Avenue of the Americas
                              New York, New York 10019

                              With a copy to: Credit Lyonnais
                              Houston Representative Office

                              SOCIETE GENERALE, SOUTHWEST AGENCY


                              By: /s/ [Signature Illegible]
                                 ------------------------------------
                              Title: V.P.
                                    ---------------------------------

                              Domestic and Eurodollar Lending Office
                              2001 Ross Avenue, Suite 4800
                              Trammel Crow Center
                              Dallas, Texas 75201

                              BANKAMERICA INTERNATIONAL



                              By: /s/ [Signature Illegible]
                                  -----------------------------------
                              Title: Assistant Vice President
                                     --------------------------------
                              200 West Adams Street, 27th Floor
                              Chicago, Illinois 60606
                              Attention: Dennis DuBois
                              Telephone: (312) 269-4604
                              Telecopy:  (312) 641-0962

                                   EXHIBIT G
                                   ---------



      ___________________________________________________________________
      ___________________________________________________________________



                                    [FORM]

                           PARENT GUARANTY AGREEMENT


                                      BY


                             WILLBROS GROUP, INC.


                                  IN FAVOR OF


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   As Agent



      ___________________________________________________________________
      ___________________________________________________________________


                        Dated as of September 16, 1993

                                   EXHIBIT G


                           PARENT GUARANTY AGREEMENT

     This PARENT GUARANTY AGREEMENT (this "Guaranty"), dated as of September 16, 1993, is made by Willbros Group, Inc. ("WGI"), a Republic of Panama corporation (the "Guarantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (in such capacity, the "Agent") for its benefit and for the ratable benefit of the financial institutions (the "Banks") party to the Credit Agreement (as defined below).

     WHEREAS, WGI owns directly all of the issued and outstanding stock of Willbros International, Inc. ("WII") and Willbros Engineering & Construction Limited ("WECL"), and indirectly all of the issued and outstanding stock of Willbros USA, Inc. ("WUSA") (collectively the "Borrowers");

     WHEREAS, the Borrowers, WGI, the Agent, and the Banks are party to a Credit Agreement dated as of September 16, 1993 (such Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement");

     WHEREAS, pursuant to the terms of the Credit Agreement, the Banks have agreed to make certain Loans to and issue or participate in Letters of Credit for the benefit of the Borrowers;

     WHEREAS, the obligation of the Banks to make the Loans and to issue or participate in Letters of Credit is conditioned upon, among other things, the execution and delivery by the Guarantor of this Guaranty;

     NOW THEREFORE, in consideration of the premises and to induce the Banks to enter into the Credit Agreement and make the Loans and to issue or participate in the Letters of Credit, the Guarantor hereby agrees with and for the benefit of the Agent and the Banks as follows:

     SECTION 1.  Defined Terms.  Unless otherwise defined herein, terms defined
                 -------------
in the Credit Agreement are used herein as therein defined.

     SECTION 2.  Guaranty.  The Guarantor hereby, unconditionally and
                 --------
irrevocably, guarantees the prompt performance and payment in full in U.S. dollars by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrowers under the Credit Agreement, and the Guarantor further agrees to pay all reasonable costs, fees and expenses (including, without limitation, reasonable counsel fees, including, without limitation, the allocated cost of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty. The word "Obligations" is used hereunder in its most comprehensive sense and includes all obligations and liabilities of the Borrowers to the Banks under the Credit Agreement, whether absolute or contingent, liquidated or unliquidated, for principal, interest, fees, indemnities, costs and expenses and all other amounts payable under or in connection with the Credit Agreement, including the Obligations of the Borrowers with respect to Designated Subsidiaries under their Guaranty Agreement.

     SECTION 3.  Guaranty Absolute.
                 -----------------

          (a) The obligations of the Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether or not an action is brought against the Borrowers, any other guarantor or other obligor in respect of the Obligations or whether the Borrowers, any other guarantor or any other obligor in respect of the Obligations are joined in any such action or actions.

          (b) The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

               (i) any lack of genuineness, validity, legality or enforceability of the Credit Agreement any other Loan Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (including, without limitation, the possible extension of the Commitment Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreement or any other Loan Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

             (iii) any release or partial release of any other guarantor or other obligor in respect of the Obligations;

              (iv) any exchange, release or non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

               (v) any furnishing of any additional security for any of the Obligations;

              (vi) the liquidation, bankruptcy, insolvency or reorganization of the Borrowers, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

             (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of the Borrowers or the Guarantor are subordinated to those of the Banks; or

            (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Guarantor.

          (c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Borrowers or the Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Agent or any Bank, all as though such payment or performance had not been made.

          (d) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrowers of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have accelerated and the Guarantor shall forthwith pay such Obligations (including, without limitation, interest which but for the filing of a petition in bankruptcy with respect to the Borrowers, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

     SECTION 4.  Waivers.  The Guarantor hereby waives promptness, diligence,
                 -------
notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right or take any action against the Borrowers, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Bank in favor of the Borrowers or the Guarantor.

     SECTION 5.  Subrogation.
                 -----------

          (a) The Guarantor expressly waives any and all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise), against the Agent and the Banks, individually or collectively, including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and the Guarantor irrevocably waives any right to enforce any remedy which the Agent and the Banks, or any one or more of them now have or may hereafter have against the Borrowers, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Agent and the Banks or any one or more of them.

          (b) If, in the exercise of any of its rights and remedies, the Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrowers or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by the Agent or such Bank and waives any claim based upon such action, even if such action by the Agent or such Bank shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by the Agent or such Bank. Any election of remedies which results in the denial or impairment of the right of the Agent or such Bank to seek a deficiency judgment against the Borrowers shall not impair the Guarantor's obligation to pay the full amount of the Obligations. In the event the Agent or any Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under the Loan Documents, the Agent or such Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent or such Bank but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or such Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Bank might otherwise be entitled but for such bidding at any such sale.

     SECTION 6.  Further Assurances; Representations and Warranties.
                 --------------------------------------------------

          (a) The Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, to enable the Agent to pro tect and to exercise and enforce its rights and remedies hereunder.

          (b) All representations and warranties including as to due authorization and enforceability of this Guaranty set forth in the Credit Agreement are incorporated herein by reference and shall have the same effect as if fully stated herein.

     SECTION 7.  Application of Payments.  Any payment received by the Agent
                 -----------------------
from the Guarantor (or from any Bank pursuant to Section 12 below) shall be applied by the Agent as follows:

               First, to the payment of the costs and expenses of collection and all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Agent in connection therewith;

               Next, to the Banks pro rata, based on the then outstanding
                                  --------
     amount of the Obligations owed to each in payment in full of the Obligations; and

               Finally, after payment in full of all Obligations and the termination of the Commitments and expiration of all outstanding Letters of Credit, the payment to the Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     SECTION 8.  Decisions Relating to Exercise of Remedies.  Notwithstanding
                 ------------------------------------------
anything in this Guaranty to the contrary, the Agent may exercise, and at the request of the Majority Banks shall exercise or refrain from exercising, all rights and remedies provided for herein and provided by law.

     SECTION 9.  No Waiver.  No failure on the part of the Agent or any Bank to
                 ---------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.  Amendments, Etc.  No amendment or waiver of any provision of
                  ----------------
this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by the Guarantor and by the Agent and, in the case of consent or waivers, by the Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

     SECTION 11.  Notices.  All notices, requests and other communications
                  -------
provided for hereunder shall be in writing and given as provided in Section
11.02 of the Credit Agreement.

     SECTION 12.  Right to Set-off.
                  ----------------

          (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. Each Bank which sets-
off pursuant to this Section 12(a) shall give prompt notice to the Guarantor following the occurrence thereof; provided that the failure to give such notice
                                  --------
shall not affect the validity of the set-off.

          (b) Any payment obtained pursuant to Section 12(a) above (or in any other manner directly from the Guarantor) by any Bank shall be remitted to the Agent and distributed among the Banks in accordance with the provisions of
Section 7 above.

     SECTION 13.  Continuing Guaranty.  This Guaranty is a continuing guaranty
                  -------------------
and shall (a) remain in full force and effect until payment in full (after the termination of the Commitments and expiration of all outstanding Letters of Credit) of the Obligations and all other amounts payable under this Guaranty;
(b) be binding upon the Guarantor, its successors and assigns; and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, all as provided in, and to the extent set forth in, Section
11.07 of the Credit Agreement.

     SECTION 14.  Subordination of the Borrowers' Obligations to the Guarantor.
                  ------------------------------------------------------------
The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Banks that all obligations and liabilities of the Borrowers and their Subsidiaries to the Guarantor of whatsoever description (including, without limitation, all intercompany receivables of the Guarantor from the Borrowers) shall be subordinated and junior in right of payment to the Obligations. Following the occurrence of an Event of Default, any indebtedness of the Borrowers to the Guarantor shall, if the Agent shall so request, be collected and received by the Guarantor as trustee for the Agent and the Banks and paid over to the Agent and the Banks on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

     SECTION 15.  Severability.  If for any reason any provision or provisions
                  ------------
hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Guaranty which are valid.

     SECTION 16.  Waiver of Jury Trial.  THE GUARANTOR WAIVES ANY RIGHT IT MAY
                  --------------------
HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTY, THE CREDIT AGREEMENT OR RELATING TO ANY OF THE FOREGOING.

     SECTION 17.  Governing Law; Jurisdiction.
                  ---------------------------

          (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Guaranty, the Guarantor hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it
                                               --------------------
may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guaranty or any document related hereto.

          (c) The Guarantor hereby irrevocably appoints the General Counsel of WUSA (the "Process Agent"), with an office on the date hereof at 2431 East 61st Street, Suite 700, Tulsa, Oklahoma 74136, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof.

     SECTION 18.  Taxes.
                  -----

          (a) Guarantor represents and warrants as of the date hereof that all payments under or in respect of this Guaranty are exempt from tax other than taxes on net income imposed by the country or any subdivision of the country in which each of the Banks' principal office or actual lending office is located.

          (b) (i) If any taxes (other than taxes on net income (A) imposed by the country or any subdivision of the country in which each of the Banks' principal office or actual lending office is located and
     (B) measured by the United States taxable income the Banks would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country), are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 18, Guarantor shall pay all such taxes and shall also pay to the Banks, on demand, all additional amounts which the Banks specify as necessary to preserve the after-tax yield the Banks would have received if such taxes had not been imposed.

              (ii) The additional amounts necessary to preserve the after-tax yield the Banks would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                    y =    (w) (t) (i)
                        ------------------
                              l-w-t

     where the terms are defined as follows:
     y = additional payment to be made to the Banks w = withholding tax rate levied by foreign government t = Banks' combined U.S. Federal and state tax rate i = stated interest to be paid on Indebtedness (dollar amount calculated with reference to base rate plus quoted spread)
     1 =  one

          (c) Guarantor will provide Banks with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by Guarantor pursuant to subparagraph (b) above. Guarantor will deliver receipts to the Banks within 30 days after the due date for the related tax.

     SECTION 19.    Currency Conversion.  If any sum due from the Guarantor
                    -------------------
under this Guaranty or in connection herewith or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim of proof against the Guarantor with any governmental authority or in any court or tribunal; (b) obtaining an order or judgment in any court or other tribunal; (c) enforcing any order or judgment given or made in relation hereto, the equivalent of such first currency amount in any second currency shall be calculated based on the spot rate for the purchase of the first currency with the second currency quoted by Bank of America National Trust and Savings Association in San Francisco, California at approximately 8:00 a.m. on the date for such determination. The Guarantor shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                                 WILLBROS GROUP, INC.


                                                 By:____________________________
                                                    Name:_______________________
                                                    Title:______________________


With a copy to:                                  Address:
- --------------                                   -------

John N. Hove, Esq.                               Edificio Plaza Bancomer
2431 E. 61st St.                                 Calle 50, Apartado 6307
Suite 700                                        Panama 5, Republic of Panama
Tulsa, Oklahoma 74136                            Attention: Dr. Fernando Cardoze
U.S.A.                                           Telex: 2120
Telecopier: 918/748-7026                         Answerback: ARIFA PA
                                                 Telecopier: 011-507-63-8919

                                   EXHIBIT H
                                   ---------



      ___________________________________________________________________
      ___________________________________________________________________


                                    [FORM]

                              GUARANTY AGREEMENT


                                      BY


                        [WILLBROS INTERNATIONAL, INC.]
                             [WILLBROS USA, INC.]
                 [WILLBROS ENGINEERING & CONSTRUCTION LIMITED]
                                  IN FAVOR OF


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   As Agent


      ___________________________________________________________________
      ___________________________________________________________________



                    Dated as of ____________________, 19__

                                   EXHIBIT H

                               GUARANTY AGREEMENT

     This Guaranty Agreement (this "Guaranty") is made as of the _____ day of _______________, 19__, among [NAME OF DESIGNATED SUBSIDIARY], a _______________
(the "Corporation"), and [WILLBROS INTERNATIONAL, INC.] [WILLBROS USA, INC.] [WILLBROS ENGINEERING & CONSTRUCTION LIMITED] (the "Guarantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent"), for its benefit and for the ratable benefit of the several financial institutions (the "Banks") party to the Credit Agreement (as defined below).

     WHEREAS, by a Credit Agreement, dated as of September 16, 1993 (such Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time being hereinafter referred to as the "Credit Agreement"), among Willbros Group, Inc., the Guarantor [Willbros USA, Inc.,] [Willbros International, Inc.,] [Willbros Engineering & Construction Limited,] the Designated Subsidiaries of the Guarantor, the Agent and the Banks, the Banks agreed, inter alia, to make Loans to, and to issue or participate in Letters of
        -----------
Credit on behalf of, the Designated Subsidiaries of the Guarantor;

     WHEREAS, the Corporation desires to be one of the Designated Subsidiaries under the Credit Agreement who may request Loans or Letters of Credit thereunder from the Banks;

     WHEREAS, the Guarantor is [a direct] [an indirect] parent of the Designated Subsidiary and will derive substantial benefit from the extension of credit to the Designated Subsidiary;

     WHEREAS, the Guarantor proposes to designate the Corporation as a Designated Subsidiary under the Credit Agreement and to guarantee the obligations of the Corporation under the Credit Agreement and the other Loan Documents;

     NOW, THEREFORE, IT IS HEREBY AGREED by the parties hereto, in consideration of the terms, covenants and conditions hereinafter set forth, as follows:

     SECTION 1.  Definitions.
                 -----------

     Terms defined in the Credit Agreement shall, unless otherwise defined herein, bear the same meaning herein.

     SECTION 2.  Designation of Subsidiary.
                 -------------------------

          (a) The Guarantor hereby names and designates the Corporation to act as a "Designated Subsidiary" under the Credit Agreement with all of the rights and obligations of a Designated Subsidiary thereunder.

          (b) The Corporation confirms that it has received a copy of the Credit Agreement and such other documents and agreements as it has required in connection herewith.

          (c) The Corporation hereby undertakes with the Guarantor and each of the parties to the Credit Agreement that it will perform in accordance with its terms all those obligations which by the terms of the Credit Agreement are required to be performed by itself as a Designated Subsidiary thereunder and agrees to abide by all of the terms, covenants, conditions and obligations applicable to itself as a Designated Subsidiary under the Credit Agreement.

          (d) The Corporation agrees that the Agent and the Banks have the same rights against the Corporation as a Designated Subsidiary under the Credit Agreement that they would have had if the Corporation had been an original party and signatory thereto.

          (e) The Guarantor confirms that it has obtained the consent of each of the Banks to the designation of the Corporation as a "Designated Subsidiary" under the Credit Agreement.

     SECTION 3.  Conditions Precedent to Requesting Loans or Letters of Credit.
                 -------------------------------------------------------------

     The Corporation may not request a Loan or Letter of Credit under the Credit Agreement unless the Agent has confirmed to the Corporation that it has received all of the documents listed in Section 6.03 of the Credit Agreement and that each is, in form and substance, satisfactory to the Agent and the Banks.

     SECTION 4.  Representations and Warranties of the Corporation.
                 -------------------------------------------------

     In order to induce the Banks to agree to include the Corporation as a Designated Subsidiary under the Credit Agreement, the Corporation represents and warrants to the Agent and each Bank that:

          (a) The Corporation is duly organized, validly existing and in good standing or its equivalent under the laws of the jurisdiction of its organization, has the power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign organization and in good standing or its equivalent under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification except for failures to be so qualified, authorized or licensed that would not in the aggregate be likely to have a material adverse effect on the business, operations, assets or financial condition of the Corporation;

          (b) The Corporation has the power, authority and legal right to execute, deliver and perform this Agreement and to perform its obligations under (including, without limitation, to borrow Loans or apply for Letters of Credit pursuant to the terms of) the Credit Agreement and each document, instrument or obligation required of it hereunder or thereunder and has taken all necessary action to authorize its borrowings of Loans or applications for Letters of Credit on the terms and conditions thereof and its execution, delivery and performance of this Agreement, the other Loan Documents and each instrument or obligation required of it hereunder or thereunder; no consent of any other person including, without limitation, its creditors, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any Governmental Authority is required by it in connection with the borrowing of Loans or applications for Letters of Credit under the Credit Agreement or the other Loan Documents and each instrument required of it thereunder or the execution, delivery, performance, validity or enforceability of this Agreement or, if required, such consent, license, permit, approval, authorization or exemption has been received and such notice, report, registration, filing or declaration has been made, as the case may be;

          (c) The execution, delivery and performance by the Corporation of this Agreement and the performance of its obligations under the Credit Agreement do not contravene its charter (or other organizational documents) or any indenture, agreement or instrument to which it is a party or by which any of its assets or properties may be bound or affected and this Agreement has been, and each agreement, instrument or document required of it under the Credit Agreement will be, executed and delivered by its duly authorized representative;

          (d) This Agreement constitutes the legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except to the extent limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights or by general equitable principles regardless whether enforcement is in a proceeding under law or equity;

          (e) All information and other data furnished by or on behalf of the Corporation to the Agents and the Banks in connection herewith are, in all material respects, accurate and correct;

          (f) The Corporation has all material rights, permits, privileges, franchises, licenses, certifications and accreditations required for the conduct of its businesses;

          (g) The Corporation is not in default in the performance, observance or fulfillment of any obligations, covenants or conditions in any agreement or instrument to which it is a party which would materially adversely affect its ability to perform its obligations under the Loan Documents;

          (h) The Corporation is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (i) No part of the proceeds of any Loan will be used in a manner which would violate, or result in the violation of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System; the Corporation is not principally engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System); and

          (j) [Such other representations and warranties applicable to the Corporation as the Agent may reasonably request.]

     SECTION 5.  Guaranty from the Guarantor.
                 ---------------------------

          (a) In order to induce the Banks to agree to include the Corporation as a Designated Subsidiary under the Credit Agreement, the Guarantor, having financial interest in the Corporation, hereby unconditionally and irrevocably guarantees (as primary obligor and not merely as surety) the prompt payment in full in U.S. dollars by the Corporation when due (whether at stated maturity, by acceleration or otherwise) any and every Obligation which the Corporation may be liable to pay under or pursuant to the Credit Agreement and the Guarantor further agrees to pay all reasonable costs, fees and expenses (including, without limitation, reasonable counsel fees, including, without limitation, the allocated cost of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty.

          (b) The obligations of the Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether or not an action is brought against the Borrowers, any other guarantor or other obligor in respect of the Obligations or whether the Borrowers, any other guarantor or any other obligor in respect of the Obligations are joined in any such action or actions.

          (c) The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

               (i) any lack of genuineness, validity, legality or enforceability of the Credit Agreement any other Loan Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (including, without limitation, the possible extension of the Commitment Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreement or any other Loan Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

             (iii) any release or partial release of any other guarantor or other obligor in respect of the Obligations;

              (iv) any exchange, release or non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

               (v) any furnishing of any additional security for any of the Obligations;

              (vi) the liquidation, bankruptcy, insolvency or reorganization of the Borrowers, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

             (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of the Borrowers or the Guarantor are subordinated to those of the Banks; or

            (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Guarantor.

          (d) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Borrowers or the Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Agent or any Bank, all as though such payment or performance had not been made.

          (e) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrowers of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations (including, without limitation, interest which but for the filing of a petition in bankruptcy with respect to the Borrowers, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

     SECTION 6.  Waivers.
                 -------

     The Guarantor hereby waives promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right or take any action against the Borrowers, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Bank in favor of the Borrowers or the Guarantor.

     SECTION 7.  Subrogation.
                 -----------

          (a) The Guarantor expressly waives any and all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise), against the Agent and the Banks, individually and collectively, including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Guaranty and the Guarantor irrevocably waives any right to enforce any remedy which the Agent and the Banks, or any one or more of them now have or may hereafter have against the Borrowers, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Agent and the Banks or any one of them.

          (b) If, in the exercise of any of its rights and remedies, the Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrowers or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by the Agent or such Bank and waives any claim based upon such action, even if such action by the Agent or such Bank shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by the Agent or such Bank. Any election of remedies which results in the denial or impairment of the right of the Agent or such Bank to seek a deficiency judgment against the Borrowers shall not impair the Guarantor's obligation to pay the full amount of the Obligations. In the event the Agent or any Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under the Loan Documents, the Agent or such Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent or such Bank but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or such Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Bank might otherwise be entitled but for such bidding at any such sale.

     SECTION 8.  Further Assurances; Representations and Warranties.
                 --------------------------------------------------

          (a) The Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, to enable the Agent to protect and to exercise and enforce its rights and remedies hereunder.

          (b) All representations and warranties including as to due authorization and enforceability of this Guaranty set forth in the Credit Agreement are incorporated herein by reference and shall have the same effect as if fully stated herein. [In addition, the Guarantor hereby represents and warrants that it has obtained all shareholder approval required to execute this Guaranty.]/*/

     SECTION 9.  Application of Payments.
                 -----------------------

     Any payment received by the Agent from the Guarantor (or from any Bank pursuant to Section 14 below) shall be applied by the Agent as follows:

     First, to the payment of the costs and expenses of collection and all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Agent in connection therewith;


____________________

/*/  Applicable only to WII.

     Next, to the Banks pro rata, based on the then outstanding amount of the
                        --------
Obligations owed to each in payment in full of the Obligations; and

     Finally, after payment in full of all Obligations and the termination of the Commitments and expiration of all outstanding Letters of Credit, the payment to the Guarantor, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     SECTION 10.  Decisions Relating to Exercise of Remedies.
                  ------------------------------------------

     Notwithstanding anything in this Guaranty to the contrary, the Agent may exercise, and at the request of the Majority Banks shall exercise or refrain from exercising, all rights and remedies provided for herein and provided by law.

     SECTION 11.  No Waiver.
                  ---------

     No failure on the part of the Agent or any Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 12.  Amendments, Etc.
                  ---------------

     No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by the Guarantor and by the Agent and, in the case of consents or waivers, by the Agent, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

     SECTION 13.  Notices.
                  -------

     All notices, requests and other communications provided for hereunder shall be in writing and given as provided in Section 11.02 of the Credit Agreement.

     SECTION 14.  Right of Set-off.
                  ----------------

          (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 14(a) shall give prompt notice to the Guarantor following the occurrence thereof; provided that
                                                                   --------
the failure to give such notice shall not affect the validity of the set-off.

          (b) Any payment obtained pursuant to Section 14(a) above (or in any other manner directly from the Guarantor) by any Bank shall be remitted to the Agent and distributed among the Banks in accordance with the provisions of
Section 9 above.

     SECTION 15.  Continuing Guaranty.
                  -------------------

     This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until payment in full (after the termination of the Commitments and expiration of all outstanding Letters of Credit) of the Obligations and all other amounts payable under this Guaranty; (b) be binding upon the Guarantor, its successors and assigns; and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, all as provided in, and to the extent set forth in, Section 11.07 of the Credit Agreement.

     SECTION 16.  Subordination of the Borrowers' Obligations to the Guarantor.
                  ------------------------------------------------------------

     The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Banks that all obligations and liabilities of the Borrowers and their Subsidiaries to the Guarantor of whatsoever description (including, without limitation, all intercompany receivables of the Guarantor from the Borrowers) shall be subordinated and junior in right of payment to the Obligations. Following the occurrence of an Event of Default, any indebtedness of the Borrowers to the Guarantor shall, if the Agent shall so request, be collected and received by the Guarantor as trustee for the Agent and the Banks and paid over to the Agent and the Banks on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

     SECTION 17.  Severability.
                  ------------

     If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Guaranty which are valid.

     SECTION 18.  Waiver of Jury Trial.
                  --------------------

     THE GUARANTOR WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTY, THE CREDIT AGREEMENT OR RELATING TO ANY OF THE FOREGOING.

     SECTION 19.  Governing Law; Jurisdiction.
                  ---------------------------

          (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Guaranty, the Guarantor hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it
                                               --------------------
may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guaranty or any document related hereto.

          (c) The Guarantor hereby irrevocably appoints the General Counsel of Willbros USA, Inc. (the "Process Agent"), with an office on the date hereof at 2431 East 61st Street, Suite 700, Tulsa, Oklahoma 74136, United States of America, as its agent to receive on behalf of the Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Guaranty. Such service may be made by mailing or delivering a copy of such process to the Guarantor in care of the Process Agent at the Process Agent's above address, and the Guarantor hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service the Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Guarantor at its address specified on the signature page hereof.

     SECTION 20.  Taxes.
                  -----

          (a) Guarantor represents and warrants as of the date hereof that all payments under or in respect of this Guaranty are exempt from tax other than taxes on net income imposed by the country or any subdivision of the country in which each of the Banks' principal office or actual lending office is located.

          (b) (i) If any taxes (other than taxes on net income (A) imposed by the country or any subdivision of the country in which each of the Banks' principal office or actual lending office is located and
     (B) measured by the United States taxable income the Banks would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country), are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 20, Guarantor shall pay all such taxes and shall also pay to the Banks, on demand, all additional amounts which the Banks specify as necessary to preserve the after-tax yield the Banks would have received if such taxes had not been imposed.

              (ii) The additional amounts necessary to preserve the after-tax yield the Banks would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                    y =    (w) (t) (i)
                        ------------------
                              l-w-t/


          where the terms are defined as follows:
          y = additional payment to be made to the Banks w = withholding tax rate levied by foreign government t = Banks' combined U.S. Federal and state tax rate i = stated interest to be paid on Indebtedness (dollar amount calculated with reference to base rate plus quoted spread)
          1 =  one

          (c) Guarantor will provide Banks with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by Guarantor pursuant to subparagraph (b) above. Guarantor will deliver receipts to the Banks within 30 days after the due date for the related tax .

     SECTION 21.  Currency Conversion.
                  -------------------

     If any sum due from the Guarantor under this Guaranty or in connection herewith or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "the second currency") for the purpose of (a) making or filing a claim of proof against the Guarantor with any governmental authority or in any court or tribunal; (b) obtaining an order or judgment in any court or other tribunal; (c) enforcing any order or judgment given or made in relation hereto, the equivalent of such first currency amount in any second currency shall be calculated based on the spot rate for the purchase of the first currency with the second currency quoted by Bank of America National Trust and Savings Association in San Francisco, California at approximately 8:00 a.m. on the date for such determination. The Guarantor shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between
(i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                                [NAME OF CORPORATION]


                                                By:____________________________
                                                Title:_________________________

                                                Address:
                                                _______________________________
                                                _______________________________
                                                _______________________________
                                                Attn: _________________________
                                                Tel. No.: _____________________
                                                Rapifax: ______________________
                                                Telex: ________________________


                                                [WILLBROS INTERNATIONAL, INC.]
                                                [WILLBROS USA, INC.]
                                                [WILLBROS ENGINEERING &
                                                CONSTRUCTION LIMITED]


                                                By:____________________________
                                                Title:_________________________

                                                Address:
                                                _______________________________
                                                _______________________________
                                                _______________________________
                                                Attn: _________________________
                                                Tel. No.: _____________________
                                                Rapifax: ______________________
                                                Telex: ________________________


                                                *[With a Copy to:
                                                John N. Hove, Esq.
                                                2431 East 61 Street, Suite 700
                                                Tulsa, OK 74136]


_______________________

*    Use only when WII or WECL is the Guarantor.

                                   EXHIBIT I
                                   ---------



      ___________________________________________________________________
      ___________________________________________________________________

                                    [FORM]

                         SUBSIDIARY GUARANTY AGREEMENT


                                      BY


                      [WILLBROS ENERGY SERVICES COMPANY]

                       [WILLBROS BUTLER ENGINEERS, INC.]

                                  IN FAVOR OF


            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   As Agent


      ___________________________________________________________________
      ___________________________________________________________________



                        Dated as of September 16, 1993

                                   EXHIBIT I


                         SUBSIDIARY GUARANTY AGREEMENT


     This SUBSIDIARY GUARANTY AGREEMENT (this "Guaranty"), dated as of September 16, 1993, is made by [WILLBROS ENERGY SERVICES COMPANY,] [WILLBROS BUTLER ENGINEERS, INC.,] a Delaware corporation (the "Guarantor"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (in such capacity, the "Agent") for its benefit and for the ratable benefit of the financial institutions (the "Banks") party to the Credit Agreement (as hereinafter defined).

     WHEREAS, Willbros International, Inc., Willbros USA, Inc. and Willbros Engineering & Construction Limited (the "Borrowers"), Willbros Group, Inc., the Agent and the Banks are party to a Credit Agreement dated as of September 16, 1993 (such Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement");

     WHEREAS, pursuant to the terms of the Credit Agreement, the Banks have agreed to make certain Loans and to issue or participate in Letters of Credit to or for the benefit of the Borrowers;

     WHEREAS, the obligation of the Banks to make the Loans and to issue or participate in Letters of Credit is conditioned upon, among other things, the execution and delivery by the Guarantor of this Guaranty;

     WHEREAS, the Guarantor is a wholly-owned subsidiary of Willbros USA, Inc. and the Borrowers are members of the same consolidated group of companies and are engaged in related businesses and the Guarantor may receive a portion of the Loans or the benefit of the issuances of the Letters of Credit and will derive other substantial direct and indirect economic benefit therefrom;

     NOW, THEREFORE, in consideration of the premises and to induce the Banks to enter into the Credit Agreement and to make the Loans and to issue or participate in the Letters of Credit, the Guarantor hereby agrees with and for the benefit of the Agent and the Banks as follows:

     Section 1.  Defined Terms.  Unless otherwise defined herein, terms defined
                 -------------
in the Credit Agreement are used herein as therein defined.

     Section 2.  Guaranty.  The Guarantor hereby, unconditionally and
                 --------
irrevocably, guarantees the prompt performance and payment in full in U.S. dollars by the Borrowers when due (whether at stated maturity, by acceleration or otherwise) of the Obligations of the Borrowers, and the Guarantor further agrees to pay all reasonable costs, fees and expenses (including, without limitation, reasonable counsel fees, and the allocated cost of in-house counsel) incurred by the Agent or any Bank in enforcing any rights under this Guaranty.

     Section 3.  Limitation of Guaranty.
                 ----------------------

          (a) Anything to the contrary in this Guaranty notwithstanding, the maximum liability of the Guarantor hereunder (the "Maximum Liability") shall not at any time exceed the sum of (i) the amount of the economic benefit which the Guarantor received as a result of the Loans or Letters of Credit plus (ii) the
                                                                 ----
greater of (A) the Adjusted Net Worth (as hereinafter defined) of the Guarantor at the date the Loans were made or Letters of Credit were issued; or (B) the Adjusted Net Worth of the Guarantor (determined without giving effect to any economic benefit received as a result of the Loans or Letters of Credit) at the earlier of the date of the commencement of a case under Title 11 of the United States Code involving the Borrowers or the Guarantor and the date enforcement hereunder is sought; provided, however, that when the Obligations (after giving
                     --------  -------
effect to any payment by the Guarantor or otherwise) are less than the amount set forth in clause (ii), this Guaranty in respect of the Loans or Letters of Credit (but not the other Obligations) shall be limited to the sum of (A) the amount of the economic benefit received by the Guarantor from the Loans and Letters of Credit and (B) the greater of (1) the Adjusted Net Worth of the Guarantor on the date the last Borrowing of Loans were made or Letters of Credit were issued (determined without giving effect to any economic benefit as a result thereof) and (2) the Adjusted Net Worth of the Guarantor (determined without giving effect to any economic benefit received as a result of Loans theretofore made or Letters of Credit issued) at the earlier of the date of the commencement of a case under Title 11 of the United States Code involving the Borrowers or the Guarantor and the date enforcement hereunder is sought. As used in this Section 3, "Adjusted Net Worth" of the Guarantor means, as of any date of determination thereof, the difference between (x) the aggregate fair saleable value of the assets of the Guarantor as of such date (including the fair saleable value of the amounts received or receivable by the Guarantor pursuant to its right to contribution pursuant to clause (b) below), and (y) the amount of all liabilities of the Guarantor, contingent or otherwise, as of such date (but excluding all contingent liabilities under this Guaranty) minus One dollar ($1.00).  Any
                                            -----
payment hereunder by the Guarantor shall reduce pro tanto any intercompany
                                                --- -----
obligation of the Guarantor to the Borrowers.

          (b) The Guarantor agrees that the Obligations guaranteed hereunder may at any time and from time to time exceed the Maximum Liability of the Guarantor and may exceed the aggregate Maximum Liability of the Guarantor and the liability of [Willbros Energy Services Company] [Willbros Butler Engineers, Inc.] under the other Subsidiary Guaranty.

     Section 4.  Guaranty Absolute.
                 -----------------

          (a) The obligations of the Guarantor hereunder are those of a primary obligor, and not merely a surety, and are independent of the Obligations. A separate action or actions may be brought against the Guarantor whether or not an action is brought against the Borrowers, any other guarantor or other obligor in respect of the Obligations or whether the Borrowers, any other guarantor or any other obligor in respect of the Obligations are joined in any such action or actions.

          (b) The Guarantor guarantees that the Obligations will be paid and performed strictly in accordance with the terms of the Credit Agreement and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Banks with respect thereto. Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

               (i) any lack of genuineness, validity, legality or enforceability of the Credit Agreement, any other Loan Document or any other document, agreement or instrument relating thereto or any assignment or transfer of any thereof;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations (including, without limitation, the possible extension of the Commitment Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any waiver, indulgence, compromise, renewal, extension, amendment, modification of, or addition, consent, supplement to, or consent to departure from, or any other action or inaction under or in respect of, the Credit Agreement or any other Loan Document or any document, instrument or agreement relating to the Obligations or any other instrument or agreement referred to therein or any assignment or transfer of any thereof;

             (iii) any release or partial release of any other guarantor or other obligor in respect of the Obligations;

              (iv) any exchange, release or non-perfection of any collateral for all or any of the Obligations, or any release, or amendment or waiver of, or consent to departure from, any guaranty or security, for all or any of the Obligations;

               (v) any furnishing of any additional security for any of the Obligations;

              (vi) the liquidation, bankruptcy, insolvency or reorganization of the Borrowers, any other guarantor or other obligor in respect of the Obligations or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

             (vii) any modification or termination of any intercreditor or subordination agreement pursuant to which the claims of other creditors of the Borrowers or the Guarantor are subordinated to those of the Banks; or

            (viii) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Guarantor.

          (c) This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment or performance of the Obligations, or any part thereof, is, upon the insolvency, bankruptcy or reorganization of the Borrowers or the Guarantor or otherwise pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by the Agent or any Bank, all as though such payment or performance had not been made.

          (d) If an event permitting the acceleration of any of the Obligations shall at any time have occurred and be continuing and such acceleration shall at such time be prevented by reason of the pendency against the Borrowers of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Obligations shall be deemed to have been accelerated and the Guarantor shall forthwith pay such Obligations (including, without limitation, interest which but for the filing of a petition in bankruptcy with respect to the Borrowers, would accrue on such Obligations), and the other obligations hereunder, without any further notice or demand.

     Section 5.  Waivers.  To the extent permitted by applicable law, the
                 -------
Guarantor hereby waives promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations and this Guaranty and any requirement that the Agent or any Bank protect, secure, perfect or insure any security interest in or any Lien on any property subject thereto or exhaust any right or take any action against the Borrowers, any other guarantor or any other Person or any collateral or security or to any balance of any deposit accounts or credit on the books of any Bank in favor of the Borrowers or the Guarantor.

     Section 6.  Subrogation.
                 -----------

          (a) The Guarantor expressly waives any and all rights of subrogation, reimbursement and contribution, contractual statutory or otherwise), against the Agent and the Banks individually and collectively, including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code), or any successor statute arising from the existence or performance of this Guaranty and the Guarantor irrevocably waives any right to enforce any remedy which the Agent and the Banks or any one or more of them now have or may hereafter have against the Borrowers and waives the benefit of and any right to participate in, any security now or hereafter held by the Banks or any one or more of them.

          (b) If, in the exercise of any of its rights and remedies, the Agent or any Bank shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against the Borrowers or any other Person, whether because of any applicable laws pertaining to "election of remedies" or the like, the Guarantor hereby consents to such action by the Agent or such Bank and waives any claim based upon such action, even if such action by the Agent or such Bank shall result in a full or partial loss of any rights of subrogation which the Guarantor might otherwise have had but for such action by the Agent or such Bank. Any election of remedies which results in the denial or impairment of the right of the Agent or such Bank to seek a deficiency judgment against the Borrowers shall not impair the Guarantor's obligation to pay the full amount of the Obligations. In the event the Agent or any Bank shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under the Loan Documents, the Agent or such Bank may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by the Agent or such Bank but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Agent or such Bank or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Guaranty, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which the Agent or any Bank might otherwise be entitled but for such bidding at any such sale.

     Section 7.  Representations and Warranties.  The Guarantor represents and
                 ------------------------------
warrants to the Agent and the Banks as follows:

          (a) The Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where qualification or licensing is required by the nature of its business except where the absence of such qualification has no reasonable likelihood of having a material adverse effect on the business, properties, assets or condition (financial or otherwise) of the Guarantor; (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate of incorporation and bylaws; (v) is not in default under any material agreement; and (vi) is in compliance with all applicable law except if such non-compliance has no reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Guarantor or the ability of the Guarantor to perform its obligations under this Guaranty.

          (b) The execution, delivery, and performance by the Guarantor of this Guaranty (i) are within the Guarantor's corporate powers; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene the Guarantor's certificate of incorporation or bylaws; and (iv) do not result in or require the creation of any Lien upon or with respect to any of its properties.

          (c) No authorization or approval or any other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

          (d) This Guaranty is a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws relating to creditors' rights generally, as such laws would apply in the event of bankruptcy, insolvency or other similar occurrence with respect to the Guarantor.

          (e) There is no pending or, to the best knowledge of the Company, threatened action or proceeding affecting the Guarantor before any Governmental Authority which has any reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Guarantor, the Liens created by any Loan Document or the ability of the Guarantor to perform its obligations under this Guaranty.

          (f) The Guarantor is not (i) a party to any contractual obligation which has any reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise) or the performance of which either unconditionally or upon the happening of an event, will result in the creation of a Lien on the Guarantor's property or assets; or (ii) subject to any charter or corporate restriction which has a reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise), the Liens created by any Loan Document or the ability of the Guarantor to perform its obligations under this Guaranty.

          (g) On the Closing Date, after giving effect to all the transactions contemplated by the Credit Agreement, including, without limitation, the incurrence by the Guarantor of liabilities under this Guaranty, (i) the assets of the Guarantor, at a fair valuation, will exceed its liabilities, including contingent liabilities, (ii) the remaining capital of the Guarantor will not be unreasonably small to conduct its business, and (iii) the Guarantor has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 7, "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such right is reduced to judgment, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

The representations and warranties set forth in this Section 7 shall survive the execution and delivery of this Guaranty.

     Section 8.  Further Assurances.
                 ------------------

          (a) As long as any of the Obligations remain outstanding, the Commitments have not expired and there are Letters of Credit outstanding, the Guarantor shall, unless the Majority Banks waive compliance in writing, comply with all the covenants related to the Guarantor contained in the Credit Agreement.

          (b) The Guarantor agrees that at any time and from time to time, at the expense of the Guarantor, the Guarantor will promptly execute and delivery all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, to enable the Agent to protect and to exercise and enforce its rights and remedies hereunder.

     Section 9.  Application of Payments.  Any payment received by the Agent
                 -----------------------
from the Guarantor (or from any Bank pursuant to Section 14 below), shall be applied by the Agent as follows:

          First, to the payment of costs and expenses of collection and all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Agent in connection therewith;

          Next, to the Banks pro rata, based on the then outstanding amount
                             --- ----
     of the Obligations owed to each in payment in full of the Obligations;
     and

          Finally, after payment in full of all Obligations and the termination of the Commitments and expiration of all outstanding Letters of Credit, the payment to the Guarantor, or its successors and assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     Section 10.  Decisions Relating to Exercise of Remedies.  Notwithstanding
                  ------------------------------------------
anything in this Guaranty to the contrary, the Agent may exercise, and at the request of the Majority Banks shall exercise or refrain from exercising, all rights and remedies provided for herein and provided by law.

     Section 11.  No Waiver.  No failure on the part of the Agent or any Bank to
                  ---------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 12.    Amendments, Etc.  No amendment or waiver of any provision of
                    ----------------
this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed, in the case of amendments, by the Guarantor and by the Agent and, in the case of consent or waivers, by the Agent and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which made or given.

     Section 13.  Notices.  All notices, requests and other communications
                  -------
provided for hereunder shall be in writing and given as provided in Section
11.02 of the Credit Agreement. All communications and notices hereunder to Guarantor shall be given to the General Counsel of Willbros USA, Inc. at 2431 East 61st Street, Suite 700, Tulsa, Oklahoma 74136, Telex: 79-6660, Answerback:
WILLBRO TUL, Telecopier: (918) 748-7026; or, at such other address as shall be designated by Guarantor in a written notice to Agent.

     Section 14.  Right to Set-off.
                  ----------------

          (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Guarantor against any and all of the Obligations, irrespective of whether or not such Bank shall have made any demand under this Guaranty and although such Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 14(a) shall give prompt notice to the Guarantor following the occurrence thereof; provided that
                                                                 --------
the failure to give such notice shall not affect the validity of the set-off.

          (b) Any payment obtained pursuant to Section 14(a) above (or in any other manner directly from the Guarantor) by any Bank shall be remitted to the Agent and distributed among the Banks in accordance with the provisions of
Section 9 above.

     Section 15.  Continuing Guaranty.  This Guaranty is a continuing guaranty
                  -------------------
and shall (a) remain in full force and effect until payment in full (after the termination of the Commitments and expiration of all outstanding Letters of Credit) of the Obligations and all other amounts payable under this Guaranty;
(b) be binding upon the Guarantor, its successors and assigns; and (c) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the Banks and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, all as provided in, and to the extent set forth in, Section
11.07 of the Credit Agreement.

     Section 16.  Subordination of the Borrowers' Obligations to the Guarantor.
                  ------------------------------------------------------------
The Guarantor hereby expressly covenants and agrees for the benefit of the Agent and the Banks that all obligations and liabilities of the Borrowers and their Subsidiaries to the Guarantor of whatsoever description (including, without limitation, all intercompany receivables of the Guarantor from the Borrowers) shall be subordinated and junior in right of payment to the Obligations. Following the occurrence of an Event of Default, any indebtedness of the Borrowers to the Guarantor shall, if the Agent shall so request, be collected and received by the Guarantor as trustee for the Agent and the Banks and paid over to the Agent and the Banks on account of the Obligations but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

     Section 17.  Severability.  If for any reason any provision or provisions
                  ------------
hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Guaranty which are valid.

     Section 18.  Waiver of Jury Trial.  THE GUARANTOR WAIVES ANY RIGHT IT MAY
                  --------------------
HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS GUARANTY, THE CREDIT AGREEMENT OR RELATING TO ANY OF THE FOREGOING.

     Section 19.  Governing Law; Jurisdiction.
                  ---------------------------

          (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          (b) Any legal action or proceeding with respect to this Guaranty may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Guaranty, the Guarantor hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. The Guarantor hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it
                                               --------------------
may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Guaranty or any document related hereto.

     Section 20.  Taxes.
                  -----

          (a) Guarantor represents and warrants as of the date hereof that all payments under or in respect of this Guaranty are exempt from tax other than taxes on net income imposed by the country or any subdivision of the country in which each of the Banks' principal office or actual lending office is located.

          (b) (i) If any taxes (other than taxes on net income (A) imposed by the country or any subdivision of the country in which each of the Banks' principal office or actual lending office is located and
     (B) measured by the United States taxable income the Banks would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country), are at any time imposed on any payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this Section 20, Guarantor shall pay all such taxes and shall also pay to the Banks, on demand, all additional amounts which the Banks specify as necessary to preserve the after-tax yield the Banks would have received if such taxes had not been imposed.

              (ii) The additional amounts necessary to preserve the after-tax yield the Banks would have received if such taxes had not been imposed shall be calculated pursuant to the formula:

                    y =    (w) (t) (i)
                       ------------------
                              l-w-t

     where the terms are defined as follows:
     y = additional payment to be made to the Banks w = withholding tax rate levied by foreign government t = Banks' combined U.S. Federal and state tax rate i = stated interest to be paid on Indebtedness (dollar amount calculated with reference to base rate plus quoted spread)
     1 =  one

          (c) Guarantor will provide Banks with original tax receipts, notarized copies of tax receipts, or such other documentation as will prove payment of tax in a court of law applying the United States Federal Rules of Evidence, for all taxes paid by Guarantor pursuant to subparagraph (b) above. Guarantor will deliver receipts to the Banks within 30 days after the due date for the related tax.

     [Section 21.  Currency Conversion.  If any sum due from the Guarantor under
                   -------------------
this Guaranty or in connection herewith or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (a) making or filing a claim of proof against the Guarantor with any governmental authority or in any court or tribunal; (b) obtaining an order or judgment in any court or other tribunal; (c) enforcing any order or judgment given or made in relation hereto, the Guarantor shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (i) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (ii) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of the Guarantor distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                            [WILLBROS ENERGY SERVICES COMPANY]

                                            [WILLBROS BUTLER ENGINEERS, INC.]


                                            By:____________________________
                                               Name:
                                               Title:

                                  EXHIBIT J-1



________________________________________________________________________________
________________________________________________________________________________


                                    [FORM]

                            PARENT PLEDGE AGREEMENT


                                      BY


                             WILLBROS GROUP, INC.


                                  IN FAVOR OF



            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   AS AGENT



________________________________________________________________________________
________________________________________________________________________________



                        Dated As Of September 16, 1993

                               TABLE OF CONTENTS
                               -----------------

                                                             Page
                                                             ----
SECTION 1.  Pledge..........................................    1

SECTION 2.  Security for Obligations........................    2

SECTION 3.  Delivery of Pledged Collateral..................    3

SECTION 4.  Representations, Warranties and Covenants.......    3

SECTION 5.  Further Assurances..............................    6

SECTION 6.  Voting Rights; Dividends; Etc...................    7

SECTION 7.  Agent Appointed Attorney-in-Fact................    9

SECTION 8.  Agent May Perform...............................    9

SECTION 9.  No Responsibility for Certain Actions...........    9

SECTION 10.  Remedies upon Default..........................    9

SECTION 11.  Expenses.......................................   12

SECTION 12.  Amendments, Etc................................   12

SECTION 13.  Address for Notices............................   12

SECTION 14.  Continuing Security Interest...................   12

SECTION 15.  Security Interest Absolute.....................   13

SECTION 16.  Use of Copies..................................   14

SECTION 17.  Right of Set-off...............................   14

SECTION 18.  Severability...................................   14

SECTION 19.  Waiver of Jury Trial...........................   14

SECTION 20.  Governing Law; Jurisdiction....................   15

SECTION 21.  Counterparts...................................   16

SECTION 22.  Waiver of Subrogation..........................   16

SECTION 23.  Subordination..................................   16

Schedule I    Schedule of Pledged Shares
Schedule II   Stock Assignment Separate From Certificate
Schedule III  Pledge Agreement Supplement

Schedule IV   Schedule of UCC Filings

                            PARENT PLEDGE AGREEMENT


     This PARENT PLEDGE AGREEMENT (this "Agreement"), dated as of September 16, 1993, is made by WILLBROS GROUP, INC., a Republic of Panama corporation (the "Company"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (in such capacity, the "Agent"), for its benefit and for the ratable benefit of the financial institutions (the "Banks") from time to time a party to the Credit Agreement (as hereinafter defined).

     Willbros International, Inc., a Republic of Panama corporation ("WII"), Willbros USA, Inc., a Delaware corporation ("WUSA"), Willbros Engineering & Construction Limited, an Ontario, Canada, corporation ("WECL"), the Designated Subsidiaries (as defined in the Credit Agreement) (WII, WUSA, WECL and the Designated Subsidiaries are collectively referred to as the "Borrowers"), the Company, the Agent and the Banks are party to a Credit Agreement of even date herewith (such Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined);

     Pursuant to the terms of the Credit Agreement, the Banks have agreed to make available to the Borrowers a revolving credit facility and a standby and commercial letter of credit facility;

     The Company is a direct or indirect parent of all of the Borrowers and a guarantor of the Obligations, and the Company will derive substantial benefit from the extension of credit to the Borrowers by the Banks under the Credit Agreement;

     The obligation of the Banks to make the Loans and to issue or participate in the Letters of Credit is conditioned upon, among other things, the execution and delivery by the Company of this Agreement;

     In consideration of the premises and in order to induce the Banks to enter into the Credit Agreement and make the Loans and issue or participate in the Letters of Credit, the Company hereby agrees with the Agent, for its benefit and for the ratable benefit of the Banks (the Agent and the Banks being hereinafter collectively referred to as the "Secured Parties"), as follows:

     SECTION 1.  Pledge.  The Company hereby transfers, grants, bargains, sells,
                 ------
conveys, hypothecates, sets over, delivers and pledges to the Agent, for the benefit of the Secured Parties, and grants to the Agent, for the benefit of the Secured Parties, a security interest in the following (the "Pledged Collateral"):

          (a)  all shares described in SCHEDULE I attached hereto (collectively,
                                       ----------
the "Pledged Shares");

          (b) all shares of capital stock acquired, received or owned by the Company of any Person, other than Vintondale Corporation N.V., a Netherlands Antilles corporation, who, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of the Company;

          (c)  the certificates representing the Pledged Shares;

          (d) all cash and stock dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or the shares acquired, received or owned under Section 1(b) above; and

          (e)  all proceeds of any or all of the foregoing.

     TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions set forth herein.

     SECTION 2.  Security for Obligations.  This Agreement secures, and the
                 ------------------------
Pledged Collateral is security for, the prompt performance and payment in full in cash when due, whether at stated maturity, by acceleration or otherwise of the following (the "Secured Obligations"):

          (a)  all Obligations; and

          (b) all obligations, now existing or hereafter arising, of the Company under the Parent Guaranty executed by the Company; and

          (c) all obligations, now existing or hereafter arising, of the Company under this Agreement.

     The Parent Guaranty executed by the Company guarantees, among other things, the prompt performance and payment in full of the Obligations. The Obligations include, among other things, (i) a revolving credit facility under which funds may be advanced by the Banks, repaid and subsequently readvanced by the Banks, and (ii) a standby and commercial letter of credit facility under which Letters of Credit may from time to time be issued. Notwithstanding that the balance of the revolving line of credit may at certain times be zero and that no Letters of Credit may at certain times be outstanding, the Liens granted hereunder to the Agent shall remain in full force and effect at all times and with the same priority until the payment in full in cash of the Secured Obligations, the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit.

     SECTION 3.  Delivery of Pledged Collateral.  All certificates or
                 ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and without notice to the Company, to transfer to or to register in its name or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a) below. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 4.  Representations, Warranties and Covenants.  The Company
                 -----------------------------------------
represents, warrants and covenants as follows:

          (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Panama; (ii) is not qualified as a foreign corporation under the laws of any jurisdiction, and there is no jurisdiction in which qualification or licensing is required by the nature of its business and where the absence of such qualification has a reasonable likelihood of having a material adverse effect on its business, properties, assets or condition (financial or otherwise); (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate or articles of incorporation and by-laws; (v) is not in default under any material agreement such that there is a reasonable likelihood of such default having a material adverse effect on its business, properties, assets or condition (financial or otherwise); and (vi) is in compliance with all applicable law except if such non-compliance has no reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise) or its ability to perform its obligations under this Agreement.

          (b) The execution, delivery, and performance by the Company of this Agreement (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene the Company's certificate or articles of incorporation or by-laws; and (iv) do not result in or require the creation of any Lien upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Company of this Agreement.

          (d) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws relating to creditors' rights generally, as such laws would apply in the event of bankruptcy, insolvency or other similar occurrence with respect to the Company.

          (e) There is no pending or, to the best knowledge of the Company, threatened action or proceeding affecting the Company before any Governmental Authority which has any reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company, the Liens created by any Loan Document or the ability of the Company to perform its obligations under this Agreement.

          (f) The Company is not (i) a party to any contractual obligation the performance of which either unconditionally or upon the happening of an event, will result in the creation of a Lien on the Company's property or assets (other than in favor of the Secured Parties); or (ii) subject to any charter or corporate restriction which has a reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise), the Liens created by any Loan Document or the ability of the Company to perform its obligations under this Agreement.

          (g) The representations and warranties made by the Company and the Borrowers in Article V of the Credit Agreement concerning the Company are true and correct.

          (h) The Pledged Shares constitute all of the authorized, issued and outstanding shares of capital stock of the companies listed on SCHEDULE I hereto
                                                               ----------
(the "Pledged Stock Companies"). The Company is the sole legal and equitable owner and holder of record of the Pledged Shares free and clear of all Liens, or rights or interests of any other Person, of every kind and nature except for the Lien created by this Agreement. The shares of stock described in the first sentence of this paragraph are duly authorized, validly issued, fully paid and non-assessable, and none of such shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. There are no options, warrants, calls or commitments of any character relating to the Pledged Shares, nor are there any rights of first refusal, voting trusts, voting agreements or similar agreements relating to the Pledged Shares. The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in the Pledged Collateral and the proceeds thereof. Appropriate financing statements will be filed in favor of the Agent in the jurisdictions set forth in SCHEDULE IV attached hereto.
                           -----------

          (i) When additional Pledged Collateral is delivered to the Agent in accordance with Section 1 hereof, the Company will be the legal and equitable owner of such Pledged Collateral free and clear of all Liens, or rights or interests of any other Person, of every kind and nature including any state or federal tax liens, except for the Lien created by this Agreement; each share of stock comprising such Pledged Collateral will have been duly authorized, validly issued and be fully paid and non-assessable; and the Company will have legal title to such Pledged Collateral and power to pledge, assign and deliver such Pledged Collateral in the manner hereby contemplated.

          (j) The Company agrees that it will (i) cause each issuer of shares of stock comprising Pledged Collateral not to issue any stock or other securities in addition to or in substitution for the shares of stock comprising Pledged Collateral issued by such issuer, except to the Company, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Collateral, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock covered by Section 1(b) above.

          (k) Without the prior written consent of the Agent having been first obtained, the Company (i) shall not sell, assign, transfer, pledge, mortgage, hypothecate, dispose of or encumber, or grant any option or warrant with respect to, any of its rights in or to the Pledged Collateral or any portion thereof, except for the pledge thereof provided for in this Agreement; and (ii) shall not permit any issuer of shares of stock comprising Pledged Collateral to terminate its corporate existence, to be a party to any merger or consolidation, or to sell, lease or dispose of all or substantially all of its assets and properties in a single transaction or series of related transactions, except as permitted by the Credit Agreement.

          (l) The Company has and will defend the title to the Pledged Collateral and the Liens created hereby against the claim of any Person and will maintain and preserve such Liens until the termination of this Agreement.

     SECTION 5.  Further Assurances.
                 ------------------

          (a) The Company agrees that, at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          (b) The Company further agrees that it will, upon obtaining any additional shares of any issuer of the Pledged Collateral or shares covered by
Section 1(b) above or any other securities constituting Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent
(i) such shares, (ii) a duly executed but blank stock power in the form of
SCHEDULE II attached hereto for each certificate representing such additional
- -----------
Pledged Collateral, and (iii) a duly executed Pledge Agreement Supplement in substantially the form of SCHEDULE III attached hereto (a "Pledge Agreement
                          ------------
Supplement") identifying the additional shares which are pledged pursuant to
Section 1(b) of this Agreement. The Company hereby authorizes the Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed on any Pledge Agreement Supplement delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral.

     SECTION 6.  Voting Rights; Dividends; Etc.
                 -----------------------------

          (a) So long as no Event of Default shall have occurred and be continuing (and, in the case of clause (i) below, so long as written notice has not been given by the Agent to the Company):

               (i) The Company shall be entitled to exercise any and all voting and/or other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement or the Credit Agreement; provided, however, that the Company shall not exercise or refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

              (ii) The Company shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, other than any and all

               (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a return of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

     all of which shall be, and all of which shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Company, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Company, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

             (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting and other rights which it is entitled to exercise pursuant to clause
     (i) above and to receive the dividends which it is authorized to receive and retain pursuant to clause (ii) above.

          (b)  Upon the occurrence and during the continuance of an Event of
Default:

               (i) All rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above and the obligations of the Agent under Section 6(a)(iii) above, shall cease upon written notice thereof from the Agent, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

              (ii) All rights of the Company to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

             (iii) All dividends which are received by the Company contrary to the provisions of clause (ii) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Company and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (c) In order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, the Company shall, if necessary, upon written notice from the Agent, from time to time execute and deliver to the Agent appropriate dividend payment orders and other instruments as the Agent may reasonably request. To this end, the Company hereby irrevocably constitutes and appoints the Agent the proxy and attorney-in-fact of the Company, with full power of substitution, to vote, and to act with respect to, any and all Pledged Collateral that is securities standing in the name of the Company or with respect to which the Company is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until payment in full in cash of the Secured Obligations, the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit.

     SECTION 7.  Agent Appointed Attorney-in-Fact.  The Company hereby appoints
                 --------------------------------
the Agent the Company's true and lawful attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Agent's discretion, subject to Section 6 above, to take any action and to execute any document or instrument which the Agent may reasonably deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Agent shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder, except for its or its officers, directors, employees or agents gross negligence or willful misconduct.

     SECTION 8.  Agent May Perform.  If the Company fails to perform any
                 -----------------
agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Company under Section 11 below.

     SECTION 9.  No Responsibility for Certain Actions.  Neither the Agent nor
                 -------------------------------------
any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve any rights against any parties with respect to any Pledged Collateral.

     SECTION 10.  Remedies upon Default.  If any Event of Default shall have
                  ---------------------
occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and, subject to applicable regulatory and legal requirements, the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Upon consummation of any such sale, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives all rights of redemption, stay, valuation and appraisal the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. At any public sale made pursuant to this Section 10, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Company (all said rights being also hereby waived and released), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from any Borrower, any Guarantor and/or the Company as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. For purposes hereof, (i) a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof, (ii) the Agent shall be free to carry out such sale pursuant to such agreement and (iii) the Company shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of

Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits of law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 10 shall be deemed to conform to the commercially reasonable standards as provided in the Code.

          (b) The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and agrees that such circumstances shall not be a factor in determining whether such sale has been made in a commercially reasonable manner. The Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the Company would agree to do so.

          (c) If the Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Company shall and shall cause, each of its direct Subsidiaries, other than Vintondale Corporation N.V., to, from time to time, furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Agent as exempt transactions under the Securities Act of 1933 and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (d) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent (unless otherwise required by law):

          First, to the payment of the costs and expenses of such sale, including all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Agent in connection therewith;

          Next, to the Agent and the other Secured Parties, pro rata, based
                                                            --- ----
     on the then outstanding principal amounts of the Secured Obligations owed to each in payment in full of the Secured Obligations; and

          Finally, after payment in full in cash of all Secured Obligations, termination of the Commitments and expiration or termination of all outstanding Letters of Credit, to the payment to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

     SECTION 11.  Expenses.  The Company will upon demand pay to the Agent the
                  --------
amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel (including the reasonable allocated cost of in-house counsel) and of any experts, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Agent or any other Secured Party hereunder, or (c) the failure by the Company to perform or observe any of the provisions hereof.

     SECTION 12.  Amendments, Etc.  No amendment or waiver of any provision of
                  ----------------
this Agreement nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and, in the case of amendment, by the Company and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 13.  Address for Notices.  All notices, requests and other
                  -------------------
communications provided for hereunder shall be in writing and given as provided in Section 11.02 of the Credit Agreement.

     SECTION 14.  Continuing Security Interest.  This Agreement shall create a
                  ----------------------------
continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full in cash (after the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit) of the Secured Obligations; (b) continue to be effective if at any time payment and performance of the Secured Obligations is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored by the Agent or any other Secured Party; (c) be binding upon the Company, its successors and assigns; and (d) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, all as provided in, and to the extent set forth in, Section 11.07 of the Credit Agreement. Upon the payment in full in cash (after the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit) of the Secured Obligations, the Company shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 15.  Security Interest Absolute.  All rights and security interests
                  --------------------------
of the Secured Parties hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of the Credit Agreement, the Parent Guaranty executed by the Company or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations (including, without limitation, the possible extension of the Commitment Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any other amendment or waiver of or any consent to any departure from the Credit Agreement, the Parent Guaranty executed by the Company or any other Loan Document;

             (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured
     Obligations; or

              (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a third party pledgor.

     SECTION 16.  Use of Copies.  Any carbon, photographic or other reproduction
                  -------------
of this Agreement or any financing statement signed by the Company is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

     SECTION 17.  Right of Set-off.
                  ----------------

          (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all of the Secured Obligations, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such Secured Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 17(a) shall give prompt notice to the Company following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of
- --------
the set-off.

          (b) Any payment obtained pursuant to Section 17(a) above (or in any other manner directly from the Company) by any Bank shall be remitted to the Agent and distributed among the Secured Parties in accordance with the provisions of Section 10(d) above.

     SECTION 18.  Severability.  If for any reason any provision or provisions
                  ------------
hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     SECTION 19.  Waiver of Jury Trial.  THE COMPANY HEREBY AGREES TO WAIVE ANY
                  --------------------
RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT, THE PARENT GUARANTY OR THE CREDIT AGREEMENT.

     SECTION 20.  Governing Law; Jurisdiction.
                  ---------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT (i) PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE PERFECTION, FORECLOSURE OF LIENS AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL ARE GOVERNED BY THE LAWS OF ANY APPLICABLE JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND (ii) THAT THE LAWS OF THE UNITED STATES OF AMERICA INCLUDING, WITHOUT LIMITATION, THE NATIONAL BANK ACT, AND ANY RULES, REGULATIONS OR ORDERS ISSUED OR PROMULGATED UNDER SUCH LAWS APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY THE AGENT AND THE BANKS, OTHERWISE PREEMPT NEW YORK OR OTHER STATE LAW, IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement, the Company hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it
                                               ----- --- ----------
may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) The Company hereby irrevocably appoints the General Counsel of Willbros USA, Inc., a Delaware corporation (the "Process Agent"), with an office on the date hereof at 2431 East 61st Street, Suite 700, Tulsa, Oklahoma 74136, United States of America, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Agreement. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent's above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Company at its address specified on the signature page hereof.

          (d) Nothing in this Section shall affect the right of the Agent or any other Secured Party to serve legal process in any other manner permitted by law or affect the right of the Agent or any other Secured Party to bring any action or proceeding against the Company in the courts of any other jurisdictions.

          (e) To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

     SECTION 21.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall be deemed to constitute but one and the same instrument.

     SECTION 22.  Waiver of Subrogation.  The Company expressly waives any and
                  ---------------------
all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise) against the Secured Parties, individually and collectively, including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement and the Company irrevocably waives any right to enforce any remedy which the Secured Parties, or any one or more of them, now have or may hereafter have against Borrowers and waives any benefit of, and any right to participate in, any security now or hereafter held by the Secured Parties, or any one or more of them, until the Secured Obligations have been paid and performed in full (after the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit).

     SECTION 23.  Subordination.  The Company hereby expressly covenants and
                  -------------
agrees for the benefit of the Secured Parties that all obligations and liabilities of Borrowers to the Company of whatsoever description (including, without limitation, all intercompany receivables of the Company from Borrowers) shall be subordinated and junior in right of payment to the Secured Obligations. Following the occurrence of an Event of Default, any indebtedness of Borrowers to the Company shall, if the Agent shall so request, be collected and received by the Company as trustee for the Secured Parties and paid over to the Secured Parties, or any one or more of them, as the case may be, on account of the Secured Obligations, but without reducing or affecting in any manner the obligations of the Company under this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   WILLBROS GROUP, INC.


                                   By:______________________________
                                      Larry J. Bump, President

With a Copy to:                    Address:
- --------------                     -------

John N. Hove, Esq.                 Edificio Plaza Bancomer
2431 E. 61st St.                   Calle 50, Apartado 6307
Suite 700                          Panama 5, Republic of Panama
Tulsa, Oklahoma 74136              Attention:  Dr. Fernando Cardoze
U.S.A.                             Telex:  2120
Telecopier: 918/748-7026           Answerback:  ARIFA PA
                                   Telecopier:  011-507-63-8919

Agreed to:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Agent

By:______________________________
   ALICE ZANE, Vice President

                                  SCHEDULE I
                                      TO
                               PLEDGE AGREEMENT


Attached to and forming a part of that certain Pledge Agreement dated as of September 16, 1993, by WILLBROS GROUP, INC. to Bank of America National Trust and Savings Association, as Agent


                          SCHEDULE OF PLEDGED SHARES
                          --------------------------

                  State or
Name of          Country of   Class of       Stock          Par      Number
Subsidiary      Organization   Stock    Certificate No.    Value   of Shares
- --------------  ------------  --------  ----------------  -------  ---------
Willbros        Republic      Common          5            $1.00     25,000
Interna-        of Panama
tional, Inc.

Willbros        Ontario,      Common          2              N/A          6
Engineering     Canada
& Construction
Limited

                                  SCHEDULE II
                                      TO
                               PLEDGE AGREEMENT

                  STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
                  ------------------------------------------


For Value Received, the undersigned does hereby sell, assign and transfer unto:
________________________________________________________________________________
_________________ (_____________) Shares of the ______________ Stock of
____________________________________________ standing in
__________________________________ name on the books of said Corporation represented by certificate No. ______________________ herewith and does hereby irrevocably constitute and appoint _____________________________________________________ attorney to transfer the said stock on the books of the within named Corporation with full power of substitution.

Dated:______________________            WILLBROS GROUP, INC.


                                        By:___________________________
                                           Name:______________________
                                           Title:_____________________


Signature Attested to by:


________________________________
(Name)

________________________________
(Title)

________________________________
(Date)

[ADD NOTARIZATION OF SIGNATURE WITH PANAMANIAN AUTHENTICATION]

                                 SCHEDULE III
                                      TO
                               PLEDGE AGREEMENT

                          PLEDGE AGREEMENT SUPPLEMENT
                          ---------------------------


     This Pledge Agreement Supplement, dated as of ___________, 199_, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement dated as of September 16, 1993 (the "Pledge Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), made by the undersigned to Bank of America National Trust and Savings Association, as Agent for the Banks party to the Credit Agreement dated as of September 16, 1993, among Willbros International, Inc., Willbros USA, Inc., the Designated Subsidiaries, Willbros Group, Inc., Willbros Engineering & Construction Limited, the several financial institutions from time to time a party thereto and the Agent.

     The undersigned agrees that the securities listed below shall for all purposes constitute Pledged Collateral and shall be subject to the security interest created by the Pledge Agreement.

     The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

                                   WILLBROS GROUP, INC.


                                   By:________________________________
                                      Name:___________________________
                                      Title:__________________________

          State or      Class      Stock        Percentage            Number
Stock     Country of     of       Certifi-         of         Par       of
Issuer    Organization  Stock   cate No(s).     Ownership    Value    Shares
- ------    ------------  -----   -----------     ---------    -----    ------


                                  SCHEDULE IV
                                      TO
                               PLEDGE AGREEMENT

                 SCHEDULE OF UCC FILINGS IN FAVOR OF THE AGENT
                 ---------------------------------------------

State                                   Filing Offices
- -----                                   --------------
Oklahoma                                County Clerk of Oklahoma County

                                  EXHIBIT J-2




________________________________________________________________________________
________________________________________________________________________________

                                    [FORM]

                               PLEDGE AGREEMENT


                                      BY


                              MUSKETEER OIL B. V.


                                  IN FAVOR OF



            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   AS AGENT



________________________________________________________________________________
________________________________________________________________________________




                        Dated As Of September 16, 1993

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
SECTION 1.  Pledge.......................................................    1

SECTION 2.  Security for Obligations.....................................    2

SECTION 3.  Delivery of Pledged Collateral...............................    3

SECTION 4.  Representations, Warranties and Covenants....................    3

SECTION 5.  Further Assurances...........................................    6

SECTION 6.  Voting Rights; Dividends; Etc................................    6

SECTION 7.  Agent Appointed Attorney-in-Fact.............................    8

SECTION 8.  Agent May Perform............................................    9

SECTION 9.  No Responsibility for Certain Actions........................    9

SECTION 10.  Remedies upon Default.......................................    9

SECTION 11.  Expenses....................................................   12

SECTION 12.  Amendments, Etc.............................................   12

SECTION 13.  Address for Notices.........................................   12

SECTION 14.  Continuing Security Interest................................   12

SECTION 15.  Security Interest Absolute..................................   13

SECTION 16.  Use of Copies...............................................   13

SECTION 17.  Right of Set-off............................................   14

SECTION 18.  Severability................................................   14

SECTION 19.  Waiver of Jury Trial........................................   14

SECTION 20.  Governing Law; Jurisdiction.................................   14

SECTION 21.  Counterparts................................................   16

SECTION 22.  Waiver of Subrogation.......................................   16

SECTION 23.  Subordination...............................................   16

Schedule I     Schedule of Pledged Shares
Schedule II    Stock Assignment Separate From Certificate
Schedule III   Pledge Agreement Supplement
Schedule IV    Schedule of UCC Filings

                               PLEDGE AGREEMENT


     This PLEDGE AGREEMENT (this "Agreement"), dated as of September 16, 1993, is made by MUSKETEER OIL B.V., a Netherlands limited liability company (the "Company"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (in such capacity, the "Agent"), for its benefit and for the ratable benefit of the financial institutions (the "Banks") from time to time a party to the Credit Agreement (as hereinafter defined).

     Willbros International, Inc., a Republic of Panama corporation ("WII"), Willbros USA, Inc., a Delaware corporation ("WUSA"), Willbros Engineering & Construction Limited, an Ontario, Canada, corporation ("WECL"), the Designated Subsidiaries (as defined in the Credit Agreement) (WII, WUSA, WECL and the Designated Subsidiaries are collectively referred to as the "Borrowers"), Willbros Group, Inc., a Republic of Panama corporation ("WGI"), the Agent and the Banks are party to a Credit Agreement of even date herewith (such Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined);

     Pursuant to the terms of the Credit Agreement, the Banks have agreed to make available to the Borrowers a revolving credit facility and a standby and commercial letter of credit facility;

     The Company is a direct or indirect parent of one or more of the Borrowers, and the Company will derive substantial benefit from the extension of credit to the Borrowers by the Banks under the Credit Agreement;

     The obligation of the Banks to make the Loans and to issue or participate in the Letters of Credit is conditioned upon, among other things, the execution and delivery by the Company of this Agreement;

     In consideration of the premises and in order to induce the Banks to enter into the Credit Agreement and make the Loans and issue or participate in the Letters of Credit, the Company hereby agrees with the Agent, for its benefit and for the ratable benefit of the Banks (the Agent and the Banks being hereinafter collectively referred to as the "Secured Parties"), as follows:

     SECTION 1.  Pledge.  The Company hereby transfers, grants, bargains, sells,
                 ------
conveys, hypothecates, sets over, delivers and pledges to the Agent, for the benefit of the Secured Parties, and grants to the Agent, for the benefit of the Secured Parties, a security interest in the following (the "Pledged Collateral"):

          (a)  all shares described in SCHEDULE I attached hereto (collectively,
                                       ----------
the "Pledged Shares");

          (b) all shares of capital stock acquired, received or owned by the Company of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of the Company;

          (c)  the certificates representing the Pledged Shares;

          (d) all cash and stock dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or the shares acquired, received or owned under Section 1(b) above; and

          (e)  all proceeds of any or all of the foregoing.

     TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions set forth herein.

     SECTION 2.  Security for Obligations.  This Agreement secures, and the
                 ------------------------
Pledged Collateral is security for, the prompt performance and payment in full in cash when due, whether at stated maturity, by acceleration or otherwise of the following (the "Secured Obligations"):

          (a)  all Obligations; and

          (b) all obligations, now existing or hereafter arising, of the Company under this Agreement.

     The Obligations include, among other things, (i) a revolving credit facility under which funds may be advanced by the Banks, repaid and subsequently readvanced by the Banks, and (ii) a standby and commercial letter of credit facility under which Letters of Credit may from time to time be issued. Notwithstanding that the balance of the revolving line of credit may at certain times be zero and that no Letters of Credit may at certain times be outstanding, the Liens granted hereunder to the Agent shall remain in full force and effect at all times and with the same priority until the payment in full in cash of the Secured Obligations, the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit.

     SECTION 3.  Delivery of Pledged Collateral.  All certificates or
                 ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and without notice to the Company, to transfer to or to register in its name or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a) below. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 4.  Representations, Warranties and Covenants.  The Company
                 -----------------------------------------
represents, warrants and covenants as follows:

          (a) The Company (i) is a close limited liability company duly organized and validly existing under the laws of the Netherlands; (ii) is not qualified as a foreign corporation under the laws of any jurisdiction, and there is no jurisdiction in which qualification or licensing is required by the nature of its business and where the absence of such qualification has a reason able likelihood of having a material adverse effect on its busi ness, properties, assets or condition (financial or otherwise); (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its articles of association; (v) is not in default under any material agreement such that there is a reasonable likelihood of such default having a material adverse effect on its business properties, assets or condition (financial or otherwise); and (vi) is in compliance with all applicable law except if such non-compliance has no reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise) or its ability to perform its obligations under this Agreement.

          (b) The execution, delivery, and performance by the Company of this Agreement (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene the Company's certificate or articles of incorporation or by-laws; and (iv) do not result in or require the creation of any Lien upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Company of this Agreement.

          (d) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws relating to creditors' rights generally, as such laws would apply in the event of bankruptcy, insolvency or other similar occurrence with respect to the Company.

          (e) There is no pending or, to the best knowledge of the Company, threatened action or proceeding affecting the Company before any Governmental Authority which has any reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company, the Liens created by any Loan Document or the ability of the Company to perform its obligations under this Agreement.

          (f) The Company is not (i) a party to any contractual obligation the performance of which either unconditionally or upon the happening of an event, will result in the creation of a Lien on the Company's property or assets (other than in favor of the Secured Parties); or (ii) subject to any charter or corporate restriction which has a reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise), the Liens created by any Loan Document or the ability of the Company to perform its obligations under this Agreement.

          (g) The representations and warranties made by WGI and the Borrowers in Article V of the Credit Agreement concerning the Company are true and correct.

          (h) The Pledged Shares constitute all of the authorized, issued and outstanding shares of capital stock of the companies listed on SCHEDULE I hereto
                                                               ----------
(the "Pledged Stock Companies"). The Company is the sole legal and equitable owner and holder of record of the Pledged Shares free and clear of all Liens, or rights or interests of any other Person, of every kind and nature except for the Lien created by this Agreement. The shares of stock described in the first sentence of this paragraph are duly authorized, validly issued, fully paid and non-assessable, and none of such shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. There are no options, warrants, calls or commitments of any character relating to the Pledged Shares, nor are there any rights of first refusal, voting trusts, voting agreements or similar agreements relating to the Pledged Shares. The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in the Pledged Collateral and the proceeds thereof. Appropriate financing statements will be filed in favor of the Agent in the jurisdictions set forth in SCHEDULE IV attached hereto.
                           -----------

          (i) When additional Pledged Collateral is delivered to the Agent in accordance with Section 1 hereof, the Company will be the legal and equitable owner of such Pledged Collateral free and clear of all Liens, or rights or interests of any other Person, of every kind and nature including any state or federal tax liens, except for the Lien created by this Agreement; each share of stock comprising such Pledged Collateral will have been duly authorized, validly issued and be fully paid and non-assessable; and the Company will have legal title to such Pledged Collateral and power to pledge, assign and deliver such Pledged Collateral in the manner hereby contemplated.

          (j) The Company agrees that it will (i) cause each issuer of shares of stock comprising Pledged Collateral not to issue any stock or other securities in addition to or in substitution for the shares of stock comprising Pledged Collateral issued by such issuer, except to the Company, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Collateral, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock covered by Section 1(b) above.

          (k) Without the prior written consent of the Agent having been first obtained, the Company (i) shall not sell, assign, transfer, pledge, mortgage, hypothecate, dispose of or encumber, or grant any option or warrant with respect to, any of its rights in or to the Pledged Collateral or any portion thereof, except for the pledge thereof provided for and perfected pursuant to this Agreement; and (ii) shall not permit any issuer of shares of stock comprising Pledged Collateral to terminate its corporate existence, to be a party to any merger or consolidation, or to sell, lease or dispose of all or substantially all of its assets and properties in a single transaction or series of related transactions, except as permitted by the Credit Agreement.

          (l) The Company has and will defend the title to the Pledged Collateral and the Liens created hereby against the claim of any Person and will maintain and preserve such Liens until the termination of this Agreement.

     SECTION 5.  Further Assurances.
                 ------------------

          (a) The Company agrees that, at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          (b) The Company further agrees that it will, upon obtaining any additional shares of any issuer of the Pledged Collateral or shares covered by
Section 1(b) above or any other securities constituting Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent
(i) such shares, (ii) a duly executed but blank stock power in the form of
SCHEDULE II attached hereto for each certificate representing such additional
- -----------
Pledged Collateral, and (iii) a duly executed Pledge Agreement Supplement in substantially the form of SCHEDULE III attached hereto (a "Pledge Agreement
                          ------------
Supplement") identifying the additional shares which are pledged pursuant to
Section 1(b) of this Agreement. The Company hereby authorizes the Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed on any Pledge Agreement Supplement delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral.

     SECTION 6.  Voting Rights; Dividends; Etc.
                 -----------------------------

          (a) So long as no Event of Default shall have occurred and be continuing (and, in the case of clause (i) below, so long as written notice has not been given by the Agent to the Company):

               (i) The Company shall be entitled to exercise any and all voting and/or other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement or the Credit Agreement; provided, however,
                                                      --------  -------
     that the Company shall not exercise or refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

              (ii) The Company shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, other than any and all

               (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a return of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

     all of which shall be, and all of which shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Company, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Company, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

             (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends which it is authorized to receive and retain pursuant to clause (ii) above.

          (b)  Upon the occurrence and during the continuance of an Event of
Default:

               (i) All rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above and the obligations of the Agent under Section 6(a)(iii) above, shall cease upon written notice thereof from the Agent, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights.

             (ii) All rights of the Company to receive the dividends which it would otherwise be authorized to receive and retain pursuant to
     Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

            (iii) All dividends which are received by the Company contrary to the provisions of clause (ii) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Company and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (c) In order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, the Company shall, if necessary, upon written notice from the Agent, from time to time execute and deliver to the Agent appropriate dividend payment orders and other instruments as the Agent may reasonably request. To this end, the Company hereby irrevocably constitutes and appoints the Agent the proxy and attorney-in-fact of the Company, with full power of substitution, to vote, and to act with respect to, any and all Pledged Collateral that is securities standing in the name of the Company or with respect to which the Company is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until payment in full in cash of the Secured Obligations, the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit.

     SECTION 7.  Agent Appointed Attorney-in-Fact.  The Company hereby appoints
                 --------------------------------
the Agent the Company's true and lawful attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Agent's discretion, subject to Section 6 above, to take any action and to execute any document or instrument which the Agent may reasonably deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Agent shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it nor its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder except for its or its officers, directors, employees or agents gross negligence or willful misconduct.

     SECTION 8.  Agent May Perform.  If the Company fails to perform any
                 -----------------
agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Company under Section 11 below.

     SECTION 9.  No Responsibility for Certain Actions.  Neither the Agent nor
                 -------------------------------------
any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve any rights against any parties with respect to any Pledged Collateral.

     SECTION 10.  Remedies upon Default.  If any Event of Default shall have
                  ---------------------
occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and, subject to applicable regulatory and legal requirements, the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Upon consummation of any such sale, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives all rights of redemption, stay, valuation and appraisal the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. At any public sale made pursuant to this Section 10, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Company (all said rights being also hereby waived and released), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from any Borrower, any Guarantor and/or the Company as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. For purposes hereof, (i) a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof,
(ii) the Agent shall be free to carry out such sale pursuant to such agreement and (iii) the Company shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits of law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 10 shall be deemed to conform to the commercially reasonable standards as provided in the Code.

          (b) The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and agrees that such circumstances shall not be a factor in determining whether such sale has been made in a commercially reasonable manner. The Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the Company would agree to do so.

          (c) If the Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Company shall and shall cause, each of its direct Subsidiaries to, from time to time, furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Agent as exempt transactions under the Securities Act of 1933 and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (d) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent (unless otherwise required by law):

          First, to the payment of the costs and expenses of such sale, including all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Agent in connection therewith;

          Next, to the Agent and the other Secured Parties pro rata, based
                                                           --- ----
     on the then outstanding principal amounts of the Secured Obligations owed to each in payment in full of the Secured Obligations; and

          Finally, after payment in full in cash of all Secured Obligations, termination of the Commitments and expiration or termination of all outstanding Letters of Credit, to the payment to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

     SECTION 11.  Expenses.  The Company will upon demand pay to the Agent the
                  --------
amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel (including the reasonable allocated cost of in-house counsel) and of any experts, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Agent or any other Secured Party hereunder, or (c) the failure by the Company to perform or observe any of the provisions hereof.

     SECTION 12.  Amendments, Etc.  No amendment or waiver of any provision of
                  ----------------
this Agreement nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and, in the case of amendment, by the Company and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 13.  Address for Notices.  All notices, requests and other
                  -------------------
communications provided for hereunder shall be in writing and given as provided in Section 11.02 of the Credit Agreement. All communications and notices hereunder to the Company shall be given to its address specified on the signature page hereof.

     SECTION 14.  Continuing Security Interest.  This Agreement shall create a
                  ----------------------------
continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full in cash (after the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit) of the Secured Obligations; (b) continue to be effective if at any time payment and performance of the Secured Obligations is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored by the Agent or any other Secured Party; (c) be binding upon the Company, its successors and assigns; and (d) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other

Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, all as provided in, and to the extent set forth in, Section 11.07 of the Credit Agreement. Upon the payment in full in cash (after the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit) of the Secured Obligations, the Company shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 15.  Security Interest Absolute.  All rights and security interests
                  --------------------------
of the Secured Parties hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations (including, without limitation, the possible extension of the Commitment Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any other amendment or waiver of or any consent to any departure from the Credit Agreement, or any other Loan Document;

             (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured
     Obligations; or

              (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a third party pledgor.

     SECTION 16.  Use of Copies.  Any carbon, photographic or other reproduction
                  -------------
of this Agreement or any financing statement signed by the Company is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

     SECTION 17.  Right of Set-off.
                  ----------------

          (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all of the Secured Obligations, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such Secured Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 17(a) shall give prompt notice to the Company following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of
- --------
the set-off.

          (b) Any payment obtained pursuant to Section 17(a) above (or in any other manner directly from the Company) by any Bank shall be remitted to the Agent and distributed among the Secured Parties in accordance with the provisions of Section 10(d) above.

     SECTION 18.  Severability.  If for any reason any provision or provisions
                  ------------
hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     SECTION 19.  Waiver of Jury Trial.  THE COMPANY HEREBY AGREES TO WAIVE ANY
                  --------------------
RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT OR THE CREDIT AGREEMENT.

     SECTION 20.  Governing Law; Jurisdiction.
                  ---------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT (i) PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE PERFECTION, FORECLOSURE OF LIENS AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL ARE GOVERNED BY THE LAWS OF ANY APPLICABLE JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND (ii) THAT THE LAWS OF THE UNITED STATES OF AMERICA INCLUDING, WITHOUT LIMITATION, THE NATIONAL BANK ACT, AND ANY RULES, REGULATIONS OR ORDERS ISSUED OR PROMULGATED UNDER SUCH LAWS APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY THE AGENT AND THE BANKS, OTHERWISE PREEMPT NEW YORK OR OTHER STATE LAW, IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform

Commercial Code in the State of New York are used herein as therein defined.

          (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement, the Company hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it
                                               ----- --- ----------
may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto. The Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdictions by suit on the judgment or in any other manner provided by law.

          (c) The Company hereby irrevocably appoints the General Counsel of Willbros USA, Inc., a Delaware corporation (the "Process Agent"), with an office on the date hereof at 2431 East 61st Street, Suite 700, Tulsa, Oklahoma 74136, United States of America, as its agent to receive on behalf of the Company and its property service of copies of the summons and complaint and any other process which may be served in any action or proceeding arising out of or relating to this Agreement. Such service may be made by mailing or delivering a copy of such process to the Company in care of the Process Agent at the Process Agent's above address, and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Company at its address specified on the signature page hereof.

          (d) Nothing in this Section shall affect the right of the Agent or any other Secured Party to serve legal process in any other manner permitted by law or affect the right of the Agent or any other Secured Party to bring any action or proceeding against the Company in the courts of any other jurisdictions.

          (e) To the extent the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

     SECTION 21.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall be deemed to constitute but one and the same instrument.

     SECTION 22.  Waiver of Subrogation.  The Company expressly waives any and
                  ---------------------
all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise) against the Secured Parties, individually and collectively, including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement and the Company irrevocably waives any right to enforce any remedy which the Secured Parties, or any one or more of them, now have or may hereafter have against Borrowers and waives any benefit of, and any right to participate in, any security now or hereafter held by the Secured Parties, or any one or more of them.

     SECTION 23.  Subordination.  The Company hereby expressly covenants and
                  -------------
agrees for the benefit of the Secured Parties that all obligations and liabilities of Borrowers to the Company of whatsoever description (including, without limitation, all intercompany receivables of the Company from Borrowers) shall be subordinated and junior in right of payment to the Secured Obligations. Following the occurrence of an Event of Default, any indebtedness of Borrowers to the Company shall, if the Agent shall so request, be collected and received by the Company as trustee for the Secured Parties and paid over to the Secured Parties, or any one or more of them, as the case may be, on account of the Secured

Obligations, but without reducing or affecting in any manner the obligations of the Company under this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   WILLBROS USA, INC.


                                   By:_________________________________
                                      Larry J. Bump, President

                                   Address:
                                   -------

                                   2431 East 61st St., Suite 700
                                   Tulsa, Oklahoma 74136
                                   Attention: Melvin F. Spreitzer
                                   Telex: 79-6660
                                   Answerback:  WILLBRO TUL
                                   Telecopier: 918/748-7027

Agreed to:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent

By:__________________________________
   Alice Zane, Vice President

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   MUSKETEER OIL B.V.


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________

With a copy to:                    Address:
- --------------                     -------

John N. Hove, Esq.                 Museumplein 11, 1071 DJ
2431 E. 61st St.                   Amsterdam
Suite 700                          The Netherlands
Tulsa, Oklahoma 74136              Attention:  Floris van der Rhee
U.S.A.                             Telex:  18709
Telecopier: 918/748-7026           Answerback:  HOLD NL
                                   Telecopier:  011-31-20-6647747

Agreed to:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
as Agent

By:______________________________
   ALICE ZANE, Vice President

By signing below, Willbros USA, Inc. confirms that an executed copy of the Pledge Agreement dated as of September 16, 1993 between Musketeer Oil B.V. and Bank of America National Trust and Savings Association, as Agent (the "Agent") has been submitted to it and acknowledges the above pledge of the Pledged Collateral.

                                   WILLBROS USA, INC.



                                   By:_______________________________
                                        Name:________________________
                                        Title:_______________________

                                  SCHEDULE I
                                      TO
                               PLEDGE AGREEMENT


Attached to and forming a part of that certain Pledge Agreement dated as of September 16, 1993, by MUSKETEER OIL B.V. to Bank of America National Trust and Savings Association, as Agent


                          SCHEDULE OF PLEDGED SHARES
                          --------------------------

                 State or
Name of         Country of     Class of        Stock           Par      Number
Subsidiary     Organization     Stock      Certificate No.    Value    of Shares
- ------------   ------------   ----------   ---------------   -------   ---------
Willbros         Delaware       Common           2            $1.00         167
USA, Inc.                       Common           5            $1.00       1,137
                                Common           7            $1.00       3,863

                                SCHEDULE I - 1

                                  SCHEDULE II
                                      TO
                               PLEDGE AGREEMENT

                  STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
                  ------------------------------------------


For Value Received, the undersigned does hereby sell, assign and transfer unto:
________________________________________________________________________________
_________________ (_____________) Shares of the ______________ Stock of ________
____________________________________________ standing in _______________________
___________________________ name on the books of said Corporation represented by certificate No. ______________________ herewith and does hereby irrevocably constitute and appoint _____________________________________________________
attorney to transfer the said stock on the books of the within named Corporation with full power of substitution.

Dated:______________________        MUSKETEER OIL B.V.


                                    By:___________________________
                                       Name:______________________
                                       Title:_____________________
Signature Attested to by:


________________________________
(Name)

________________________________
(Title)

________________________________
(Date)

                                SCHEDULE II - 1

                                 SCHEDULE III
                                      TO
                               PLEDGE AGREEMENT

                          PLEDGE AGREEMENT SUPPLEMENT
                          ---------------------------


     This Pledge Agreement Supplement, dated as of ___________, 199_, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement dated as of September 16, 1993 (the "Pledge Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), made by the undersigned to Bank of America National Trust and Savings Association, as Agent for the Banks party to the Credit Agreement dated as of September 16, 1993, among Willbros International, Inc., Willbros USA, Inc., the Designated Subsidiaries, Willbros Group, Inc., Willbros Engineering & Construction Limited, the several financial institutions from time to time a party thereto and the Agent.

     The undersigned agrees that the securities listed below shall for all purposes constitute Pledged Collateral and shall be subject to the security interest created by the Pledge Agreement.

     The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

                                   MUSKETEER OIL B.V.


                                   By:________________________________
                                      Name:___________________________
                                      Title:__________________________



          State or      Class     Stock        Percentage             Number
Stock     Country of     of      Certifi-          of         Par       of
Issuer    Organization  Stock   cate No(s).     Ownership    Value    Shares
- ------    ------------  -----   -----------     ---------    -----    ------

                               SCHEDULE III - 1

By signing below, Willbros USA, Inc. confirms that an executed copy of the Pledge Agreement Supplement dated as of ___________________ between Musketeer Oil B.V. and Bank of America National Trust and Savings Association, as Agent (the "Agent") has been submitted to it and acknowledges the above pledge of the Pledged Collateral.

                                   WILLBROS USA, INC.



                                   By:_______________________________
                                        Name:________________________
                                        Title:_______________________

                               SCHEDULE III - 2

                                  SCHEDULE IV
                                      TO
                               PLEDGE AGREEMENT

                 SCHEDULE OF UCC FILINGS IN FAVOR OF THE AGENT
                 ---------------------------------------------



          State                                    Filing Offices
          -----                                    --------------

          Oklahoma                                 County Clerk of
                                                   Oklahoma County

                                SCHEDULE IV - 1

                                   EXHIBIT M


________________________________________________________________________________
________________________________________________________________________________

                                    [FORM]

                           BORROWER PLEDGE AGREEMENT


                                      BY


                              WILLBROS USA, INC.


                                  IN FAVOR OF



            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                   AS AGENT



________________________________________________________________________________
________________________________________________________________________________




                        Dated As Of September 16, 1993

                               TABLE OF CONTENTS
                               -----------------

                                                              Page
                                                              ----
SECTION 1.  Pledge..........................................     1

SECTION 2.  Security for Obligations........................     2

SECTION 3.  Delivery of Pledged Collateral..................     2

SECTION 4.  Representations, Warranties and Covenants.......     3

SECTION 5.  Further Assurances..............................     6

SECTION 6.  Voting Rights; Dividends; Etc...................     6

SECTION 7.  Agent Appointed Attorney-in-Fact................     9

SECTION 8.  Agent May Perform...............................     9

SECTION 9.  No Responsibility for Certain Actions...........     9

SECTION 10.  Remedies upon Default..........................     9

SECTION 11.  Expenses.......................................    12

SECTION 12.  Amendments, Etc................................    12

SECTION 13.  Address for Notices............................    12

SECTION 14.  Continuing Security Interest...................    12

SECTION 15.  Security Interest Absolute.....................    13

SECTION 16.  Use of Copies..................................    13

SECTION 17.  Right of Set-off...............................    14

SECTION 18.  Severability...................................    14

SECTION 19.  Waiver of Jury Trial...........................    14

SECTION 20.  Governing Law; Jurisdiction....................    14

SECTION 21.  Counterparts...................................    15

SECTION 22.  Waiver of Subrogation..........................    15

SECTION 23.  Subordination..................................    15

Schedule I     Schedule of Pledged Shares
Schedule II    Stock Assignment Separate From Certificate
Schedule III   Pledge Agreement Supplement
Schedule IV    Schedule of UCC Filings

                           BORROWER PLEDGE AGREEMENT


     This BORROWER PLEDGE AGREEMENT (this "Agreement"), dated as of September 16, 1993, is made by WILLBROS USA, INC., a Delaware corporation (the "Company"), in favor of BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent (in such capacity, the "Agent"), for its benefit and for the ratable benefit of the financial institutions (the "Banks") from time to time a party to the Credit Agreement (as hereinafter defined).

     Willbros International, Inc., a Republic of Panama corporation ("WII"), Willbros Engineering & Construction Limited, an Ontario, Canada, corporation ("WECL"), the Designated Subsidiaries (as defined in the Credit Agreement) (WII, WECL, the Company and the Designated Subsidiaries are collectively referred to as the "Borrowers"), Willbros Group, Inc., a Republic of Panama corporation ("WGI"), the Agent and the Banks are party to a Credit Agreement of even date herewith (such Credit Agreement, as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Credit Agreement"; unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined);

     Pursuant to the terms of the Credit Agreement, the Banks have agreed to make available to the Borrowers a revolving credit facility and a standby and commercial letter of credit facility;

     The obligation of the Banks to make the Loans and to issue or participate in the Letters of Credit is conditioned upon, among other things, the execution and delivery by the Company of this Agreement;

     In consideration of the premises and in order to induce the Banks to enter into the Credit Agreement and make the Loans and issue or participate in the Letters of Credit, the Company hereby agrees with the Agent, for its benefit and for the ratable benefit of the Banks (the Agent and the Banks being hereinafter collectively referred to as the "Secured Parties"), as follows:

     SECTION 1.  Pledge.  The Company hereby transfers, grants, bargains, sells,
                 ------
conveys, hypothecates, sets over, delivers and pledges to the Agent, for the benefit of the Secured Parties, a security interest in the following (the "Pledged Collateral"):

          (a)  all shares described in SCHEDULE I attached hereto (collectively,
                                       ----------
the "Pledged Shares");

          (b) all shares of capital stock acquired, received or owned by the Company of any Person who, after the date of this Agreement, becomes, as a result of any occurrence, a direct Subsidiary of the Company;

          (c)  the certificates representing the Pledged Shares;

          (d) all cash and stock dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares or the shares acquired, received or owned under Section 1(b) above; and

          (e)  all proceeds of any or all of the foregoing.

     TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto Agent, its successors and assigns, for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions set forth herein.

     SECTION 2.  Security for Obligations.  This Agreement secures, and the
                 ------------------------
Pledged Collateral is security for, the prompt performance and payment in full in cash when due, whether at stated maturity, by acceleration or otherwise of the following (the "Secured Obligations"):

          (a)  all Obligations; and

          (b) all obligations, now existing or hereafter arising, of the Company under this Agreement.

     The Obligations include, among other things, (i) a revolving credit facility under which funds may be advanced by the Banks, repaid and subsequently readvanced by the Banks, and (ii) a standby and commercial letter of credit facility under which Letters of Credit may from time to time be issued. Notwithstanding that the balance of the revolving line of credit may at certain times be zero and that no Letters of Credit may at certain times be outstanding, the Liens granted hereunder to the Agent shall remain in full force and effect at all times and with the same priority until the payment in full in cash of the Secured Obligations, the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit.

     SECTION 3.  Delivery of Pledged Collateral.  All certificates or
                 ------------------------------
instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent. The Agent shall have the right, at any time in its discretion and without notice to the Company, to transfer to or to register in its name or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 6(a) below. In addition, the Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 4.  Representations, Warranties and Covenants.  The Company
                 -----------------------------------------
represents, warrants and covenants as follows:

          (a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; (ii) is not qualified as a foreign corporation under the laws of any jurisdiction other than Oklahoma and Texas (in which it is in good standing), and there is no jurisdiction other than Oklahoma and Texas in which qualification or licensing is required by the nature of its business and where the absence of such qualification has a reasonable likelihood of having a material adverse effect on its business, properties, assets or condition (financial or otherwise); (iii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted; (iv) is in compliance with its certificate or articles of incorporation and by-laws; (v) is not in default under any material agreement such that there is a reasonable likelihood of such default having a material adverse effect on its business, properties, assets or condition (financial or otherwise); and (vi) is in compliance with all applicable law except if such non-compliance has no reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise) or its ability to perform its obligations under this Agreement.

          (b) The execution, delivery, and performance by the Company of this Agreement (i) are within the Company's corporate power; (ii) have been duly authorized by all necessary corporate action; (iii) do not contravene the Company's certificate or articles of incorporation or by-laws; and (iv) do not result in or require the creation of any Lien upon or with respect to any of its properties.

          (c) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Company of this Agreement.

          (d) This Agreement is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws relating to creditors' rights generally, as such laws would apply in the event of bankruptcy, insolvency or other similar occurrence with respect to the Company.

          (e) There is no pending or, to the best knowledge of the Company, threatened action or proceeding affecting the Company before any Governmental Authority which has any reasonable likelihood of having a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company, the Liens created by any Loan Document or the ability of the Company to perform its obligations under this Agreement.

          (f) The Company is not (i) a party to any contractual obligation the performance of which either unconditionally or upon the happening of an event, will result in the creation of a Lien on the Company's property or assets (other than in favor of the Secured Parties); or (ii) subject to any charter or corporate restriction which has a reasonable likelihood of having a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise), the Liens created by any Loan Document or the ability of the Company to perform its obligations under this Agreement.

          (g) The Pledged Shares constitute all of the authorized, issued and outstanding shares of capital stock of the companies listed on SCHEDULE I hereto
                                                               ----------
(the "Pledged Stock Companies"). The Company is the sole legal and equitable owner and holder of record of the Pledged Shares free and clear of all Liens, or rights or interests of any other Person, of every kind and nature except for (i) the Lien created by this Agreement and (ii) with respect to the shares of stock of Willbros Butler Engineers, Inc., a Delaware corporation ("WBEI"), pledged hereunder, that certain Proxy Agreement With Respect to Capital Stock of Willbros Butler Engineers, Inc. dated January 7, 1985, as amended by Amendment dated effective January 1, 1988, and the other documents related thereto (as amended to date, the "WBEI Proxy Agreement"). The shares of stock described in the first sentence of this paragraph are duly authorized, validly issued, fully paid and non-assessable, and none of such shares has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject. There are no options, warrants, calls or commitments of any character relating to the Pledged Shares, nor are there any rights of first refusal, voting trusts, voting agreements or similar agreements relating to the Pledged Shares, except for the WBEI Proxy Agreement. The pledge, assignment and delivery of the Pledged Collateral pursuant to this Agreement will create a valid first priority lien on and a first priority perfected security interest in the Pledged Collateral and the proceeds thereof, but subject to, with respect to the shares of stock of WBEI pledged hereunder, the WBEI Proxy Agreement. Appropriate financing statements will be filed in favor of the Agent in the jurisdictions set forth in SCHEDULE IV attached hereto.
             -----------

          (h) When additional Pledged Collateral is delivered to the Agent in accordance with Section 1 hereof, the Company will be the legal and equitable owner of such Pledged Collateral free and clear of all Liens, or rights or interests of any other Person, of every kind and nature including any state or federal tax liens, except for the Lien created by this Agreement; each share of stock comprising such Pledged Collateral will have been duly authorized, validly issued and be fully paid and non-assessable; and the Company will have legal title to such Pledged Collateral and power to pledge, assign and deliver such Pledged Collateral in the manner hereby contemplated.

          (i) The Company agrees that it will (i) cause each issuer of shares of stock comprising Pledged Collateral not to issue any stock or other securities in addition to or in substitution for the shares of stock comprising Pledged Collateral issued by such issuer, except to the Company, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of Pledged Collateral, and (iii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock covered by Section 1(b) above.

          (j) Without the prior written consent of the Agent having been first obtained, the Company (i) shall not sell, assign, transfer, pledge, mortgage, hypothecate, dispose of or encumber, or grant any option or warrant with respect to, any of its rights in or to the Pledged Collateral or any portion thereof, except for the pledge thereof provided for in this Agreement; and (ii) shall not permit any issuer of shares of stock comprising Pledged Collateral to terminate its corporate existence, to be a party to any merger or consolidation, or to sell, lease or dispose of all or substantially all of its assets and properties in a single transaction or series of related transactions, except as permitted by the Credit Agreement.

          (k) The Company has and will defend the title to the Pledged Collateral and the Liens created hereby against the claim of any Person and will maintain and preserve such Liens until the termination of this Agreement.

     SECTION 5.  Further Assurances.
                 ------------------

          (a) The Company agrees that, at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

          (b) The Company further agrees that it will, upon obtaining any additional shares of any issuer of the Pledged Collateral or shares covered by
Section 1(b) above or any other securities constituting Pledged Collateral, promptly (and in any event within three (3) Business Days) deliver to the Agent
(i) such shares, (ii) a duly executed but blank stock power in the form of
SCHEDULE II attached hereto for each certificate representing such additional
- -----------
Pledged Collateral, and (iii) a duly executed Pledge Agreement Supplement in substantially the form of SCHEDULE III attached hereto (a "Pledge Agreement
                          ------------
Supplement") identifying the additional shares which are pledged pursuant to
Section 1(b) of this Agreement. The Company hereby authorizes the Agent to attach each Pledge Agreement Supplement to this Agreement and agrees that all shares listed on any Pledge Agreement Supplement delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral.

     SECTION 6.  Voting Rights; Dividends; Etc.
                 -----------------------------

          (a) So long as no Event of Default shall have occurred and be continuing (and, in the case of clause (i) below, so long as written notice has not been given by the Agent to the Company):

               (i) The Company shall be entitled to exercise any and all voting and/or other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement or the Credit Agreement; provided, however,
                                                      --------  -------
     that the Company shall not exercise or refrain from exercising any such right if, in the Agent's reasonable judgment, such action would have a material adverse effect on the value of the Pledged Collateral or any part thereof.

              (ii) The Company shall be entitled to receive and retain any and all dividends paid in respect of the Pledged Collateral, other than any and all

               (A) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral ,

               (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a return of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral,

     all of which shall be, and all of which shall be forthwith delivered to the Agent to hold as, Pledged Collateral and shall, if received by the Company, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Company, and be forthwith delivered to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

             (iii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Company all such proxies and other instruments as the Company may reasonably request for the purpose of enabling the Company to exercise the voting and other rights which it is entitled to exercise pursuant to clause (i) above and to receive the dividends which it is authorized to receive and retain pursuant to clause (ii) above.

          (b)  Upon the occurrence and during the continuance of an Event of
Default:

               (i) All rights of the Company to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6(a)(i) above and the obligations of the Agent under Section 6(a)(iii) above, shall cease upon written notice thereof from the Agent, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to exercise such voting and other consensual rights subject to, with respect to the shares of stock pledged of WBEI, the WBEI Proxy Agreement.

              (ii) All rights of the Company to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 6(a)(ii) above shall cease, and all such rights shall thereupon become vested in the Agent who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends.

             (iii) All dividends which are received by the Company contrary to the provisions of clause (ii) of this Section 6(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Company and shall be forthwith paid over to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          (c) In order to permit the Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6(b)(i) above, and to receive all dividends and distributions which it may be entitled to receive under Section 6(b)(ii) above, the Company shall, if necessary, upon written notice from the Agent, from time to time execute and deliver to the Agent appropriate dividend payment orders and other instruments as the Agent may reasonably request. To this end, the Company hereby irrevocably constitutes and appoints the Agent the proxy and attorney-in-fact of the Company, with full power of substitution, to vote, and to act with respect to, any and all Pledged Collateral that is securities standing in the name of the Company or with respect to which the Company is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until payment in full in cash of the Secured Obligations, the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit.

     SECTION 7.  Agent Appointed Attorney-in-Fact.  The Company hereby appoints
                 --------------------------------
the Agent the Company's true and lawful attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Agent's discretion, subject to Section 6 above, to take any action and to execute any document or instrument which the Agent may reasonably deem necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Company representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same. The Agent shall be accountable only for amounts actually received as a result of the exercise of the powers granted to it herein, and neither it not its officers, directors, employees or agents shall be responsible to the Company for any act or failure to act hereunder except for its or its officers, directors, employees or agents gross negligence or willful misconduct.

     SECTION 8.  Agent May Perform.  If the Company fails to perform any
                 -----------------
agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Agent incurred in connection therewith shall be payable by the Company under Section 11 below.

     SECTION 9.  No Responsibility for Certain Actions.  Neither the Agent nor
                 -------------------------------------
any other Secured Party shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Agent or any other Secured Party has or is deemed to have knowledge of such matters, or
(ii) taking any necessary steps to preserve any rights against any parties with respect to any Pledged Collateral.

     SECTION 10.  Remedies upon Default.  If any Event of Default shall have
                  ---------------------
occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the "Code") in effect in the State of New York at that time, and, subject to applicable regulatory and legal requirements, the Agent may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable. Upon consummation of any such sale, the Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives all rights of redemption, stay, valuation and appraisal the Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Company agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Company of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Company hereby waives any claims against the Agent arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree. At any public sale made pursuant to this
Section 10, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of the Company (all said rights being also hereby waived and released), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to it from any Borrower, any Guarantor and/or the Company as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Company therefor. For purposes hereof, (i) a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof, (ii) the Agent shall be free to carry out such sale pursuant to such agreement and (iii) the Company shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits of law or in equity to foreclose upon the Pledged Collateral and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 10 shall be deemed to conform to the commercially reasonable standards as provided in the Code.

          (b) The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and agrees that such circumstances shall not be a factor in determining whether such sale has been made in a commercially reasonable manner. The Agent shall be under no obligation to delay the sale of any of the Pledged Collateral for the period of time necessary to permit the Company to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the Company would agree to do so.

          (c) If the Agent determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Company shall and shall cause, each of its direct Subsidiaries to, from time to time, furnish to the Agent all such information as the Agent may reasonably request in order to determine the number of shares and other instruments included in the Pledged Collateral which may be sold by the Agent as exempt transactions under the Securities Act of 1933 and rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

          (d) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied by the Agent (unless otherwise required by law):

          First, to the payment of the costs and expenses of such sale, including all expenses (including, without limitation, any legal fees and disbursements and the allocated cost of in-house counsel), liabilities and advances made or incurred by the Agent in connection therewith;

          Next, to the Agent and the other Secured Parties, pro rata, based
                                                            --- ----
     on the then outstanding principal amounts of the Secured Obligations owed to each in payment in full of the Secured Obligations; and

     Finally, after payment in full in cash of all Secured Obligations, termination of the Commitments and expiration or termination of all outstanding Letters of Credit, to the payment to the Company, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such Proceeds.

     SECTION 11.  Expenses.  The Company will upon demand pay to the Agent the
                  --------
amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel (including the reasonable allocated cost of in-house counsel) and of any experts, which the Agent may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Agent or any other Secured Party hereunder, or (c) the failure by the Company to perform or observe any of the provisions hereof.

     SECTION 12.  Amendments, Etc.  No amendment or waiver of any provision of
                  ----------------
this Agreement nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent, and, in the case of amendment, by the Company and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 13.  Address for Notices.  All notices, requests and other
                  -------------------
communications provided for hereunder shall be in writing and given as provided in Section 11.02 of the Credit Agreement.

     SECTION 14.  Continuing Security Interest.  This Agreement shall create a
                  ----------------------------
continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full in cash (after the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit) of the Secured Obligations; (b) continue to be effective if at any time payment and performance of the Secured Obligations is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored by the Agent or any other Secured Party; (c) be binding upon the Company, its successors and assigns; and (d) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent, the other Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (d), any Bank may assign or otherwise transfer its rights and obligations under the Credit Agreement to any other Person or entity, and such other

Person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Bank herein or otherwise, all as provided in, and to the extent set forth in, Section 11.07 of the Credit Agreement. Upon the payment in full in cash (after the termination of the Commitments and the expiration or termination of all outstanding Letters of Credit) of the Secured Obligations, the Company shall be entitled to the return, upon its request and at its expense, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

     SECTION 15.  Security Interest Absolute.  All rights and security interests
                  --------------------------
of the Secured Parties hereunder, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of:

               (i) any lack of validity or enforceability of the Credit Agreement or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations (including, without limitation, the possible extension of the Commitment Termination Date and increase of the amount of the Commitments all on the terms and conditions set forth in the Credit Agreement), or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document;

             (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured
     Obligations; or

              (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or a third party pledgor.

     SECTION 16.  Use of Copies.  Any carbon, photographic or other reproduction
                  -------------
of this Agreement or any financing statement signed by the Company is sufficient as a financing statement for all purposes, including without limitation, filing in any state as may be permitted by the provisions of the Uniform Commercial Code of such state.

     SECTION 17.  Right of Set-off.
                  ----------------

          (a) Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company against any and all of the Secured Obligations, irrespective of whether or not such Bank shall have made any demand under this Agreement and although such Secured Obligations may be contingent and unmatured. Each Bank which sets-off pursuant to this Section 17(a) shall give prompt notice to the Company following the occurrence thereof; provided that the failure to give such notice shall not affect the validity of
- --------
the set-off.

          (b) Any payment obtained pursuant to Section 17(a) above (or in any other manner directly from the Company) by any Bank shall be remitted to the Agent and distributed among the Secured Parties in accordance with the provisions of Section 10(d) above.

     SECTION 18.  Severability.  If for any reason any provision or provisions
                  ------------
hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

     SECTION 19.  Waiver of Jury Trial.  THE COMPANY HEREBY AGREES TO WAIVE ANY
                  --------------------
RIGHT IT MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT OR THE CREDIT AGREEMENT.

     SECTION 20.  Governing Law; Jurisdiction.
                  ---------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT (i) PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE PERFECTION, FORECLOSURE OF LIENS AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE COLLATERAL ARE GOVERNED BY THE LAWS OF ANY APPLICABLE JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND (ii) THAT THE LAWS OF THE UNITED STATES OF AMERICA INCLUDING, WITHOUT LIMITATION, THE NATIONAL BANK ACT, AND ANY RULES, REGULATIONS OR ORDERS ISSUED OR PROMULGATED UNDER SUCH LAWS APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY THE AGENT AND THE BANKS, OTHERWISE PREEMPT NEW YORK OR OTHER STATE LAW, IN WHICH EVENT SUCH FEDERAL LAW SHALL CONTROL. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Uniform

Commercial Code in the State of New York are used herein as therein defined.

          (b) Any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and by execution and delivery of this Agreement, the Company hereby consents, for itself and in respect of its property, to the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it
                                               ----- --- ----------
may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

     SECTION 21.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be deemed to be an original for all purposes; but such counterparts shall be deemed to constitute but one and the same instrument.

     SECTION 22.  Waiver of Subrogation.  The Company expressly waives any and
                  ---------------------
all rights of subrogation, reimbursement and contribution (contractual, statutory or otherwise) against the Secured Parties, individually and collectively, including without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11 of the U.S. Code) or any successor statute, arising from the existence or performance of this Agreement and the Company irrevocably waives any right to enforce any remedy which the Secured Parties, or any one or more of them, now have or may hereafter have against Borrowers and waives any benefit of, and any right to participate in, any security now or hereafter held by the Secured Parties, or any one or more of them.

     SECTION 23.  Subordination.  The Company hereby expressly covenants and
                  -------------
agrees for the benefit of the Secured Parties that all obligations and liabilities of Borrowers to the Company of whatsoever description (including, without limitation, all intercompany receivables of the Company from Borrowers) shall be subordinated and junior in right of payment to the Secured Obligations. Following the occurrence of an Event of Default, any indebtedness of Borrowers to the Company shall, if the Agent shall so request, be collected and received by the Company as trustee for the Secured Parties and paid over to the Secured Parties, or any one or more of them, as the case may be, on account of the Secured

Obligations, but without reducing or affecting in any manner the obligations of the Company under this Agreement.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        WILLBROS USA, INC.


                                        By:___________________________________
                                           Larry J. Bump, President

                                        Address:
                                        -------

                                        2431 East 61st St., Suite 700
                                        Tulsa, Oklahoma 74136
                                        Attention:  Melvin F. Spreitzer
                                        Telex:  79-6660
                                        Answerback:  WILLBRO TUL
                                        Telecopier: 918/748-7027

Agreed to:

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION, as Agent

By:______________________________
   Alice Zane, Vice President

                                   SCHEDULE I
                                       TO
                                PLEDGE AGREEMENT


Attached to and forming a part of that certain Pledge Agreement dated as of September 16, 1993, by Willbros USA, Inc. to Bank of America National Trust and Savings Association, as Agent


                           SCHEDULE OF PLEDGED SHARES
                           --------------------------

                State or
Name of        Country of   Class of       Stock        Par        Number
Subsidiary    Organization   Stock    Certificate No.  Value     of Shares
- ------------  ------------  --------  ---------------  -----     ---------
Willbros        Delaware     Common         10         $1.00       10,000
Energy                       Common         12         $1.00          308
Services
Company

Willbros        Delaware     Common         104        $1.00        1,000
Butler
Engineers,
Inc.

                                  SCHEDULE II
                                       TO
                                PLEDGE AGREEMENT

                   STOCK ASSIGNMENT SEPARATE FROM CERTIFICATE
                   ------------------------------------------


For Value Received, the undersigned does hereby sell, assign and transfer unto:
________________________________________________________________________________
______________________ (_________________) Shares of the _______________________
Stock of ___________________________________________________________ standing in
__________________________________ name on the books of said Corporation represented by certificate No. ______________________ herewith and does hereby irrevocably constitute and appoint______________________________________________
attorney to transfer the said stock on the books of the within named Corporation with full power of substitution.

Dated:______________________            WILLBROS USA, INC.


                                        By:___________________________
                                           Name:_______________________
                                           Title:______________________

Signature Attested to by:


___________________________________
(Name)

___________________________________
(Title)

___________________________________
(Date)

                               SCHEDULE III
                                    TO
                             PLEDGE AGREEMENT

                       PLEDGE AGREEMENT SUPPLEMENT
                       ---------------------------


     This Pledge Agreement Supplement, dated as of _________, 199_, is delivered pursuant to Section 5 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Agreement Supplement may be attached to the Pledge Agreement dated as of September 16, 1993 (the "Pledge Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), made by the undersigned to Bank of America National Trust and Savings Association, as Agent for the Banks party to the Credit Agreement dated as of September 16, 1993, among Willbros International, Inc., Willbros USA, Inc., the Designated Subsidiaries, Willbros Group, Inc., Willbros Engineering & Construction Limited, the several financial institutions from time to time a party thereto and the Agent.

     The undersigned agrees that the securities listed below shall for all purposes constitute Pledged Collateral and shall be subject to the security interest created by the Pledge Agreement.

     The undersigned hereby certifies that the representations and warranties set forth in Section 4 of the Pledge Agreement are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

                                 WILLBROS USA, INC.


                                 By:________________________________
                                    Name:___________________________
                                    Title:__________________________




          State or      Class     Stock         Percentage            Number
Stock     Country of     of     Certifi-           of        Par        of
Issuer    Organization  Stock   cate No(s).     Ownership    Value    Shares
- ------    ------------  -----   -----------     ---------    -----    ------

                                  SCHEDULE IV
                                      TO
                               PLEDGE AGREEMENT

                 SCHEDULE OF UCC FILINGS IN FAVOR OF THE AGENT
                 ---------------------------------------------


          State                                        Filing Offices
          -----                                        --------------
          Oklahoma                                     County Clerk of Oklahoma
                                                       County